                                                Filed pursuant to Rule 424(b)(5)
                                                SEC File No. 333-74467
PROSPECTUS SUPPLEMENT
(To Prospectus dated July 20, 2000)

                                 $337,312,100
                                 (Approximate)

                        The Huntington Mortgage Company
                                   Servicer

                      First Horizon Asset Securities Inc.
                                   Depositor

               First Horizon Mortgage Pass-Through Trust 2000-H
                                    Issuer

               Mortgage Pass-Through Certificates, Series 2000-H
           Distributions payable monthly commencing in October 2000


You should carefully consider the risk factors beginning on page S-12 of this prospectus supplement and on page 6 of the accompanying prospectus.

The trust will issue:

       .     Six classes of senior certificates.

       . Fourteen classes of subordinate certificates which provide credit enhancement for the related senior certificates and the classes of related subordinate certificates, if any, with a higher payment priority.

     For a description of the classes of certificates offered by this prospectus, see "Summary -- The Offered Certificates" on page S-5. Credit enhancement for the certificates will be provided by subordination.

     The assets of the trust will include a pool of conventional, fixed and adjustable rate, first lien, one- to four-family residential mortgage loans.

     The SEC and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The certificates are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other entity.

     First Tennessee Capital Markets, a division of the seller and an affiliate of the master servicer and the depositor, will purchase the offered certificates and will sell them to investors at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the certificates will be approximately 100% of the total principal balance of those certificates, plus accrued interest, before deducting expenses. The underwriter's commission will be the difference between the price it pays for the certificates and the amount it receives from their sale to the public. The certificates will be available for delivery to investors on or about September 27, 2000.

                        First Tennessee Capital Markets

                              September 26, 2000

             Important notice about information presented in this
            prospectus supplement and the accompanying prospectus:

     We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

     If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     After the initial distribution of the certificates offered hereby, this prospectus and prospectus supplement may be used by First Tennessee Capital Markets, a division of the seller and an affiliate of the depositor and the master servicer, in connection with market making transactions in such certificates. First Tennessee Capital Markets may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering. Certain information in this prospectus supplement may be updated from time to time.

                               TABLE OF CONTENTS

Important notice about information presented in this
     prospectus supplement and the accompanying prospectus.......................................  S-2

SUMMARY..........................................................................................  S-5

RISK FACTORS..................................................................................... S-12
     Certificates may not be appropriate investments
          for some investors..................................................................... S-12
     Prepayments are unpredictable and will affect the yield on your certificates...................................................................... S-13
     The effect of prepayments on certificates purchased at a
          premium or discount may be severe...................................................... S-14
     We cannot guarantee you regular payments
          on your certificates................................................................... S-15
     The yield on your certificates will be lower than the yield otherwise produced by the applicable pass-through rates
          and purchase prices.................................................................... S-15
     The value of your certificates may be reduced if losses are higher than expected................................................................... S-15
     Losses on the mortgage loans will reduce the yield on the
          subordinate certificates............................................................... S-15
     The offered certificates will not be cross-collateralized between the loan groups........................................................................ S-16
     The rating on the Class D-B-3 Certificates will be affected by all mortgage loan groups................................................................... S-17
     Concentration of Florida, Ohio and Michigan mortgage loans may increase risk of losses on your certificates....................................... S-17
     Your return could be adversely affected by balloon loans.................................... S-18
     Your return could be adversely affected by delinquent mortgage loans........................ S-19
     Timing of loan rate adjustments may affect pass-through rate adjustments............................................................................ S-19
     Residual certificates have adverse tax consequences......................................... S-20
     Failure of servicer to repurchase converted mortgage loans may result in reduction of the pass-through rates on certain classes of certificates................. S-20

FORWARD LOOKING STATEMENTS....................................................................... S-20

THE MORTGAGE POOL................................................................................ S-21
     General..................................................................................... S-21
     Description of the Mortgage Loans........................................................... S-21
     Special Characteristics of the Mortgage Loans............................................... S-23
     Indices on the Adjustable Rate Mortgage Loans............................................... S-23
     Underwriting Standards...................................................................... S-24
     Assignment of the Mortgage Loans............................................................ S-26

SERVICING OF MORTGAGE LOANS...................................................................... S-27
     General..................................................................................... S-27
     The Master Servicer......................................................................... S-28
     The Servicer................................................................................ S-28
     Servicing Compensation and Payment of Expenses.............................................. S-32
     Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans....................... S-32
     Advances.................................................................................... S-33

DESCRIPTION OF THE CERTIFICATES.................................................................. S-34
     General..................................................................................... S-34
     Book-Entry Certificates..................................................................... S-36
     Voting Rights............................................................................... S-37
     Payments on Mortgage Loans; Accounts........................................................ S-37
     Distributions............................................................................... S-37

     Priority of Distributions among Certificates...........................................     S-37
     Distributions of Interest..............................................................     S-38
     Distributions of Principal.............................................................     S-39
     Allocation of Losses...................................................................     S-40
     Optional Termination...................................................................     S-41
     The Trustee............................................................................     S-41
     Restrictions on Transfer of the Class I-A-R Certificates...............................     S-41

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS...............................................     S-42
     General................................................................................     S-42
     The Class D-B-3 Certificates...........................................................     S-42
     Prepayment Considerations and Risks....................................................     S-43
     Structuring Assumptions................................................................     S-45
     Weighted Average Lives of the Offered Certificates.....................................     S-47
     Decrement Tables.......................................................................     S-47
     The Subordinate Certificates...........................................................     S-60

CREDIT ENHANCEMENT..........................................................................     S-60
     Subordination..........................................................................     S-60

USE OF PROCEEDS.............................................................................     S-62

MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................................................     S-62

ERISA CONSIDERATIONS........................................................................     S-64

METHOD OF DISTRIBUTION......................................................................     S-66

LEGAL MATTERS...............................................................................     S-67

RATINGS.....................................................................................     S-67

GLOSSARY OF TERMS...........................................................................     S-68

  ANNEX A-I.................................................................................    A-I-1
  ANNEX A-II................................................................................   A-II-1
  ANNEX A-III...............................................................................  A-III-1
  ANNEX A-IV................................................................................   A-IV-1
  ANNEX A-V.................................................................................    A-V-1

                                    SUMMARY

  This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, you should read carefully this entire document and the accompanying prospectus.

  For the definitions of certain capitalized terms used in this prospectus supplement, see "Glossary of Terms" on page S-70.

The Issuer

  The issuer of the certificates will be First Horizon Mortgage Pass-Through Trust 2000-H. The trust was created for the sole purpose of issuing the certificates. The assets of the trust that will support both the offered certificates and the non-offered certificates will consist of a pool of mortgage loans.

The Mortgage Pool

  The mortgage pool consists of approximately 1,719 mortgage loans with an aggregate stated principal balance as of September 1, 2000 of $348,211,772.60. All of the mortgage loans are secured by first liens on residential properties.

The mortgage pool consists of the following five loan groups:

                                             Principal Balance             Remaining
                          Number of               as of                Amortization Term
      Loan Group       Mortgage Loans        September 1, 2000           (in months)
      ----------       --------------        -----------------           -----------
           1                768                 $89,198,416.12                226
           2                283                 $40,042,297.82                306
           3                216                 $56,444,717.63                328
           4                275                 $99,535,518.91                336
           5                177                 $62,990,822.12                345

For a further description of the mortgage loans in each loan group, see "The Mortgage Pool -- Description of the Mortgage Loans" and Annexes A-I through A-V to this prospectus supplement.

The Offered Certificates

  On the closing date, the trust will issue 20 classes of certificates, 17 of which are being offered by this prospectus supplement and the accompanying prospectus.

  The approximate initial class principal balance, initial per annum pass-through rate and type of each class of the offered certificates will be as follows:

                                 Approximate              Approximate
                                  Initial Class          Initial Pass-
         Class                 Principal Balance         Through Rate           Type
         -----                 -----------------         ------------           ----
 I-A                                $82,062,000                 7.000%          senior
 I-A-R                              $       100                 7.000%      senior/residual
 I-B-1                              $ 2,229,000                 7.000%        subordinate
 I-B-2                              $ 1,562,000                 7.000%        subordinate

 II-A                               $35,737,000                 7.292%*         senior
 II-B-1                             $ 1,402,000                 7.292%*       subordinate
 II-B-2                             $   901,000                 7.292%*       subordinate

 III-A                              $49,389,000                 6.352%*         senior
 III-B-1                            $ 2,399,000                 6.352%*       subordinate
 III-B-2                            $ 1,411,000                 6.352%*       subordinate

 IV-A                               $91,572,000                 6.228%*         senior
 IV-B-1                             $ 2,737,000                 6.228%*       subordinate
 IV-B-2                             $ 1,493,000                 6.228%*       subordinate

 V-A                                $56,849,000                 6.602%*         senior
 V-B-1                              $ 2,204,000                 6.602%*       subordinate
 V-B-2                              $ 1,103,000                 6.602%*       subordinate

 D-B-3**                            $ 4,262,000                 6.637%*       subordinate

________________

* The initial pass-through rate for this class of certificates for the first interest accrual period will be approximately the rate set forth in the above table. Commencing with the second interest accrual period, the pass-through rate for this class of certificates will vary based upon the weighted average of the net mortgage rates of the mortgage loans in the related loan group as described in "Description of the Certificates -- Distributions of Interest" in this prospectus supplement.

** The Class D-B-3 Certificates will consist of five payment components, each relating to (and entitled to distribution solely in respect of) the loan group with the same numerical designation. The initial component principal balances for the Class D-B-3 Certificates are set forth in the table on page S-35. The class principal balance of the Class D-B-3 Certificates at any time will equal the sum of the component principal balances of its components.

    The Trust will also issue the Class D-B-4, Class D-B-5 and Class D-B-6 Certificates which are not being offered by this prospectus supplement. These non-offered certificates are subordinated to the offered certificates and provide credit enhancement for the offered certificates. Each of the Class D-B-4, Class D-B-5 and Class D-B-6 Certificates will consist of five payment components, each relating to (and entitled to distribution solely in respect of) the loan group with the same numerical designation. The initial component principal balances for each of the Class D-B-4, Class D-B-5 and Class D-B-6 Certificates are set forth in the table on page S-35. The class principal balances of each of the Class D-B-4, Class D-B-5 and Class D-B-6 Certificates at any time will equal the sum of the component principal balances of its components. The information contained in this prospectus supplement with respect to the Class D-B-4, Class D-B-5 and Class D-B-6 Certificates is provided only to permit you to better understand the offered certificates. The Class D-B-4, Class D-B-5 and Class D-B-6 Certificates are sometimes referred to collectively in this prospectus supplement as the non-offered subordinate certificates.

  Depending on the final composition of the pool of mortgage loans sold to the trust, the principal balance of each class of certificates may increase or decrease from the amount listed above. Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

  All classes of the offered certificates, other than the Class I-A-R Certificates, will be book-entry certificates.

  Each class of offered certificates, other than the Class I-A-R Certificates, will be issued in minimum denominations of $25,000 and increments of $1,000 in excess thereof. The Class I-A-R Certificates will be issued as a single certificate with a dollar denomination of $100.

  See "The Mortgage Pool," "Description of the Certificates -- General" and "-- Book-Entry Certificates" in this prospectus supplement and "The Trust Fund --The Mortgage Loans -- General" in the prospectus.

Relationship Between Loan Groups and the Certificates

  The certificates whose class designation begins with "I" correspond to loan group 1. The certificates whose class designation begins with "II" correspond to loan group 2. The certificates whose class designation begins with "III" correspond to loan group 3. The certificates whose class designation begins with "IV" correspond to loan group 4. The certificates whose class designation begins with "V" correspond to loan group 5. The certificates whose class designation begins with "D" correspond to all five of the loan groups. Each of the certificates generally receives distributions based on principal and interest collected from mortgage loans in its corresponding loan group or loan groups. The certificates or components that correspond to a particular loan group are sometimes referred to in this prospectus supplement collectively as a certificate group.

Cut-off Date

  September 1, 2000, the date as of which the aggregate principal balance of the mortgage loans is determined for purposes of this prospectus supplement, unless a different date is specified.

Closing Date

  On or about September 27, 2000.

Depositor

  First Horizon Asset Securities Inc.

Seller

  First Tennessee Bank National Association

Master Servicer

  First Horizon Home Loan Corporation

Servicer

  The Huntington Mortgage Company

Trustee

  The Bank of New York

Distributions on the Certificates

  The trustee will make distributions on the certificates on the 25th day of each month. If the 25th is not a business day, the trustee will make distributions on the next business day. The first distribution date will be October 25, 2000.

  On each distribution date, the trustee will first pay to the senior certificates of each certificate group the amounts of interest and principal distributable to them from available funds from the related loan group. The trustee will then pay interest and principal to the offered subordinate certificates of each certificate group (and the Class D-B-3 Certificates) from the remaining available funds from the related loan group. The trustee will then pay interest and principal to the non-offered subordinate certificates from the remaining available funds from all loan groups.

Interest Payments

  . The actual amount of interest you receive on your certificates on each distribution date will depend on:

     - the amount of interest accrued on your certificates (or the components thereof);

     - the total amount of funds in the related loan group available for distribution; and

     - the amount of any accrued interest not paid on your certificates on earlier distribution dates.

  . If you are the holder of an offered subordinate certificate of a certificate group or a Class D-B-3 Certificate, you will receive interest payments on your certificates (or the components thereof) only after the trustee has paid interest and principal to:

     - the senior certificates of the related certificate group; and

     - each class of offered subordinate certificates of the related certificate group that ranks higher than your certificates.

  . The trustee will calculate interest on the basis of a 360-day year consisting of twelve 30-day months.

Principal Payments

  . After interest payments have been made on the senior certificates of a certificate group, those senior certificates will also receive a payment of principal. If you are the holder of offered subordinate certificates of a certificate group or the Class D-B-3 Certificates, you will receive principal payments on your certificates (or the components thereof) after
     (1) interest and principal have been paid on the related senior certificates and all subordinate certificates of the related certificate group ranking senior to your certificates or the components thereof (if any) and (2) interest has been paid on your certificates (or the components thereof). You should refer to "Description of the Certificates -- Distributions of Principal" for a description of the amount of principal payable to you and the priority in which it will be paid.

  . The amount and timing of principal you receive on your certificates will depend on:

     - the various priorities and formulas described in this prospectus supplement that determine the allocation of principal payments to your certificates; and

     - the total amount of funds in the related loan group or loan groups available for distribution to your certificates (or the related components) as principal.

  . Because of the principal allocation formulas described in this prospectus supplement, the senior certificates of certificate group 1 will receive principal payments at a faster rate than the related offered subordinate certificates (or related components thereof) for the first five years after the closing date and the senior certificates of certificate groups 2, 3, 4 and 5 will receive principal payments at a faster rate than the related offered subordinate certificates (or related components thereof) for the first ten years after the closing date.

You should refer to "Description of the Certificates -- Priority of Distributions among Certificates" in this prospectus supplement.

Optional Termination

  The servicer or its designee may purchase all of the remaining assets of the trust after the aggregate principal balance of the mortgage loans and the real estate owned by the trust declines below 10% of the aggregate principal balance of the mortgage loans as of September 1, 2000.

  See "Description of the Certificates -- Optional Termination".

Advances

  The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The master servicer will not be required to make any advances in respect of the mortgage loans unless it is acting as successor to the servicer.

  See "Servicing of Mortgage Loans -- Advances".

Credit Enhancement

  If you are the holder of a senior certificate, your certificate will benefit from the credit enhancement provided by the subordination of the related offered subordinate certificates or, in the case of the Class D-B-3 Certificates, the related components thereof, and of the related components of the non-offered subordinate certificates.

  This subordination will benefit the senior certificates as follows:

  . The senior certificates of a certificate group will have a preferential right over the offered subordinate certificates of that certificate group or, in the case of the Class D-B-3 Certificates, the related components thereof, to receive funds available for interest and principal distributions.

  . The related component of the lowest ranking class of non-offered subordinate certificates will absorb losses on the mortgage loans in the related loan group until its component principal balance has been reduced to zero.

  . After the related component principal balance of each class of non-offered subordinate certificates has been reduced to zero, the offered subordinate certificates of a certificate group (or the related component, in the case of the Class D-B-3 Certificates) will absorb all losses on the mortgage loans in the related loan group.

  If you are the holder of a senior certificate, you should keep in mind, however, that the subordination of the related subordinate certificates (or related components thereof) offers only limited protection against the loss of your investment. If you are the holder of a subordinate certificate, your certificate will benefit from the credit enhancement provided by the subordination of any lower-ranking classes of subordinate certificates (or the related components thereof). This subordination will, however, offer only limited protection against the loss of your investment.

Tax Status

  For federal income tax purposes, the trust will elect to be treated as a REMIC. The classes of certificates, other than the Class I-A-R Certificates, will represent regular interests in the REMIC. The Class I-A-R Certificates will represent the sole class of residual interests in the REMIC.

  See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations

  The senior certificates, other than the Class I-A-R Certificates, may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Sales of the offered subordinate certificates and the Class I-A-R Certificates to these plans or retirement accounts are prohibited, except as described under "ERISA Considerations" in this prospectus supplement.

  See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

  When issued, the senior certificates and the Class I-B-1, Class II-B-1, Class III-B-1, Class IV-B-1 and Class V-B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. No other class of certificates will be mortgage related securities for purposes of that act.

  See "Legal Investment" in the prospectus.

Ratings

  The classes of certificates listed below will not be offered unless they are assigned the following ratings by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.


                   Class                                     S&P Rating
                   -----                                     ----------

I-A, I-A-R, II-A, III-A, IV-A and V-A                            AAA
I-B-1, II-B-1, III-B-1, IV-B-1 and V-B-1                          AA
I-B-2, II-B-2, III-B-2, IV-B-2 and V-B-2                          A
D-B-3                                                            BBB


  A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by the rating agency. You should refer to "Ratings" in this prospectus supplement to learn more about the significance and limitations of ratings.

                                 RISK FACTORS

  The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" on page 6 of the prospectus.

Certificates may not be
 appropriate investments
 for some investors ...............    The certificates may not be an appropriate investment
                                       for you if you do not have sufficient resources or
                                       expertise to evaluate the particular characteristics
                                       of the applicable class of certificates. This may be
                                       the case because, among other things:

                                       .  if you purchase your certificates at a price other
                                          than par, your yield to maturity will be sensitive
                                          to the uncertain rate and timing of principal
                                          prepayments on the mortgage loans in the related
                                          loan group;

                                       .  the certificates may be inappropriate investments
                                          for you if you require a distribution of a
                                          particular amount of principal on a specific date
                                          or an otherwise predictable stream of
                                          distributions because the rate of principal
                                          distributions on, and the weighted average lives
                                          of, the certificates will be sensitive to the
                                          uncertain rate and timing of principal prepayments
                                          on the mortgage loans in the related loan group
                                          and the priority of principal distributions among
                                          the classes of certificates in the related
                                          certificate group;

                                       .  you may not be able to reinvest the principal
                                          amounts distributed on your certificates, which in
                                          general are expected to be greater during periods
                                          of relatively low interest rates, at a rate that
                                          is as high as the applicable pass-through rate or
                                          the yield you expect to receive on your
                                          certificates;

                                       .  unless a secondary market for the certificates
                                          develops, the certificates may be illiquid
                                          investments; and

                                       .  you must report interest as well as original issue
                                          discount, if any, on the accrual method of
                                          accounting for income tax purposes, even if you
                                          are otherwise using the cash method of accounting.

                                       You should also carefully consider the further risks
                                       discussed below and under the heading "Yield,
                                       Prepayment and Maturity Considerations" in this
                                       prospectus supplement and under the heading "Risk
                                       Factors" in the prospectus.

Prepayments are unpredictable
 and will affect the yield on
 your certificates.......................   Borrowers may prepay their mortgage loans in whole or
                                            in part at any time. We cannot predict the rate at
                                            which borrowers will repay their mortgage loans. A
                                            prepayment of a mortgage loan, however, will usually
                                            result in a prepayment on the certificates in the
                                            related certificate group and will affect the yield
                                            to maturity on the certificates in the related
                                            certificate group.  In addition, you will be subject
                                            to any reinvestment risks resulting from faster or
                                            slower prepayments of mortgage loans in the related
                                            loan group.

                                            The rate of principal payments on the mortgage loans
                                            will be affected by, among other things:

                                            .  the amortization schedules of the mortgage loans;

                                            .  the rate of principal prepayments, including
                                               partial prepayments and those resulting from
                                               refinancing, by mortgagors;

                                            .  liquidations of defaulted mortgage loans;

                                            .  repurchases of mortgage loans by the seller as a
                                               result of defective documentation or breaches of
                                               representations and warranties;

                                            .  optional purchase by the servicer of defaulted
                                               mortgage loans; and

                                            .  the optional purchase by the servicer or its
                                               designee of all of the mortgage loans in
                                               connection with the termination of the trust.

                                            The rate of payments, including prepayments, on the
                                            mortgage loans may be influenced by a variety of
                                            economic, geographic, social and other factors,
                                            including the following:

                                            .  If prevailing rates for similar mortgage loans
                                               fall below the mortgage rates on the mortgage
                                               loans owned by the trust, we would expect the rate
                                               of prepayment to increase.  Increased prepayments
                                               could result in a faster return of principal to
                                               you at a time when you may not be able to reinvest
                                               the principal at an interest rate as high as the
                                               pass-through rate or expected yield on your
                                               certificates.

                                            .  If interest rates on similar mortgage loans rise
                                               above the mortgage rates on the mortgage loans
                                               owned by the trust, we would expect the rate of
                                               prepayment to decrease.  Reduced prepayments could
                                               result in a slower return of principal to you at a
                                               time when you

                                               may be able to reinvest the
                                               principal at a higher rate of interest than the
                                               pass-through rate or expected yield on your
                                               certificates.

                                            .  Refinancing programs, which may involve soliciting
                                               all or some of the mortgagors to refinance their
                                               mortgage loans, may increase the rate of
                                               prepayments on the mortgage loans.  The servicer
                                               or its affiliates may offer these refinancing
                                               programs from time to time, including streamlined
                                               documentation programs as well as programs under
                                               which a mortgage loan is modified to reduce the
                                               interest rate.

                                            In addition, because of the principal allocation
                                            formulas described in this prospectus supplement, the
                                            senior certificates of certificate group 1 will
                                            receive principal payments at a faster rate than the
                                            related offered subordinate certificates (or related
                                            components thereof) for the first five years after
                                            the closing date and the senior certificates of
                                            certificate groups 2, 3, 4 and 5 will receive
                                            principal payments at a faster rate than the related
                                            offered subordinate certificates (or related
                                            components thereof) for the first ten years after the
                                            closing date.

                                            See "Yield, Prepayment and Maturity Considerations,"
                                            "Description of the Certificates -- Optional
                                            Termination" and " -- Priority of Distributions among
                                            Certificates" in this prospectus supplement and "The
                                            Pooling and Servicing Agreement -- Assignment of
                                            Mortgage Assets," and "-- Termination; Optional
                                            Termination" in the prospectus.

The effect of prepayments on
 certificates purchased at a
 premium or discount
 may be severe...........................   The rate of payments, including prepayments, on
                                            the mortgage loans in the related loan group can
                                            adversely affect the yield you receive on your
                                            certificates.  For example:

                                            .  If you purchase your certificates at a discount
                                               and principal is repaid slower than you
                                               anticipate, then your yield may be lower than you
                                               anticipate.

                                            .  If you purchase your certificates at a premium and
                                               principal is repaid faster than you anticipate,
                                               then your yield may be lower than you anticipate.

                                              See "Yield, Prepayment and Maturity Considerations".

We cannot guarantee
 you regular payments
 on your certificates ...................     The amounts you receive on your certificates (or
                                              components thereof) will depend on the amount of the
                                              payments borrowers make on the mortgage loans in the
                                              related loan group. Because we cannot predict the
                                              rate at which borrowers will repay their loans, you
                                              may receive distributions on your certificates in
                                              amounts that are larger or smaller than you expect.
                                              In addition, the life of your certificates may be
                                              longer or shorter than anticipated. Because of this
                                              unpredictability, we cannot guarantee that you will
                                              receive distributions at any specific future date or
                                              in any specific amount.

The yield on your certificates
 will be lower than the yield
 otherwise produced by the
 applicable pass-through rates
 and purchase prices ....................     The effective yield on your certificates will be
                                              lower than the yield otherwise produced by the
                                              applicable pass-through rates and purchase prices
                                              because, although interest will accrue from the first
                                              day of each month, the distribution of such interest
                                              will not be made until the 25th day (or if such day
                                              is not a business day, on the immediately following
                                              business day) of the month following the month of
                                              accrual.  See "Description of Certificates --
                                              Distributions of Interest" in this prospectus
                                              supplement.


The value of your certificates
 may be reduced if losses are
 higher than expected ...................     If the performance of the mortgage loans is
                                              substantially worse than assumed by the rating
                                              agency, the ratings of any class of related
                                              certificates may be lowered in the future. This would
                                              probably reduce the value of those certificates. None
                                              of the depositor, the seller, the servicer, the
                                              master servicer, the trustee or any other entity will
                                              have any obligation to supplement any credit
                                              enhancement, or to take any other action to maintain
                                              any rating of the certificates.  Consequently, if
                                              payments on the mortgage loans are insufficient to
                                              make all payments required on the certificates, then
                                              you may incur a loss on your investment.


Losses on the mortgage loans
 will reduce the yield on the
 subordinate certificates ...............     Before purchasing a class of subordinate
                                              certificates, you should consider the following
                                              factors that may adversely impact your yield:

                                   .  The subordinate certificates in
                                      certificate group 1 (or related components thereof) are not entitled to a share of principal prepayments on the mortgage loans in the related loan group until the beginning of the fifth year after the closing date. The subordinate certificates in certificate groups 2, 3, 4 and 5 (or related components thereof) are not entitled to a share of principal prepayments on the mortgage loans in the related loan group until the beginning of the tenth year after the closing date.

                                   . Losses resulting from the liquidation of defaulted mortgage loans of a loan group, other than excess losses resulting from special hazards, mortgagor fraud or mortgagor bankruptcy, will be allocated first to the related components of the non-offered subordinate certificates in reverse order of numerical component designation (i.e., first to the related component of the Class D-B-6 Certificates) until their respective component principal balances have been reduced to zero, and then to the offered subordinate certificates of the related certificate group (or the related component, in the case of the Class D-B-3 Certificates) in reverse order of numerical class designation, until their class principal balances (or component principal balances, as applicable) have been reduced to zero.

                                   . A loss allocation results in a reduction in a class principal balance (or component principal balance) without a corresponding distribution of cash to the holder. Also, the lower class balance will result in less interest accruing on the certificate.

                                   . The earlier in the transaction that a loss on a mortgage loan occurs, the greater the reduction in yield on the related certificates.

                                   These risks are more severe for the classes of subordinate certificates with higher numerical class designations.

                                   We refer you to "Description of the
                                   Certificates" and "Yield, Prepayment and
                                   Maturity Considerations" in this prospectus supplement for more detail.

The offered certificates will not
 be cross-collateralized between
 the loan groups ................  Interest and principal on the offered certificates (or, in the case of the Class D-B-3 Certificates, the related components thereof) will be payable out of amounts collected in respect of the mortgage loans in the related loan group. The certificate groups will not be "cross-collateralized" -- interest and principal received on mortgage loans in a loan group will only be available to make distributions on the related certificates (or related components). As a result, a disproportionately high rate of delinquencies or defaults on the mortgage loans in one loan group may result in shortfalls or losses affecting the related certificates (or, in the case of the Class D-B-3 Certificates, the related components thereof) at the same time that amounts from the other loan groups are being distributed in respect of certificates (or related components thereof) with lower seniority relating to other loan groups. Moreover, in the case of extremely high losses experienced by the mortgage loans in one loan group, it is possible that the principal amount of the related senior certificates could be reduced by losses that exceed the principal balances of the related subordinate certificates, even though the subordinate certificates of the other loan groups (or the related components thereof) are still outstanding and receiving distributions.

                                   See "Description of the Certificates --
                                   Priority of Distributions Among Certificates" and "--Allocation of Losses" in this prospectus supplement.

The rating on the Class D-B-3
 Certificates will be affected by
 all mortgage loan groups ........ Unlike the other offered classes, the performance of the Class D-B-3 Certificates will reflect the performance of all loan groups. As a result, the rating assigned to the Class D-B-3 Certificates is susceptible to qualification, reduction or withdrawal on the basis of higher than expected rates of defaults or losses with respect to mortgage loans in any particular loan group, without regard to the performance of the mortgage loans in the other loan groups. Because the loan groups are not cross-collateralized, the rating assigned to the Class D-B-3 Certificates at any time will be based on the payment performance of the mortgage loans in the loan group that has experienced the highest default and loss experience, even though the default and loss experience of the other loan groups may, for example, be much lower than anticipated.


Concentration of Florida, Ohio
 and Michigan mortgage loans
 may increase risk of losses on
 your certificates ..............  Approximately 18.8%, 42.1%, 29.4%, 28.2% and
                                   41.7% of the mortgage loans in loan groups 1, 2, 3, 4 and 5, respectively, expected to be in the trust on the cut-off date are secured by property in Florida. In addition, approximately 22.1%, 19.7%, 27.4%, 29.4% and
                                   20.9% of the mortgage loans in loan groups 1, 2, 3, 4 and 5, respectively, expected to be in the trust on the cut-off date are secured by property in Ohio. Furthermore, approximately 32.7%, 25.5%, 15.9%, 15.0% and
                                   14.4% of the mortgage loans in loan groups 1, 2, 3, 4 and 5, respectively, expected to be in the trust on the cut-off date are secured by property in Michigan. Accordingly, you should consider the following risks associated with property located in Florida, Ohio or Michigan:

                                   . Property in Florida, Ohio and Michigan may be more susceptible than homes located in other parts of the country to certain types of uninsurable or uninsured hazards, such as tornados, hurricanes, floods, brushfires and other natural disasters.

                                   .  Economic conditions in Florida, Ohio and
                                      Michigan, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

                                   .  The economic conditions and housing
                                      markets in Florida, Ohio and Michigan may be adversely affected by a variety of events, including natural disasters such as tornados, hurricanes, floods, droughts and brushfires and civil disturbances such as riots. If these occur, the rates of delinquency, foreclosure, bankruptcy and loss on the mortgage loans may increase.

                                   .  Declines in the residential real estate
                                      market in Florida, Ohio or Michigan may
                                      reduce the values of mortgaged properties located in Florida, Ohio or Michigan, which would result in an increase in the loan-to-value ratios.

                                   .  Any increase in the market value of
                                      properties located in Florida, Ohio or
                                      Michigan would reduce the loan-to-value
                                      ratios and could, therefore, make
                                      alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Your return could be adversely
affected by balloon loans .......  With respect to approximately 26.25%, 0.70%
                                   and 0.32% of the mortgage loans in loan
                                   groups 1, 2, and 3, respectively, the related borrowers make monthly payments of principal that are less than sufficient to amortize those mortgage loans by their maturity. These loans are commonly called "balloon loans." As a result of these lower monthly payments, a borrower generally will be required to pay a large remaining principal balance upon the maturity of a balloon loan. In some cases, the borrower may elect to extend the term of a balloon loan to match its amortization term. If a borrower does not make such an election, the ability of the borrower to make a balloon payment may depend on its ability to obtain refinancing of the balance due on the mortgage loan. In addition, an increase in prevailing market interest rates over the loan rate on the mortgage loan at origination may reduce the borrower's ability to obtain refinancing and to pay the principal balance of the mortgage loan at its maturity. If a borrower is unable to pay the balance remaining due on a balloon loan at its maturity, and you own a certificate related to the loan group for such balloon loan, the yield on your certificate may be adversely affected and you may sustain a loss to the extent the credit enhancement for your certificate has been exhausted.

Your return could be
adversely affected by
delinquent mortgage loans .......  Each loan group may include mortgage loans which are 59 or fewer days delinquent as of the cut-off date. We expect that the principal balance of mortgage loans in loan groups 1, 2, 3 and 4 which are between and including 30 days and 59 days delinquent as of the cut-off date will not exceed approximately $3,180,494.10, $774,143.89,
                                   $261,706.91 and $101,455.85, respectively.
                                   Mortgage loans that are already delinquent may increase the risk that the related certificateholders will experience a loss if there are not sufficient funds from the related mortgage loan collections to cover losses in respect of those mortgage loans for any distribution date.

Timing of loan rate adjustments
may affect pass-through rate
adjustments .....................  The certificates for certificate groups 2, 3,
                                   4 and 5 accrue interest at a per annum rate based on the one-year CMT index plus a specified margin, but are subject to a cap based, in part, on the interest rates on the mortgage loans in the related loan groups. The mortgage loans in the related loan groups also have interest rates that vary based on the one-year CMT index after an initial fixed rate period, and have periodic and maximum limitations on adjustments to the loan rate.

                                   The pass-through rates for the certificates in certificate groups 2, 3, 4 and 5 adjust monthly while the loan rates on the related mortgage loans are fixed for a specified period and then adjust annually. Consequently, the loan rates may limit increases in the pass-through rates for extended periods in a rising interest rate environment.

                                   This factor may adversely affect the yield to maturity on the certificates. For a discussion of additional risks pertaining to the certificates, see "Risk Factors" in the prospectus.

Residual certificates have
 adverse tax consequences .......  The Class I-A-R Certificates will be the sole class of "residual interests" in the REMIC for federal income tax purposes.

                                   Holders of Class I-A-R Certificates must report as ordinary income or loss their pro rata share of the net income or the net loss of the REMIC whether or not any cash distributions are made to them. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the Class I-A-R Certificates, except for the initial principal balance for such class of $100 and related interest.

                                   Due to their tax consequences, the Class I-A-R Certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the Class I-A-R Certificates may not be acquired by employee benefit plans subject to ERISA.

                                   See "Description of the Certificates --
                                   Restrictions on Transfer of the Class I-A-R
                                   Certificates," "ERISA Considerations" and
                                   "Material Federal Income Tax Consequences" in this prospectus supplement.

Failure of servicer to repurchase
 converted mortgage loans may
 result in a reduction of the pass-
 through rates on certain classes
 of certificates                   Approximately 0.57% and 0.33% of the mortgage
                                   loans in loan groups 2 and 4, respectively, provide that, at the option of the related mortgagors, the adjustable interest rate on such mortgage loans may be converted to a fixed interest rate. See "The Mortgage
                                   Pool--Special Characteristics of the
                                   Mortgage Loans --Convertible Mortgage Loans" in this prospectus supplement.

                                   Under the pooling and servicing agreement, the servicer will be required to repurchase any converted mortgage loan from the trust. If the servicer does not repurchase a converted mortgage loan, that mortgage loan will remain in the related loan group as a fixed-rate mortgage loan and, as a result, the pass-through rates on the related certificates may be reduced. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.


                          FORWARD LOOKING STATEMENTS

     We caution you that certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences, effects of prepayments, changes in interest rates and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we describe in or what you infer from our forward-looking statements.


                               THE MORTGAGE POOL

General

     The depositor will establish a trust for Series 2000-H on the closing date, under a pooling and servicing agreement among the depositor, the seller, the master servicer, the servicer and the trustee, dated as of the cut-off date. On the closing date, the depositor will deposit into the trust a pool of mortgage loans that, in the aggregate, will constitute a mortgage pool, secured by one-to four-family residential properties with terms to maturity of not more than thirty years. The mortgage loans will be acquired by the depositor on the closing date from the seller, an affiliate of the depositor and the underwriter, pursuant to a mortgage loan purchase agreement. The seller acquired all of the mortgage loans from The Huntington National Bank ("Huntington Bank") pursuant to the terms of a Mortgage Loan Purchase Agreement by and between the seller and Huntington Bank.

     Under the pooling and servicing agreement, the seller will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the mortgage loans and, subject to the limitations described under "-- Assignment of the Mortgage Loans," will be obligated to cause Huntington Bank to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affect the interests of the certificateholders in the mortgage loan. Under the pooling and servicing agreement, the depositor will assign all its interest in the representations, warranties and covenants, including Huntington Bank's repurchase and substitution obligations, to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans which have deficient documentation or which are otherwise defective. The seller is selling the mortgage loans to the depositor without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the obligation to enforce Huntington Bank's repurchase and substitution obligations described above. The obligations of the servicer and the master servicer with respect to the certificates are limited to their respective contractual servicing obligations under the pooling and servicing agreement.

Description of the Mortgage Loans

     Information with respect to the mortgage loans expected to be included in loan groups 1, 2, 3, 4 and 5 is set forth under this heading and in Annexes A-I through A-V attached to this prospectus supplement. Before the closing date, mortgage loans may be removed from a loan group and other mortgage loans may be substituted for them. The depositor believes that the information set forth in this prospectus supplement with respect to each loan group as presently constituted is representative of the characteristics of such loan group as it will be constituted at the closing date, but some characteristics of the mortgage loans in a loan group may vary. Unless otherwise indicated, information presented in this prospectus supplement and in the attached Annexes that is expressed as a percentage, other than rates of interest, are approximate percentages based on the aggregate Stated Principal Balances of the mortgage loans in the related loan group as of the cut-off date. No more than 5% of the mortgage loans of a loan group relative to the aggregate cut-off date principal balance for such loan group will deviate from the mortgage loan characteristics described under this heading or in the attached Annexes.

     The mortgage pool will consist of approximately 1,719 first lien fixed and adjustable rate mortgage loans secured by one- to four-family residences having remaining amortization terms of 360 months or less. As of the cut-off date, the aggregate Stated Principal Balance of the mortgage loans is expected to be $348,211,772.60. The mortgage loans, other than the balloon loans, provide for the amortization of the amount financed over a series of substantially equal monthly payments. Each balloon loan has an original term to maturity that is shorter than its amortization schedule, and a final scheduled payment that is disproportionately large in comparison to the regular scheduled monthly payments. Upon the maturity of certain of the balloon loans, the related borrower may be granted an option to extend the term of the balloon loan to match its amortization schedule, thus converting the balloon loan into a fully amortizing loan.

     Substantially all of the mortgage loans provide for payments due on the first day of each month. Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest.

     The mortgage loans have been divided into five loan groups, referred to herein as loan groups 1, 2, 3, 4 and 5, as more fully described below and in Annexes A-I through A-V hereto.

     All of the mortgage loans in loan group 1 are fixed rate mortgage loans. All of the mortgage loans in loan groups 2, 3, 4 and 5 are adjustable rate mortgage loans. The mortgage interest rates on the mortgage loans in loan groups 2, 3, 4 and 5 will be fixed for an initial period and then will adjust annually to equal an index plus a fixed percentage or gross margin set forth in or computed in accordance with the related mortgage note, subject to rounding and to certain other limitations, including a maximum lifetime mortgage rate and a periodic rate cap on each adjustment date. As of the cut-off date, the remaining months in the initial fixed rate period for the mortgage loans in each of loan groups 2, 3, 4 and 5 are as follows:

                    Group 2:           0 - 18 months
                    Group 3:          19 - 42 months
                    Group 4:          43 - 66 months
                    Group 5:          67 - 104 months

     The loan-to-value ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan, or (b) in the case of a refinance, the appraised value of the mortgaged property at the time of such refinance. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values overall or in a particular geographic area decline, the loan-to-value ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

     All of the mortgage loans as of the cut-off date had a loan-to-value ratio as of the cut-off date of 100% or less. Each mortgage loan with a loan-to-value ratio at the cut-off date of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac, or any nationally recognized statistical rating organization, to the extent required by the applicable originator. Approximately 20.25%, 15.64%, 21.68%, 13.22% and 16.54% of the mortgage loans in loan groups 1, 2, 3, 4 and 5, respectively, as of the cut-off date had a loan-to-value ratio of greater than 80% and were not covered by a primary mortgage insurance policy. Generally in these cases, the applicable originator did not require the primary mortgage insurance policy based on factors such as borrower credit history or credit worthiness. Primary mortgage guaranty insurance policies will not be required for any of the mortgage loans after the date that the related loan-to-value ratio is 80% or less or, based on a new appraisal, the principal balance of that mortgage loan represents 80% or less of the new appraised value or as otherwise provided by law.

     The mortgage loans were originated in accordance with the guidelines described in "--Underwriting Standards" below.

Special Characteristics of the Mortgage Loans

     Convertible Mortgage Loans. Approximately 0.57% and 0.33% of the mortgage loans in loan groups 2 and 4, respectively, provide that, at the option of the related mortgagors, the adjustable interest rate on such mortgage loans may be converted to a fixed interest rate. Upon conversion, the mortgage rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related mortgage note which formula is intended to result in a mortgage rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity. Under the pooling and servicing agreement, the servicer will be required to repurchase any converted mortgage from the trust; however, any failure by the servicer to repurchase a converted mortgage loan will not constitute an event of default under the pooling and servicing agreement. Any converted mortgage loan that is not so repurchased by the servicer will remain in the mortgage pool as a fixed-rate mortgage loan and as a result the pass-through rates on the related certificates may be reduced. See "Yield, Prepayment and Maturity Considerations" herein.

     Delinquent Mortgage Loans. Approximately 3.57%, 1.93%, 0.46% and 0.10% of the mortgage loans in loan groups 1, 2, 3 and 4, respectively, are delinquent between and including 30 days and 59 days, as of the cut-off date.

     Mortgage Loans Subject to Bankruptcy Proceedings. The borrowers with respect to approximately 0.30%, 0.38% and 0.30% of the mortgage loans in loan groups 1, 2 and 4, respectively, have filed for bankruptcy relief. However, none of these mortgage loans is delinquent more than 59 days as of the cut-off date.

Indices on the Adjustable Rate Mortgage Loans

     Generally, the index with respect to each adjustable rate mortgage loan will be a per annum rate equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519) (the "Release") as most recently available as of the date generally forty-five days prior to the adjustment date ("One-Year CMT"). In the event that One-Year CMT is no longer available, an index reasonably acceptable to the trustee that is based on comparable information will be selected by the servicer, to the extent that it is permissible under the terms of the related mortgage and mortgage note.

     One-Year CMT. One-Year CMT is currently calculated based on information reported in the Release. Listed below are the monthly average yields on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported in the Release. Such average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on such U.S. Treasury securities on any adjustment date or during the life of any adjustable rate mortgage loan.


                                 One-Year CMT

     Adjustment Date     1995     1996     1997     1998     1999     2000
     ---------------     ----     ----     ----     ----     ----     ----
January 1                7.05%    5.09%    5.61%    5.24%    4.51%    6.12%

February 1               6.70%    4.94%    5.53%    5.31%    4.70%    6.22%

March 1                  6.43%    5.34%    5.80%    5.39%    4.78%    6.22%

April 1                  6.27%    5.54%    5.99%    5.38%    4.69%    6.15%

May 1                    6.00%    5.64%    5.87%    5.44%    4.85%    6.33%

June 1                   5.64%    5.81%    5.69%    5.41%    5.10%    6.17%

July 1                   5.59%    5.85%    5.54%    5.36%    5.03%    6.08%

August 1                 5.75%    5.67%    5.56%    5.21%    5.20%    6.18%

September 1              5.62%    5.83%    5.52%    5.71%    5.25%

October 1                5.59%    5.55%    5.46%    4.12%    5.43%

November 1               5.43%    5.42%    5.46%    4.53%    5.55%

December 1               5.31%    5.47%    5.53%    4.52%    5.84%


Underwriting Standards

     The mortgage loans have either been originated by Huntington Bank (or banks merged into Huntington Bank) or its subsidiaries, or purchased by Huntington Bank from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with Huntington Bank) and other mortgage loan originators, and were originated generally in accordance with the underwriting criteria described herein.

     All of the mortgage loans are "conventional non-conforming mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration and which do not qualify for sale to FNMA or FHLMC). The underwriting standards applicable to the mortgage loans typically differ from, and are generally less stringent than, the underwriting standards established by FNMA or FHLMC primarily with respect to original principal balances, loan-to-value ratios, borrower income, borrower credit history, borrower employment history, required mortgage loan insurance, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of FNMA and FHLMC, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the depositor nor the seller nor any of their affiliates has re-underwritten any mortgage loan.

     Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, such mortgagor will have furnished information (which may be supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. In the case of certain mortgagors with acceptable payment histories, income may not have been required to be stated (or verified) in connection with the loan application.

     Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the mortgaged property (such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months (including those mentioned above and other fixed obligations) equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the loan-to-value ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

     Certain of the mortgage loans have been originated under "reduced documentation," "no ratio," "streamlined documentation" or "no documentation" programs which require less documentation and verification than do traditional "full documentation" programs. Generally, under a "reduced documentation" program, no verification of a mortgagor's stated income and/or employment is undertaken by the originator. Under a "no ratio" program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a "no documentation" or "streamlined documentation" program, no verification of a mortgagor's income or assets is undertaken by the originator. The "streamlined documentation" program is only available for mortgagors who are refinancing an existing mortgage loan that has not been more than 30 days delinquent in payment during the previous twelve-month period. The underwriting for such mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the loan-to-value ratio at origination.

     The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Generally, appraisals must conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and/or FHLMC. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

Assignment of the Mortgage Loans

     Pursuant to the pooling and servicing agreement and on the closing date, the depositor will sell, without recourse, all of its interest in the mortgage loans and the other assets included in the trust fund, including all principal and interest received on the mortgage loans after the cut-off date, to the trustee in trust for the benefit of the certificateholders.

     In connection with the sale, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, the mortgage file for each mortgage loan, which contains, among other things,

     . the original mortgage note, including any modifications or amendments, endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

     . the original or, if the original has been submitted for recording and has not yet been returned by the applicable recording office, a certified copy of the mortgage creating a first lien on the related mortgaged property with evidence of recording,

     .    an assignment in recordable form of the mortgage in blank,

     . the original or a certified copy of the title policy (or a comparable attorney's opinion of title) with respect to the related mortgaged property, and

     . if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage,

except for any documents not returned from the public recording office or an original or certified copy of the applicable title policy (or a comparable attorney's opinion of title), to the extent unavailable, each of which will be delivered to the trustee as soon as the same is available to the depositor.

     If the depositor is unable to deliver a duly executed assignment of mortgage in blank to the trustee on the closing date, the depositor will be required to deliver such duly executed assignment of mortgage in blank to the trustee within 60 days following the closing date.

     The trustee (or the custodian, as applicable) will review each mortgage file within 90 days of the closing date, or promptly after the trustee's (or custodian's) receipt of any document permitted to be delivered after the closing date, and if any document in a mortgage file is found to be missing or materially defective and the seller does not cure the defect within 90 days after receiving notice of the defect from the trustee (or custodian), or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office or in the case of the original or certified copy of the applicable title policy or comparable attorney's opinion of title, the seller will be obligated to cause Huntington Bank to repurchase the affected mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, Huntington

Bank may, at its option, remove the affected mortgage loan (referred to as a deleted mortgage loan) from the trust fund and substitute in its place another mortgage loan (referred to as a replacement mortgage loan); however, a substitution will only be permitted within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that the substitution will not disqualify the REMIC or result in a prohibited transaction tax under the Code.

     On the date of substitution, any replacement mortgage loan will

     . have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the principal balance of the deleted mortgage loan, provided that the seller will deposit a Substitution Adjustment Amount into the Collection Account for distribution to the certificateholders on the related distribution date,

     . have a mortgage rate not lower than, and not more than one percentage point per annum higher than, that of the deleted mortgage loan,

     . have a loan-to-value ratio not higher than that of the deleted mortgage loan,

     . have a remaining term to maturity not greater than, and not more than one year less than, the remaining term to maturity of the deleted mortgage loan, and

     . comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

     Under the pooling and servicing agreement, the Servicer will also have the option, but not the obligation, to repurchase from the trust any mortgage loan that becomes 91days or more delinquent. Any such repurchase of a delinquent mortgage loan would be treated as a prepayment in full of such mortgage loan. See "Yield, Prepayment and Maturity Considerations -- Prepayment Considerations and Risks" in this prospectus supplement.


                          SERVICING OF MORTGAGE LOANS

General

     First Horizon Home Loan Corporation ("First Horizon") will act as master servicer with respect to the mortgage loans pursuant to the pooling and servicing agreement. The Huntington Mortgage Company ("Huntington Mortgage") will act as the servicer of the mortgage loans pursuant to the pooling and servicing agreement. If the servicer fails to fulfill its obligations under the pooling and servicing agreement and such failure results in a material breach, the master servicer is obligated on behalf of the trust, as provided in the pooling and servicing agreement, to terminate the servicer and appoint a successor servicer.

     The information set forth in the following paragraphs with respect to First Horizon and Huntington Mortgage has been provided by the respective party. None of the depositor, the seller, the underwriter, the trustee, or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

The Master Servicer

     First Horizon will act as master servicer for the mortgage loans pursuant to the pooling and servicing agreement. First Horizon is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. First Horizon originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. First Horizon's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

     At June 30, 2000, First Horizon provided servicing for approximately $53.977 billion aggregate principal amount of mortgage loans, including certain mortgage loans for which the servicing rights have been sold by the master servicer but not yet transferred. Substantially all of these mortgage loans are being serviced for unaffiliated persons.

     The principal executive offices of First Horizon are located at 4000 Horizon Way, Irving, Texas 75063.

The Servicer

     General. Huntington Mortgage, an Ohio corporation, is a wholly-owned subsidiary of Huntington Bank. Huntington Mortgage is engaged primarily in the mortgage banking business and, as such, originates, purchases, sells and services mortgage loans. Huntington Mortgage's mortgage loans are principally first lien, fixed or adjustable rate mortgage loans secured by single-family residences. Huntington Mortgage's principal executive offices are located at 7575 Huntington Park Drive, Columbus, Ohio 43235, and its telephone number is
(614) 480-6808.

     Delinquency and Foreclosure Experience. Historically, a variety of factors, including the appreciation of real estate values, have limited Huntington Mortgage's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond Huntington Mortgage's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may occur and result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Huntington Mortgage may experience an increase in delinquencies on the loans it services and higher net losses on liquidated mortgage loans.

     The following tables summarize the delinquency and foreclosure experience, respectively, on the dates indicated, of all jumbo mortgage loans originated or acquired and serviced or master serviced by Huntington Mortgage. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of Huntington Mortgage's jumbo loan servicing portfolio which increased from approximately $425 million at December 31, 1997, to approximately $437 million at December 31, 1998, to approximately $548 million at December 31, 1999 and to approximately $589 million at June 30, 2000. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans in the trust serviced by Huntington Mortgage and no assurances can be given that the delinquency and foreclosure experience presented in the following table will be indicative of the actual experience on those loans:

                     Delinquency and Foreclosure Experience
             of Huntington Mortgage's Jumbo Mortgage Loan Portfolio

                                                                As of December 31,
                                                                -----------------

                                              1997                                    1998
                                              ----                                    ----
                                No. of     % of    Principal      % of    No. of   % of    Principal      % of    No. of   % of
                                Loans     Loans    Balance($)   Balance   Loans   Loans    Balance($)   Balance   Loans   Loans
                                -----      -----    ----------   -------   -----   -----    ----------   -------   -----   -----
Total Portfolio                   952      100%   424,813,646      100%   1,069    100%  436,795,046       100%   1,310    100%

Period of Delinquency
30-59 Days                         41     4.31%    18,479,748     4.35%      24   2.25%   11,139,024      2.55%      29   2.21%
60-89 Days                          7     0.74%     3,446,254     0.81%       6   0.56%    1,876,999      0.43%       6   0.46%
90 Days or more                     4     0.42%     1,535,899     0.36%       3   0.28%    2,202,775      0.50%       4   0.31%

Foreclosures Pending                6     0.63%     4,950,815     1.17%       7   0.65%    4,559,237      1.04%       3   0.23%

Total Delinquencies                58     6.09%    28,412,717     6.69%      40   3.74%   19,778,035      4.53%      42   3.21%

                                                1999
                                                ----
                                         Principal      % of
                                         Balance($)    Balance
                                         ----------    --------
Total Portfolio                        547,965,334       100%

Period of Delinquency                   11,772,131      2.15%
30-59 Days                               2,289,063      0.42%
60-89 Days                               2,453,906      0.45%
90 Days or more

Foreclosures Pending                       852,085      0.16%

Total Delinquencies                     17,367,185      3.17%




                                 As of June 30, 2000
                                 -------------------

                           No. of     % of      Principal      % of
                           Loans      Loans     Balance($)    Balance
                           -----      -----     ----------    -------
Total Portfolio            1,382       100%     589,468,370      100%

Period of Delinquency
     30-59 Days               24      1.74%       9,828,007     1.67%
     60-89 Days                5      0.36%       2,213,189     0.38%
     90 Days or more           4      0.29%       2,121,819     0.36%

Foreclosures Pending           3      0.22%       2,184,728     0.37%

Total Delinquencies           36      2.60%      16,347,743     2.77%

     The following tables summarize the delinquency and foreclosure experience, respectively, on the dates indicated, of all mortgage loans (including jumbo mortgage loans) originated or acquired and serviced or master serviced by Huntington Mortgage. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of Huntington Mortgage's total loan servicing portfolio which decreased from approximately $8.0 billion at December 31, 1997, to approximately $7.9 billion at December 31, 1998, to approximately $7.9 billion at December 31, 1999 and to approximately $6.6 billion at June 30, 2000. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans in the trust serviced by Huntington Mortgage and no assurances can be given that the delinquency and foreclosure experience presented in the following table will be indicative of the actual experience on those loans:



                  [remainder of page intentionally left blank]

                    Delinquency and Foreclosure Experience
            of Huntington Mortgage's Total Mortgage Loan Portfolio


                                                                      As of December 31,
                                                                      -----------------
                                               1997                                          1998
                                               ----                                          ----
                           No. of      % of      Principal       % of       No. of      % of     Principal        % of
                            Loans     Loans      Balance($)    Balance       Loans     Loans     Balance($)     Balance
                           ------     -----      ----------    -------       -----     -----     ----------     -------
Total Portfolio           110,154       100%   7,954,785,018       100%     104,140      100%  7,939,940,288        100%
Period of Delinquency
30-59 Days                  2,874      2.61%     194,002,900      2.44%       2,554     2.45%    169,840,493       2.14%
60-89 Days                    601      0.55%      38,906,394      0.49%         553     0.53%     34,399,118       0.43%
90 Days or more               355      0.32       21,011,924      0.26%         349     0.34%     23,470,544       0.30%
Foreclosures Pending          602      0.55%      45,641,845      0.57%         664     0.64%     48,988,017       0.62%
Total Delinquencies         4,432      4.02%     299,563,063      3.77%       4,120     3.96%    276,698,172       3.48%

                                           1999
                                           ----
                            No. of   % of     Principal       % of
                            Loans   Loans     Balance($)    Balance
                            -----   -----     ----------    -------
Total Portfolio             98,971    100%  7,871,665,337       100%
Period of Delinquency
30-59 Days                   2,456   2.48%    168,136,842      2.14%
60-89 Days                     516   0.52%     33,357,908      0.42%
90 Days or more                337   0.34      23,119,930      0.29%
Foreclosures Pending           640   0.65%     43,930,671      0.56%
Total Delinquencies          3,949   3.99%    268,545,351      3.41%

                                             As of June 30,2000
                                             ------------------
                                 No. of       % of        Principal      % of
                                  Loans      Loans       Balance($)     Balance
                                  -----      -----       ----------     -------
Total Portfolio                  85,547       100%     6,575,578,638       100%
Period of Delinquency
     30-59 Days                   2,037      2.38%       142,295,546      2.16%
     60-89 Days                     448      0.52%        28,681,832      0.44%
     90 Days or more                264      0.31%        17,398,063      0.26%
Foreclosures Pending                610      0.71%        42,151,703      0.64%
Total Delinquencies               3,359      3.93%       230,527,144      3.51%

Servicing Compensation and Payment of Expenses

     The expense fees with respect to each of the respective loan groups are payable out of the interest payments on each mortgage loan in the related loan group. The expense fees will vary from mortgage loan to mortgage loan. The initial rate at which the expense fees accrue is expected to range from 0.000% to 8.000% per annum with respect to the mortgage loans in loan group 1, from 0.050% to 1.800% per annum with respect to the mortgage loans in loan group 2, from 0.550% to 4.030% per annum with respect to the mortgage loans in loan group 3, from 0.550% to 1.175% per annum with respect to the mortgage loans in loan group 4 and from 0.550% to 1.550% per annum with respect to the mortgage loans in loan group 5, in each case of the Stated Principal Balance of the related mortgage loan. As of the cut-off date, the weighted average rate at which the expense fees accrue is expected to equal approximately 0.968%, 0.686%, 0.701%, 0.704% and 0.728% per annum with respect to the mortgage loans in loan groups 1, 2, 3, 4 and 5, respectively.

     The expense fees consist of the servicing fee, the master servicing fee and the custodial fee. The trustee's fee will be payable to the trustee by the master servicer on each distribution date out of the master servicing fee. The initial weighted average servicing fee payable to the servicer will be approximately 0.7465% per annum of the aggregate Stated Principal Balance of the mortgage loans. The master servicing fee payable to the master servicer will be 0.025% per annum of the aggregate stated principal balance of the mortgage loans. The custodial fee payable to the trustee, as custodian under the pooling and servicing agreement, will be 0.0025% per annum of the aggregate stated principal balance of the mortgage loans. Neither the servicer nor the master servicer will be entitled to receive a fee for any fixed rate mortgage loans with a mortgage rate of 7.00%. The trustee fee and the custodial fee with respect to any fixed rate mortgage loan with a mortgage rate of 7.00% will be paid to the trustee on the related distribution date from amounts on deposit in the Distribution Account, prior to the distribution of any amounts to the certificateholders on that date. Each of the servicer and the master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the servicer or the master servicer, respectively, in connection with its responsibilities under the pooling and servicing agreement. Those amounts will be paid by the servicer or the master servicer, as applicable, out of its servicing fee or master servicing fee, as applicable. The amount of the servicing fee is subject to adjustment for prepaid mortgage loans, as described in this prospectus supplement under " -- Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans." The servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the related Collection Account.

     The Net Mortgage Rate of a mortgage loan is the mortgage rate of that mortgage loan minus the rate at which the expense fees accrue. The mortgage rate of a mortgage loan is the rate at which interest accrues on that mortgage loan in accordance with the terms of the related mortgage note.

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

     When a borrower prepays a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except for the month of the cut-off date, principal prepayments by borrowers received by the servicer from the first day through the fifteenth day of a calendar month will be distributed to the related certificateholders on the distribution date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans results. Conversely, principal prepayments by borrowers received by the servicer from the sixteenth day or, in the case of the first distribution date, from the cut-off date through the last day of a calendar month will be distributed to the related certificateholders on the distribution date in the month after the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans would result. Pursuant to the pooling and servicing agreement, the servicing fee for any month will be reduced (but not by more than 10%), by an amount sufficient to pass through to the related certificateholders the full amount of interest to which they would be entitled in respect of each such prepaid mortgage loan on the related distribution date. If shortfalls in interest as a result of prepayments in full during the period from the sixteenth day of the month prior to a distribution date through the last day of such month exceed an amount equal to 10% of the monthly servicing fee, the amount of interest available to be distributed to the related certificateholders will be reduced by the amount of the excess.

     Any shortfall in interest collections resulting from partial principal prepayments and the timing of principal prepayments in full will be allocated pro rata according to the amount of interest to which each class of certificates of the related certificate group (or, in the case of the Class D-B-1 Certificates and the non-offered subordinate certificates, only to the related component of those certificates that derives its interest from the related loan group) would otherwise be entitled in reduction thereof.

     Notwithstanding the foregoing, the servicer will not be required to pass-through interest to the related certificateholders in respect of partial principal prepayments.

     You may refer to "Description of the Certificates -- Distributions of Interest" in this prospectus supplement for more detail.

Advances

     Subject to the limitations described in the following paragraph, the servicer will be required to advance before each distribution date, from its own funds or amounts received for the mortgage loans that are not required to be distributed on that distribution date, an amount equal to the aggregate of payments of principal and interest on the mortgage loans (net of the servicing fee with respect to the related mortgage loans) which were due on the related due date and which were delinquent on the related Determination Date. The Servicer's obligation to make advances with respect to any mortgage loan shall continue if such mortgage loan has been foreclosed or otherwise terminated and the related mortgaged property has not been liquidated.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each mortgage loan only to the extent that advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the servicer determines on any Determination Date to make an advance, the advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the servicer to make a deposit in the Collection Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an "Event of Default" under the pooling and servicing agreement if the failure remains unremedied for five days after written notice thereof. If the servicer is terminated as a result of the occurrence of an Event of Default, the successor servicer will be obligated to make advances in accordance with the terms of the pooling and servicing agreement.

                        DESCRIPTION OF THE CERTIFICATES

General

     The certificates will be issued under the pooling and servicing agreement. Described below in this section are summaries of the specific terms and provisions under which the certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the pooling and servicing agreement, a copy of which the depositor will file with the SEC after the certificates have been issued.

     The First Horizon Mortgage Pass-Through Trust 2000-H Mortgage Pass-Through Certificates, Series 2000-H will consist of the following classes of certificates:

     . Class I-A, Class I-A-R, Class II-A, Class III-A, Class IV-A and Class V-A Certificates, which are collectively referred to as the "Class A Certificates";

     . Class I-B-1, Class II-B-1, Class III-B-1, Class IV-B-1 and Class V-B-1 Certificates, which are collectively referred to as the "Class B-1 Certificates";

     . Class I-B-2, Class II-B-2, Class III-B-2, Class IV-B-2 and Class V-B-2 Certificates, which are collectively referred to as the "Class B-2 Certificates"; and

     . Class D-B-3, Class D-B-4, Class D-B-5 and Class D-B-6 Certificates, which are collectively referred to as the "Class D-B Certificates".

     The Class A, Class B-1, Class B-2 and Class D-B-3 Certificates are the only certificates offered by this prospectus supplement. The classes of offered certificates will have the respective initial Class Principal Balances, subject to a permitted variance of no more than 5%, and pass-through rates listed or described on page S-6 of this prospectus supplement.

     Each of the offered certificates (other than the Class D-B-3 Certificates) generally will receive distributions based on collections on the mortgage loans in the corresponding loan group or groups. The Class I-A, Class I-A-R, Class I-B-1 and Class I-B-2 Certificates constitute certificate group 1 and correspond to loan group 1; the Class II-A, Class II-B-1 and Class II-B-2 Certificates constitute certificate group 2 and correspond to loan group 2; the Class III-A, Class III-B-1 and Class III-B-2 Certificates constitute certificate group 3 and correspond to loan group 3; the Class IV-A, Class IV-B-1 and Class IV-B-2 Certificates constitute certificate group 4 and correspond to loan group 4; the Class V-A, Class V-B-1 and Class V-B-2 Certificates constitute certificate group 5 and correspond to loan group 5; the Class D-B-3, Class D-B-4, Class D-B-5 and Class D-B-6 Certificates constitute certificate group D-B and correspond to all of the loan groups.

     For purposes of distributions of interest and principal and the allocation of Realized Losses, the Class D-B-3 Certificates and each class of non-offered subordinate certificates will consist of five payment components. Each component is related to loan group 1, 2, 3, 4 or 5 and will accordingly be designated with either a "(1)", "(2)", "(3)", "(4)" or "(5)", respectively.

     The balance of the Class D-B-3 Certificates and each class of non-offered subordinate certificates at any time will equal the sum of its related components. For example, the outstanding class principal balance of the Class D-B-3 Certificates will equal the sum of the outstanding component principal balances of the D-B-3(1), D-B-3(2), D-B-3(3), D-B-3(4) and D-B-3(5) components. In addition, the total amount of interest accrued on the Class D-B-3 Certificates, for example, in any given payment period will equal the sum of the amount of interest accrued on the component principal balances of the D-B-3(1), D-B-3(2), D-B-3(3), D-B-3(4) and D-B-3(5) components in the corresponding period.

     The component designations, approximate initial component principal balances and approximate initial component per annum pass-through rates for each component are set forth below:

          Component                   INITIAL COMPONENT        Initial Component
          Designation                 PRINCIPAL BALANCE        Pass-Through Rate
          D-B-3(1)                      $  892,000.00                7.000%

          D-B-3(2)                      $  600,000.00                7.292%*

          D-B-3(3)                      $  987,000.00                6.352%*

          D-B-3(4)                      $  996,000.00                6.228%*

          D-B-3(5)                      $  787,000.00                6.602%*

          D-B-4(1)                      $1,204,000.00                7.000%

          D-B-4(2)                      $  681,000.00                7.292%*

          D-B-4(3)                      $1,073,000.00                6.352%*

          D-B-4(4)                      $1,443,000.00                6.228%*

          D-B-4(5)                      $1,039,000.00                6.602%*

          D-B-5(1)                      $  624,000.00                7.000%

          D-B-5(2)                      $  360,000.00                7.292%*

          D-B-5(3)                      $  593,000.00                6.352%*

          D-B-5(4)                      $  647,000.00                6.228%*

          D-B-5(5)                      $  504,000.00                6.602%*

          D-B-6(1)                      $  625,316.12                7.000%

          D-B-6(2)                      $  361,297.82                7.292%*

          D-B-6(3)                      $  592,717.63                6.352%*

          D-B-6(4)                      $  647,518.91                6.228%*

          D-B-6(5)                      $  504,822.12                6.602%*

     *The initial pass-through rate for this component for the first interest accrual period will be approximately the rate set forth in the above table. Commencing with the second interest accrual period, the pass-through rate for this component will vary based upon the weighted average of the Net Mortgage Rates of the mortgage loans in the related loan group as described in "Description of the Certificates -- Distributions of Interest" in this prospectus supplement.

     The holder of a Class D-B-3, Class D-B-4, Class D-B-5 or Class D-B-6 Certificate will not have a severable interest in any component but will have an undivided interest in the entire class. Any amounts distributed in respect of any component, and any Realized Losses allocated thereto, will be distributed or allocated proportionately to all holders of certificates of such class.

     As of the closing date:

     . the Class A Certificates of certificate groups 1, 2, 3, 4 and 5 will evidence in the aggregate an initial beneficial ownership interest of approximately 92.00%, 89.25%, 87.50%, 92.00% and 90.25% of the
          mortgage loans in loan groups 1, 2, 3, 4 and 5, respectively;

     . the Class B-1 Certificates of certificate groups 1, 2, 3, 4 and 5 will evidence in the aggregate an initial beneficial ownership interest of approximately 2.50%, 3.50%, 4.25%, 2.75% and 3.50% of the mortgage loans in loan groups 1, 2, 3, 4 and 5, respectively;

     . the Class B-2 Certificates of certificate groups 1, 2, 3, 4 and 5 will evidence in the aggregate an initial beneficial ownership interest of approximately 1.75%, 2.25%, 2.50%, 1.50% and 1.75% of the mortgage loans in loan groups 1, 2, 3, 4 and 5, respectively;

     . the Class D-B-3, Class D-B-4, Class D-B-5 and Class D-B-6 Certificates represent an initial beneficial ownership interest of approximately 1.22%, 1.56%, 0.78% and 0.78%, respectively, in the mortgage pool.

     The offered certificates, other than the Class I-A-R Certificates, will be available only in book-entry form through the facilities of DTC. The Class I-A-R Certificates will be issued in fully registered certificated form as a single certificate with a dollar denomination of $100.

Book-Entry Certificates

     Each class of book-entry certificates will be issued in one or more certificates which equal the aggregate initial class certificate balance of the class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. Investors may hold beneficial interests in the book-entry certificates in the minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest in a book entry certificate that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. Accordingly, CEDE & Co. is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Certificates -- Book-Entry Certificates," no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE & Co., as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE & Co., as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates -- Book-Entry Certificates" in the prospectus.

Voting Rights

     Voting rights of the trust will be allocated to each class of certificates based on their respective Class Principal Balances.

Payments on Mortgage Loans; Accounts

     On or prior to the closing date, the trustee will establish a Distribution Account, which shall be maintained with the trustee in trust for the benefit of the certificateholders. On the business day prior to each distribution date, as specified in the pooling and servicing agreement, the servicer will withdraw from the Collection Account the portion of the Available Funds for each loan group on deposit in the Collection Account for that distribution date and will deposit those amounts into the Distribution Account.

Distributions

     Distributions on the certificates will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in October 2000, to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month of that distribution date.

     Distributions on each distribution date will be made by check mailed to the address of the person entitled to those distributions as it appears on the applicable certificate register. In the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities. The final distribution in retirement of the certificates will be made only on presentment and surrender of those certificates at the corporate trust office of the trustee.

Priority of Distributions among Certificates

     Distributions of interest and principal to the certificates and components will be based on payments received or advanced for the mortgage loans in the related loan group.

     Distributions will generally be made to the extent of the Available Funds for the related group in the order and priority as follows:

     first, to the Class A Certificates of the related certificate group and, with respect to Group 1, the Class I-A-R Certificates, accrued and unpaid interest, as described in " -- Distributions of Interest";

     second, to the Class A Certificates of the related certificate group and, with respect to Group 1, the Class I-A-R Certificates, principal as described in " -- Distributions of Principal -- Senior Principal Distribution Amount";

     third, to the Class B-1 Certificates of the related certificate group, accrued and unpaid interest, as described in " -- Distributions of Interest";

     fourth, to the Class B-1 Certificates of the related certificate group, principal as described in "-- Distributions of Principal -- Subordinate Principal Distribution Amount";

     fifth, to the Class B-2 Certificates of the related certificate group, accrued and unpaid interest, as described in " -- Distributions of Interest";

     sixth, to the Class B-2 Certificates of the related certificate group, principal as described in "-- Distributions of Principal -- Subordinate Principal Distribution Amount";

     seventh, to the related component of the Class D-B-3 Certificates, accrued and unpaid interest, as described in " -- Distributions of Interest";

     eighth, to the related component of the Class D-B-3 Certificates, principal as described in "--Distributions of Principal --Subordinate Principal Distribution Amount";

     ninth, to the related component of the Class D-B-4 Certificates, accrued and unpaid interest, as described in " -- Distributions of Interest";

     tenth, to the related component of the Class D-B-4 Certificates, principal as described in "--Distributions of Principal --Subordinate Principal Distribution Amount";

     eleventh, to the related component of the Class D-B-5 Certificates, accrued and unpaid interest, as described in " -- Distributions of Interest";

     twelfth, to the related component of the Class D-B-5 Certificates, principal as described in "--Distributions of Principal --Subordinate Principal Distribution Amount";

     thirteenth, to the related component of the Class D-B-6 Certificates, accrued and unpaid interest, as described in " -- Distributions of Interest".

     fourteenth, to the related component of the Class D-B-6 Certificates, principal as described in "--Distributions of Principal --Subordinate Principal Distribution Amount"; and

     fifteenth, to the Class I-A-R Certificates, the remainder (which is expected to be zero) of all Available Funds.

Distributions of Interest

     The pass-through rate for each class of certificates related to loan group 1 will be fixed at the rate of 7.00% per annum. The initial pass-through rate for each other class of offered certificates for the first distribution date is as listed or described on page S-6 of this prospectus supplement. The pass-through rate for each component related to loan group 1 will be fixed at the rate of 7.00% per annum. The initial pass-through rate for each component related to loan groups 2, 3, 4 and 5 for the first distribution date is as listed on page S-35 of this prospectus supplement. After the first distribution date, the pass-through rate for each class of certificates (or component thereof) related to loan groups 2, 3, 4 and 5 will be equal to the weighted average Net Mortgage Rate of the mortgage loans in the related loan group.

     On each distribution date, to the extent of the related Available Funds, each class of certificates and each component will be entitled to receive an amount allocable to interest for the related Interest Accrual Period. This amount will be equal to the sum of:

     . interest at the applicable pass-through rate on the related Class Principal Balance or Component Principal Balance, as applicable, of the related certificates or components, and

     . the sum of the amounts, if any, by which the amount described in the clause above on each prior distribution date exceeded the amount actually distributed as interest on those prior distribution dates and not subsequently distributed.

     On each distribution date, to the extent of the related Available Funds, each class of Class D-B Certificates will be entitled to receive an amount equal to the sum of the amounts described in the preceding paragraph with respect to all of its components.

     The interest entitlement described above for each class of certificates and each component will be reduced by such class' or component's pro rata share of Net Interest Shortfalls experienced by the mortgage loans in the related loan group for that distribution date based on such class' or component's Class Principal Balance or Component Principal Balance, as applicable.

     Accrued interest to be distributed in respect of a class of certificates or a component on any distribution date will be calculated on the basis of the related Class Principal Balance or Component Principal Balance, as applicable, immediately prior to that distribution date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

Distributions of Principal

     General. On each distribution date, certificateholders will be entitled to receive principal distributions from the related Available Funds and in the priority described below. Each class of senior certificates and offered subordinate certificates (or, in the case of the Class D-B-3 Certificates, the related components thereof) will be entitled to receive principal collected from the related loan group.

     Senior Principal Distribution Amount. On each distribution date, to the extent of related Available Funds for that distribution date, the applicable Senior Principal Distribution Amount for that distribution date will be distributed as principal to the related classes of senior certificates in the following order of priority:

     (A) With respect to certificate group 1, in the following order of priority:

          (1) to the Class I-A-R Certificates, until their Class Principal Balance has been reduced to zero; and

          (2) to the Class I-A Certificates, until their Class Principal Balance has been reduced to zero;

     (B) With respect to certificate group 2, to the Class II-A Certificates, until their Class Principal Balance has been reduced to zero;

     (C) With respect to certificate group 3, to the Class III-A Certificates, until their Class Principal Balance has been reduced to zero;

     (D) With respect to certificate group 4, to the Class IV-A Certificates, until their Class Principal Balance has been reduced to zero; and

     (E) With respect to certificate group 5, to the Class V-A Certificates, until their Class Principal Balance has been reduced to zero.

     Subordinate Principal Distribution Amount. On each distribution date, to the extent of aggregate Available Funds therefor for that distribution date, the applicable Subordinate Principal Distribution Amount for that distribution date will be distributed as principal to the Class B-1 and Class B-2 Certificates of each certificate group, and each related component of the Class D-B Certificates. Except as provided in the following paragraph, each class of subordinate certificates and each related component will be entitled to receive its pro rata share, based on its respective Class Principal Balance or Component Principal Balance, as applicable, of the Subordinate Principal Distribution Amount for the related loan group. Distributions of principal of the subordinate certificates and components will be made on each distribution date sequentially in the order of their numerical class (or component) designation, beginning with the Class B-1 Certificates of each certificate group, until each class of subordinate certificates (or related components) has received its respective pro rata share of the related Subordinate Principal Distribution Amount for that distribution date.

     For each class of subordinate certificates and components of a certificate group, if on any distribution date the related Subordination Level of that class or component is less than that percentage as of the closing date, no distributions of principal prepayments in full and partial principal prepayments in respect of a loan group will be made to any related class or classes (or component or components) junior to that class or component. The amount otherwise distributable to those classes or components will be allocated among the remaining classes or components of related subordinate certificates, pro rata, based on their respective Class Principal Balances (or Component Principal Balances).

     Residual Certificates. The Class I-A-R Certificates will remain outstanding for so long as the trust shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each distribution date the holders of the Class I-A-R Certificates will be entitled to receive any Available Funds remaining after payment of interest and principal on the senior certificates and interest and principal on the subordinate certificates for that distribution date, as described above. It is not anticipated that there will be any significant amounts remaining for distribution.

Allocation of Losses

     On each distribution date, any Realized Loss, other than any Excess Loss, incurred on a mortgage loan in a loan group will be allocated in the following order:

     first, to the related component of the Class D-B-6 Certificates, until the Component Principal Balance thereof has been reduced to zero;

     second, to the related component of the Class D-B-5 Certificates, until the Component Principal Balance thereof has been reduced to zero;

     third, to the related component of the Class D-B-4 Certificates, until the Component Principal Balance thereof has been reduced to zero;

     fourth, to the related component of the Class D-B-3 Certificates, until the Component Principal Balance thereof has been reduced to zero;

     fifth, to the Class B-2 Certificates of the related certificate group, until the Class Principal Balance thereof has been reduced to zero;

     sixth, to the Class B-1 Certificates of the related certificate group, until the Class Principal Balance thereof has been reduced to zero; and

     seventh, to the Class A Certificates of the related certificate group, until the Class Principal Balance thereof has been reduced to zero.

     On each distribution date, Excess Losses for each loan group will be allocated pro rata among each class of the related certificates or the related components, based on their respective Class Principal Balance or Component Principal Balance, as applicable.

     On each distribution date, if the aggregate Class Principal Balance and aggregate Component Principal Balance of all classes of certificates and components of a certificate group exceeds the aggregate Stated Principal Balance of the related mortgage loans after giving effect to distributions of principal and the allocation of all losses to the related certificates or components on that distribution date, that excess will be deemed a principal loss and will be allocated to the most junior related class of subordinate certificates (or related components thereof, as applicable) then outstanding.

Optional Termination

     The servicer will have the right to repurchase all remaining mortgage loans and REO Properties in the trust, effecting early retirement of the certificates, subject to the sum of the aggregate Stated Principal Balance of the mortgage loans and REO Properties at the time of repurchase being less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. In the event the servicer exercises that option, the purchase price distributed for each certificate will be 100% of its then outstanding principal balance and any unpaid accrued interest on that Class Principal Balance at the applicable pass-through rate, subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any REO Properties and that appraised value is less than the Stated Principal Balance of the related mortgage loans. Distributions on the certificates of a certificate group relating to any optional termination will first be paid to the senior certificates of that certificate group and then to the subordinate certificates of that certificate group in order of priority. The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled.

The Trustee

     The Bank of New York will be the trustee under the pooling and servicing agreement. The depositor, the master servicer and the servicer may maintain other banking relationships in the ordinary course of business with The Bank of New York. Offered certificates may be surrendered at the Corporate Trust Office of the trustee located at 101 Barclay Street, 12E, New York, New York 10286
Attention: Corporate Trust Administration or at any other address the trustee designates.

Restrictions on Transfer of the Class I-A-R Certificates

     The Class I-A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences -- Tax-Related Restrictions on Transfer of Residual Certificates." The pooling and servicing agreement provides that the Class I-A-R Certificates, in addition to other classes of certificates, may not be acquired by a Plan or with assets of such a Plan. See "ERISA Considerations" in this prospectus supplement. Each Class I-A-R Certificate will contain a legend describing the foregoing restrictions.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

     The effective yields to certificateholders will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to the certificateholders and the purchase price of the certificates because monthly distributions will not be payable to the certificateholders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the mortgage loans without any additional distribution of interest or earnings on the certificates relating to that delay.

     Delinquencies on the mortgage loans in a loan group which are not advanced by the servicer because such amounts, if advanced, are deemed by the servicer to be nonrecoverable, will adversely affect the yield on the certificates of the related certificate group. Because of the priority of distributions, shortfalls resulting from delinquencies in a loan group not so advanced will be borne first by the related components of the non-offered subordinate certificates in the reverse order of their numerical component designations, next by the offered subordinate certificates of the related certificate group in reverse order of their numerical class (or component) designation and then by the senior certificates of the related certificate group. In addition, the application of the Writedown Amount will affect the yield on the Class D-B-3 Certificates and the Class B-2 and Class B-1 Certificates of the related certificate group.

     The likelihood that mortgage loans will become delinquent and the rate of any subsequent foreclosures may be affected by a number of factors related to the mortgagors' personal circumstances, including unemployment or change in employment, or, in the case of self-employed mortgagors relying on commission income, fluctuations in income, marital separation and the equity in the related mortgaged properties. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates as they affect real estate sales activity. Regional economic conditions, including declining real estate values, may particularly affect delinquency and foreclosure experience on the mortgage loans to the extent that the related mortgaged properties are concentrated in one or more geographic areas.

     Net Interest Shortfalls will adversely affect the yields on the offered certificates to which they relate. In addition, although all losses in a loan group initially will be borne by the related component of the lowest rated class of the subordinate certificates, Excess Losses on the mortgage loans in a particular loan group will be borne by all related classes of certificates and components on a pro rata basis. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses, including Excess Losses.

The Class D-B-3 Certificates

     The Class D-B-3 Certificates will consist of five payment components, each relating to (and entitled to distributions solely in respect of) the loan group with the same numerical designation. As a result, the rate of principal payments and the yield to maturity on the Class D-B-3 Certificates will be related to the rate and timing of payments of principal on the mortgage loans in all loan groups.

Prepayment Considerations and Risks

     The rate of principal payments on the offered certificates, the aggregate amount of distributions on these certificates and the yields to maturity of these certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group (or, in the case of the Class D-B-3 Certificates, the entire mortgage pool). The rate of principal payments on these mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties and condemnations and repurchases by the seller or servicer. The mortgage loans may generally be prepaid by the mortgagors at any time without penalty. With respect to mortgage loans that are subject to "due-on-sale" provisions, the servicer may choose not to accelerate a mortgage loan upon the sale of the related mortgaged property if the servicer would make a similar decision for a comparable mortgage loan held for its own account. See "The Mortgage Pool" in this prospectus supplement.

     Prepayments, liquidations and purchases of the mortgage loans in a loan group, including any optional purchase by the servicer of a defaulted mortgage loan as described in this prospectus supplement, will result in distributions on the related offered certificates (or, in the case of the Class D-B-3 Certificates, the related component thereof) of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend on the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of payments on that offered certificate is sensitive to prepayments, liquidations and purchases of the related mortgage loans. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

     The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions, including the decision whether or not to exercise its rights under any "due-on-sale" clause. In general, if prevailing interest rates were to fall below the mortgage rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. On the other hand, if prevailing interest rates were to rise, the rate of prepayments on the mortgage loans would, in most cases, be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans.

     All of the mortgage loans in loan groups 2, 3, 4 and 5 are adjustable rate mortgage loans. As is the case with fixed rate mortgage loans, the adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable rate mortgage loans may be inclined to refinance their adjustable rate loans with fixed rate loans to "lock in" a lower interest rate. The existence of the periodic rate caps and maximum mortgage rates for the adjustable rate mortgage loans also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of adjustable rate mortgage loans may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on the adjustable rate mortgage loans are subject to adjustment on each adjustment date. The adjustable rate mortgage loans may be subject to greater rates of prepayments as they approach their initial adjustment dates even if market interest rates are only slightly higher or lower than the current mortgage rates on the mortgage loans as borrowers seek to avoid changes in their monthly payments. See "The Mortgage Pool -- Description of the Mortgage Loans" in this prospectus supplement.

     Approximately 0.57% and 0.33% of the mortgage loans in loan groups 2 and 4 are convertible mortgage loans. The convertible mortgage loans provide that the related mortgagors may, during a specified period of time, convert the adjustable interest rate of such mortgage loans to a fixed interest rate. The issuer cannot predict the rate at which the mortgage loans will be repaid or converted. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed rate or other adjustable rate mortgage loans at competitive interest rates may encourage the related mortgagors to refinance their adjustable rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of such other adjustable-rate mortgage loans, or, in the case of convertible adjustable rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. Such a rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans in the related loan groups. Under the pooling and servicing agreement, the servicer will be required to repurchase any converted mortgage loans, but the failure of the servicer to do so will not constitute an event of default thereunder. If the servicer fails to repurchase a converted mortgage loan, such converted mortgage loan will remain in the related loan group as a fixed-rate mortgage loan and as a result, the pass-through rates on the related certificates may be reduced.

     In addition, because the pass-through rate payable on each class of certificates (or each component) relating to loan groups 2, 3, 4 and 5 is equal to the weighted average Net Mortgage Rate of the mortgage loans in the related loan group, payments of principal on the mortgage loans in a loan group having Net Mortgage Rates which exceed the weighted average Net Mortgage Rate of the mortgage loans in such loan group may reduce the pass-through rates and yields on the related certificates. The Net Mortgage Rates of the mortgage loans in loan groups 2, 3, 4 and 5 as of the cut-off date have the following ranges:

           Loan Group                Range of Net Mortgage Rates
           ----------                ---------------------------
               2                          4.200% to 9.450%

               3                          3.345% to 8.825%

               4                          4.700% to 8.700%

               5                          5.575% to 11.875%

     Under certain scenarios, it is likely that principal prepayments will be concentrated among mortgage loans with higher mortgage interest rates, thus potentially reducing the pass-through rates on the related certificates. The weighted average mortgage rates of the mortgage loans in loan groups 2, 3, 4 and 5 as of the cut-off date are 7.979%, 7.053%,
6.932 and 7.330% per annum, respectively.

     As described in this prospectus supplement under "Description of the Certificates -- Distributions of Principal," with respect to certificate group 1, the applicable Senior Prepayment Percentage of the Principal Prepayment Amount will be distributed to the related senior certificates during the first five years after the closing date and, with respect to certificate groups 2, 3, 4 and 5, the applicable Senior Prepayment Percentage of the Principal Prepayment Amount will be distributed to the related senior certificates during the first ten years after the closing date. This will result in all of those principal prepayments being distributed to holders of the senior certificates and none of those principal prepayments being distributed to holders of the related subordinate certificates during the five or ten year period following the closing date, as applicable. This disproportionate allocation of unscheduled payments in respect of principal will have the effect of accelerating the amortization of the senior certificates of a certificate group while, in the absence of Realized Losses, increasing the interest in the aggregate Stated Principal Balance evidenced by the related subordinate certificates. Increasing the respective interest of the subordinate certificates of a certificate group relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by the subordinate certificates.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Structuring Assumptions

     The information in the tables in this prospectus supplement has been prepared on the basis of the actual characteristics of the mortgage loans as described herein and in Annexes A-I through A-V attached hereto and the following assumptions:

     . the fixed rate mortgage loans prepay at the specified percentage of the prepayment standard assumption described below and the adjustable rate mortgage loans prepay at the specified percentage of the constant prepayment rate described below,

     . no defaults in the payment by the mortgagor of principal and interest on the mortgage loans are experienced,

     . scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month,

     . prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

     . there are no Net Interest Shortfalls and prepayments represent prepayments in full of the mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     .    the level of One-Year CMT remains constant at 6.09% per annum,

     . the initial Class Principal Balance of each class of certificates is as listed in the table on page S-6,

     . interest accrues on each class of certificates at the applicable interest rate listed or described in the table on page S-6,

     . distributions are received in cash on the 25th day of each month commencing in the calendar month following the assumed closing date,

     . the term of any balloon loan is extended to match its amortization term,

     . the closing date of the sale of the offered certificates is September 27, 2000,

     . the seller is not required to repurchase or substitute for any mortgage loan,

     . the option to repurchase the mortgage loans described in this prospectus supplement under "Description of the Certificates -- Optional Termination" is not exercised, and

     . no class of subordinate certificates is locked out from principal payments as a result of a decrease in the Subordination Level of a class with a higher payment priority.

     While it is assumed that each mortgage loan prepays at the specified percentage of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics and delinquencies of the actual mortgage loans and characteristics and delinquencies of the mortgage loans assumed in preparing the tables in this prospectus supplement.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The two prepayment models used in this prospectus supplement, the prepayment standard assumption or "PSA" and the constant prepayment rate or "CPR", represent an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans in loan group 1, which have been modeled using the PSA, a 100% prepayment assumption assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% of the prepayment assumption assumes a constant prepayment rate of 6.0% per annum. For the mortgage loans in loan groups 2, 3, 4 and 5, which have been modeled using a CPR, the prepayment assumption assumes a constant prepayment rate per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and in each month thereafter during the life of the mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans described in this prospectus supplement.

Weighted Average Lives of the Offered Certificates

     The weighted average life of any class of certificates is determined by:

     . multiplying the amount of the reduction, if any, of the Class Principal Balance of that Class on each distribution date by the number of years from the date of issuance to that distribution date, summing the results and

     . dividing the sum by the aggregate amount of the reductions in Class Principal Balance of that class referred to in the first clause.

For a discussion of the factors which may influence the rate of payments, including prepayments, of the mortgage loans, see " -- Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

     In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the related mortgage loans increases. However, the weighted average lives of the offered certificates will depend on a variety of other factors, including the timing of and changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates -
- Distributions of Principal" in this prospectus supplement.

     The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Principal Balances, variability in the weighted average lives of those classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various percentages of the prepayment assumption, see " -- Decrement Tables" in the following section.

Decrement Tables

     The following tables indicate the percentages of the initial Class Principal Balances of the classes of offered certificates that would be outstanding after each of the dates shown at various percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that all of the mortgage loans will prepay at the percentages of the applicable prepayment assumption specified in the tables or at any constant rate or that all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the applicable prepayment assumption.



                 [remainder of page intentionally left blank]

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                OF THE CLASS I-A CERTIFICATES AT THE FOLLOWING
                          CONSTANT PERCENTAGES OF PSA

                                                         Class I-A Certificates
Distribution Date                          0%          100%          175%        250%          400%
-----------------                         ---          ----          ----        ----          ----
Initial.........................         100           100           100         100           100
September 2001..................          96            91            86          82            73
September 2002..................          93            81            73          66            51
September 2003..................          89            73            62          52            36
September 2004..................          84            65            52          41            24
September 2005..................          80            57            43          32            16
September 2006..................          75            50            36          25            10
September 2007..................          70            44            30          19             6
September 2008..................          65            38            24          15             4
September 2009..................          60            33            20          12             3
September 2010..................          55            28            16           9             2
September 2011..................          49            24            13           7             1
September 2012..................          43            20            10           5             1
September 2013..................          38            16             8           4             1
September 2014..................          35            14             7           3             *
September 2015..................          32            12             5           2             *
September 2016..................          30            11             5           2             *
September 2017..................          27             9             4           1             *
September 2018..................          25             8             3           1             *
September 2019..................          22             6             2           1             *
September 2020..................          19             5             2           1             *
September 2021..................          16             4             1           *             *
September 2022..................          13             3             1           *             *
September 2023..................          10             2             1           *             *
September 2024..................           7             2             *           *             *
September 2025..................           5             1             *           *             *
September 2026..................           3             *             *           *             *
September 2027..................           1             *             *           *             *
September 2028..................           *             *             *           *             *
September 2029..................           *             *             *           *             *
September 2030..................           0             0             0           0             0
Weighted Average
    Life (in years).............       11.96          7.51          5.60        4.33          2.80

* Indicates that an amount above zero and less than 0.5% of the original class principal balance is outstanding.

         PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING OF THE
                   CLASS I-A-R CERTIFICATES AT THE FOLLOWING
                          CONSTANT PERCENTAGES OF PSA

                                                                 Class I-A-R Certificates
                                                                 ------------------------
Distribution Date                                0%          100%          175%        250%          400%
-----------------                               ---          ----          ----        ----          ----
Initial..................................      100           100           100         100           100
September 2001...........................        0             0             0           0             0
September 2002...........................        0             0             0           0             0
September 2003...........................        0             0             0           0             0
September 2004...........................        0             0             0           0             0
September 2005...........................        0             0             0           0             0
September 2006...........................        0             0             0           0             0
September 2007...........................        0             0             0           0             0
September 2008...........................        0             0             0           0             0
September 2009...........................        0             0             0           0             0
September 2010...........................        0             0             0           0             0
September 2011...........................        0             0             0           0             0
September 2012...........................        0             0             0           0             0
September 2013...........................        0             0             0           0             0
September 2014...........................        0             0             0           0             0
September 2015...........................        0             0             0           0             0
September 2016...........................        0             0             0           0             0
September 2017...........................        0             0             0           0             0
September 2018...........................        0             0             0           0             0
September 2019...........................        0             0             0           0             0
September 2020...........................        0             0             0           0             0
September 2021...........................        0             0             0           0             0
September 2022...........................        0             0             0           0             0
September 2023...........................        0             0             0           0             0
September 2024...........................        0             0             0           0             0
September 2025...........................        0             0             0           0             0
September 2026...........................        0             0             0           0             0
September 2027...........................        0             0             0           0             0
September 2028...........................        0             0             0           0             0
September 2029...........................        0             0             0           0             0
September 2030...........................        0             0             0           0             0
Weighted Average
   Life (in years).......................     0.08          0.08          0.08        0.08          0.08

* Indicates that an amount above zero and less than 0.5% of the original class principal balance is outstanding.

         PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING OF THE
            CLASS I-B-1 & CLASS I-B-2 CERTIFICATES AT THE FOLLOWING
                          CONSTANT PERCENTAGES OF PSA

                                                        Class I-B-1 & Class I-B-2 Certificates
Distribution Date                             0%           10%           20%         30%           40%
-----------------                            ---           ---           ---         ---           ---
Initial...................................    100           100           100         100           100
September 2001............................     96            96            96          96            96
September 2002............................     93            93            93          93            93
September 2003............................     89            89            89          89            89
September 2004............................     84            84            84          84            84
September 2005............................     80            80            80          80            80
September 2006............................     75            74            73          71            69
September 2007............................     70            67            65          63            58
September 2008............................     65            60            56          53            46
September 2009............................     60            53            47          43            34
September 2010............................     55            45            39          33            23
September 2011............................     49            38            31          25            16
September 2012............................     43            32            25          19            11
September 2013............................     38            26            19          14             7
September 2014............................     35            22            16          11             5
September 2015............................     32            19            13           9             3
September 2016............................     30            17            11           7             2
September 2017............................     27            14             9           5             2
September 2018............................     25            12             7           4             1
September 2019............................     22            10             6           3             1
September 2020............................     19             8             4           2             1
September 2021............................     16             7             3           2             *
September 2022............................     13             5             2           1             *
September 2023............................     10             4             2           1             *
September 2024............................      7             3             1           *             *
September 2025............................      5             2             1           *             *
September 2026............................      3             1             *           *             *
September 2027............................      1             *             *           *             *
September 2028............................      *             *             *           *             *
September 2029............................      *             *             *           *             *
September 2030............................      0             0             0           0             0
Weighted Average
  Life (in years).........................  11.96         10.15          9.25        8.60          7.73

* Indicates that an amount above zero and less than 0.5% of the original class principal balance is outstanding.

         PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING OF THE
                   CLASS II-A CERTIFICATES AT THE FOLLOWING
                     CONSTANT PREPAYMENT RATE PERCENTAGES

                                                          Class II-A Certificates
Distribution Date                         0%           10%           20%         30%           40%
-----------------                        ---           ---           ---         ---           ---
Initial...............................    100           100           100         100           100
September 2001........................     99            87            76          65            54
September 2002........................     97            76            58          42            27
September 2003........................     95            66            43          25            12
September 2004........................     94            58            32          14             2
September 2005........................     92            50            23           6             0
September 2006........................     90            43            16           1             0
September 2007........................     87            36            10           0             0
September 2008........................     85            31             6           0             0
September 2009........................     83            26             2           0             0
September 2010........................     80            22             0           0             0
September 2011........................     77            18             0           0             0
September 2012........................     75            15             0           0             0
September 2013........................     72            13             0           0             0
September 2014........................     68            11             0           0             0
September 2015........................     65             9             0           0             0
September 2016........................     61             8             0           0             0
September 2017........................     57             7             0           0             0
September 2018........................     53             6             0           0             0
September 2019........................     48             5             0           0             0
September 2020........................     44             4             0           0             0
September 2021........................     39             3             0           0             0
September 2022........................     33             2             0           0             0
September 2023........................     28             2             0           0             0
September 2024........................     22             1             0           0             0
September 2025........................     15             1             0           0             0
September 2026........................      9             *             0           0             0
September 2027........................      5             *             0           0             0
September 2028........................      1             *             0           0             0
September 2029........................      *             *             0           0             0
September 2030........................      0             0             0           0             0
Weighted Average
  Life (in years).....................  17.26          6.52          3.18        2.04          1.45

* Indicates that an amount above zero and less than 0.5% of the original class principal balance is outstanding.

        PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING OF THE
          CLASS II-B-1 & CLASS II-B-2 CERTIFICATES AT THE FOLLOWING
                     CONSTANT PREPAYMENT RATE PERCENTAGES


                                                      Class II-B-1 & Class II-B-2
Distribution Date                        0%           10%           20%         30%           40%
-----------------                       ---           ---           ---         ---           ---
Initial..............................    100           100           100         100           100
September 2001.......................     99            99            99          99            99
September 2002.......................     97            97            97          97            97
September 2003.......................     95            95            95          95            95
September 2004.......................     94            94            94          94            94
September 2005.......................     92            92            92          92            66
September 2006.......................     90            90            90          90            39
September 2007.......................     87            87            87          67            23
September 2008.......................     85            85            85          46            13
September 2009.......................     83            83            83          31             8
September 2010.......................     80            80            80          21             4
September 2011.......................     77            75            62          14             3
September 2012.......................     75            69            48          10             2
September 2013.......................     72            62            37           6             1
September 2014.......................     68            55            28           4             *
September 2015.......................     65            47            21           3             *
September 2016.......................     61            40            16           2             *
September 2017.......................     57            33            12           1             *
September 2018.......................     53            28             9           1             *
September 2019.......................     48            23             6           1             *
September 2020.......................     44            19             5           *             *
September 2021.......................     39            15             3           *             *
September 2022.......................     33            11             2           *             *
September 2023.......................     28             9             2           *             *
September 2024.......................     22             6             1           *             *
September 2025.......................     15             4             1           *             *
September 2026.......................      9             2             *           *             *
September 2027.......................      5             1             *           *             *
September 2028.......................      1             *             *           *             *
September 2029.......................      *             *             *           *             0
September 2030.......................      0             0             0           0             0
Weighted Average
   Life (in years)...................  17.26         14.53         12.06        8.27          6.00

* Indicates that an amount above zero and less than 0.5% of the original class principal balance is outstanding.

         PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING OF THE
                   CLASS III-A CERTIFICATES AT THE FOLLOWING
                     CONSTANT PREPAYMENT RATE PERCENTAGES

                                                           Class III-A Certificates
Distribution Date                         0%           10%           20%         30%           40%
-----------------                        ---           ---           ---         ---           ---
Initial...............................    100           100           100         100           100
September 2001........................     98            87            76          65            53
September 2002........................     97            76            57          40            26
September 2003........................     95            66            42          24            10
September 2004........................     94            57            31          12             *
September 2005........................     92            49            21           5             0
September 2006........................     91            42            14           0             0
September 2007........................     89            36             9           0             0
September 2008........................     87            30             4           0             0
September 2009........................     85            26             1           0             0
September 2010........................     83            21             0           0             0
September 2011........................     81            18             0           0             0
September 2012........................     79            15             0           0             0
September 2013........................     76            13             0           0             0
September 2014........................     73            11             0           0             0
September 2015........................     70             9             0           0             0
September 2016........................     67             8             0           0             0
September 2017........................     64             7             0           0             0
September 2018........................     60             6             0           0             0
September 2019........................     56             5             0           0             0
September 2020........................     52             4             0           0             0
September 2021........................     47             3             0           0             0
September 2022........................     42             3             0           0             0
September 2023........................     36             2             0           0             0
September 2024........................     30             2             0           0             0
September 2025........................     23             1             0           0             0
September 2026........................     16             1             0           0             0
September 2027........................      9             *             0           0             0
September 2028........................      3             *             0           0             0
September 2029........................      *             *             0           0             0
September 2030........................      0             0             0           0             0
Weighted Average
   Life (in years)....................  18.52          6.50          3.07        1.96          1.39

* Indicates that an amount above zero and less than 0.5% of the original class principal balance is outstanding.

         PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING OF THE
          CLASS III-B-1 & CLASS III-B-2 CERTIFICATES AT THE FOLLOWING
                     CONSTANT PREPAYMENT RATE PERCENTAGES


                                         Class III-B-1 & Class III-B-2
Distribution Date              0%        10%        20%       30%        40%
-----------------              --        ---        ---       ---        ---
Initial.....................    100        100        100       100        100

September 2001..............     98         98         98        98         98

September 2002..............     97         97         97        97         97

September 2003..............     95         95         95        95         95

September 2004..............     94         94         94        94         94

September 2005..............     92         92         92        92         57

September 2006..............     91         91         91        85         34

September 2007..............     89         89         89        59         20

September 2008..............     87         87         87        40         12

September 2009..............     85         85         85        28          7

September 2010..............     83         83         72        19          4

September 2011..............     81         79         56        13          2

September 2012..............     79         73         43         9          1

September 2013..............     76         66         33         6          1

September 2014..............     73         59         26         4          *

September 2015..............     70         51         20         3          *

September 2016..............     67         44         15         2          *

September 2017..............     64         37         12         1          *

September 2018..............     60         32          9         1          *

September 2019..............     56         27          6         1          *

September 2020..............     52         22          5         *          *

September 2021..............     47         18          3         *          *

September 2022..............     42         14          2         *          *

September 2023..............     36         11          2         *          *

September 2024..............     30          8          1         *          *

September 2025..............     23          6          1         *          *

September 2026..............     16          4          *         *          *

September 2027..............      9          2          *         *          *

September 2028..............      3          1          *         *          *

September 2029..............      *          *          *         *          0

September 2030..............      0          0          0         0          0

Weighted Average
 Life (in years)............  18.52      15.19      11.90      8.00       5.75

* Indicates that an amount above zero and less than 0.5% of the original class principal balance is outstanding.

         PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING OF THE
                   CLASS IV-A CERTIFICATES AT THE FOLLOWING
                     CONSTANT PREPAYMENT RATE PERCENTAGES

                                           Class IV-A Certificates
Distribution Date              0%        10%        20%       30%        40%
-----------------              --        ---        ---       ---        ---
Initial.....................     100       100        100       100        100

September 2001..............      99        88         77        66         56

September 2002..............      97        77         59        43         30

September 2003..............      96        67         45        27         14

September 2004..............      94        59         34        16          5

September 2005..............      92        51         25         9          0

September 2006..............      91        45         18         4          0

September 2007..............      89        39         13         *          0

September 2008..............      88        33          8         0          0

September 2009..............      86        29          5         0          0

September 2010..............      84        25          3         0          0

September 2011..............      82        21          1         0          0

September 2012..............      80        18          *         0          0

September 2013..............      77        15          0         0          0

September 2014..............      75        13          0         0          0

September 2015..............      72        12          0         0          0

September 2016..............      69        10          0         0          0

September 2017..............      66         9          0         0          0

September 2018..............      62         7          0         0          0

September 2019..............      58         6          0         0          0

September 2020..............      54         5          0         0          0

September 2021..............      49         4          0         0          0

September 2022..............      44         3          0         0          0

September 2023..............      39         3          0         0          0

September 2024..............      33         2          0         0          0

September 2025..............      26         1          0         0          0

September 2026..............      19         1          0         0          0

September 2027..............      11         1          0         0          0

September 2028..............       3         *          0         0          0

September 2029..............       *         *          0         0          0

September 2030..............       0         0          0         0          0

Weighted Average
 Life (in years)............   18.91      6.98       3.39      2.17       1.54

* Indicates that an amount above zero and less than 0.5% of the original class principal balance is outstanding.

         PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING OF THE
           CLASS IV-B-1 & CLASS IV-B-2 CERTIFICATES AT THE FOLLOWING
                     CONSTANT PREPAYMENT RATE PERCENTAGES

                                         Class IV-B-1 & Class IV-B-2
Distribution Date              0%        10%        20%        30%       40%
-----------------              --        ---        ---        ---       ---
Initial.....................    100        100        100        100       100

September 2001..............     99         99         99         99        99

September 2002..............     97         97         97         97        97

September 2003..............     96         96         96         96        96

September 2004..............     94         94         94         94        94

September 2005..............     92         92         92         92        90

September 2006..............     91         91         91         91        53

September 2007..............     89         89         89         89        31

September 2008..............     88         88         88         63        18

September 2009..............     86         86         86         43        11

September 2010..............     84         84         84         30         6

September 2011..............     82         80         77         20         4

September 2012..............     80         74         68         14         2

September 2013..............     77         67         53          9         1

September 2014..............     75         60         41          6         1

September 2015..............     72         52         32          4         *

September 2016..............     69         45         24          3         *

September 2017..............     66         38         19          2         *

September 2018..............     62         33         14          1         *

September 2019..............     58         28         11          1         *

September 2020..............     54         23          8          1         *

September 2021..............     49         19          6          *         *

September 2022..............     44         15          4          *         *

September 2023..............     39         12          3          *         *

September 2024..............     33          9          2          *         *

September 2025..............     26          7          1          *         *

September 2026..............     19          4          1          *         *

September 2027..............     11          2          *          *         *

September 2028..............      3          1          *          *         *

September 2029..............      *          *          *          *         *

September 2030..............      0          0          0          0         0

Weighted Average
   Life (in years)..........  18.91      15.39      13.32       9.09      6.55

* Indicates that an amount above zero and less than 0.5% of the original class principal balance is outstanding.

         PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING OF THE
                    CLASS V-A CERTIFICATES AT THE FOLLOWING
                     CONSTANT PREPAYMENT RATE PERCENTAGES

                                            Class V-A Certificates
Distribution Date              0%         10%       20%        30%       40%
-----------------              --         ---       ---        ---       ---
Initial.....................    100         100       100        100       100

September 2001..............     99          88        77         66        55

September 2002..............     98          77        59         42        28

September 2003..............     96          67        44         26        13

September 2004..............     95          59        33         15         3

September 2005..............     94          51        24          7         0

September 2006..............     92          44        17          2         0

September 2007..............     91          38        11          0         0

September 2008..............     89          33         7          0         0

September 2009..............     88          28         4          0         0

September 2010..............     86          24         1          0         0

September 2011..............     84          20         0          0         0

September 2012..............     82          17         0          0         0

September 2013..............     80          15         0          0         0

September 2014..............     77          13         0          0         0

September 2015..............     75          11         0          0         0

September 2016..............     72          10         0          0         0

September 2017..............     69           8         0          0         0

September 2018..............     65           7         0          0         0

September 2019..............     62           6         0          0         0

September 2020..............     58           5         0          0         0

September 2021..............     53           4         0          0         0

September 2022..............     48           3         0          0         0

September 2023..............     43           3         0          0         0

September 2024..............     37           2         0          0         0

September 2025..............     31           2         0          0         0

September 2026..............     24           1         0          0         0

September 2027..............     16           1         0          0         0

September 2028..............      8           *         0          0         0

September 2029..............      1           *         0          0         0

September 2030..............      0           0         0          0         0

Weighted Average
 Life (in years)............  19.65        6.93      3.28       2.10      1.48

* Indicates that an amount above zero and less than 0.5% of the original class principal balance is outstanding.

         PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING OF THE
            CLASS V-B-1 & CLASS V-B-2 CERTIFICATES AT THE FOLLOWING
                     CONSTANT PREPAYMENT RATE PERCENTAGES

                                                Class V-B-1 & Class V-B-2

Distribution Date                          0%      10%      20%     30%     40%
-----------------                          --      ---      ---     ---     ---
Initial...............................    100      100      100     100     100
September 2001........................     99       99       99      99      99
September 2002........................     98       98       98      98      98
September 2003........................     96       96       96      96      96
September 2004........................     95       95       95      95      95
September 2005........................     94       94       94      94      75
September 2006........................     92       92       92      92      44
September 2007........................     91       91       91      77      26
September 2008........................     89       89       89      53      15
September 2009........................     88       88       88      36       9
September 2010........................     86       86       86      25       5
September 2011........................     84       81       74      17       3
September 2012........................     82       76       58      12       2
September 2013........................     80       69       45       8       1
September 2014........................     77       62       35       5       1
September 2015........................     75       54       27       4       *
September 2016........................     72       47       21       2       *
September 2017........................     69       40       16       2       *
September 2018........................     65       34       12       1       *
September 2019........................     62       29        9       1       *
September 2020........................     58       25        7       *       *
September 2021........................     53       20        5       *       *
September 2022........................     48       17        4       *       *
September 2023........................     43       13        3       *       *
September 2024........................     37       10        2       *       *
September 2025........................     31        8        1       *       *
September 2026........................     24        5        1       *       *
September 2027........................     16        3        *       *       *
September 2028........................      8        1        *       *       *
September 2029........................      1        *        *       *       *
September 2030........................      0        0        0       0       0
Weighted Average
   Life (in years)....................  19.65    15.77    13.00    8.72    6.26

* Indicates that an amount above zero and less than 0.5% of the original class principal balance is outstanding.

         PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING OF THE
                   CLASS D-B-3 CERTIFICATES AT THE FOLLOWING
                   COMBINATIONS OF  PSA AND CPR PERCENTAGES

                                                Class D-B-3 Certificates

PSA (for component B3(1))                  0%     100%    175%    250%   400%
                                           --     ----    ----    ----   ----
CPR (for components B3(2), B3(3), B3(4)    0%     10%     20%     30%    40%
 and B3(5))                                --     ---     ---     ---    ---
Distribution Date
-----------------
Initial.................................     100    100     100     100    100
September 2001..........................      98     98      98      98     98
September 2002..........................      96     96      96      96     96
September 2003..........................      94     94      94      94     94
September 2004..........................      92     92      92      92     92
September 2005..........................      90     90      90      90     74
September 2006..........................      88     87      87      86     48
September 2007..........................      85     85      84      71     32
September 2008..........................      83     82      81      51     21
September 2009..........................      80     79      78      37     14
September 2010..........................      78     76      71      26      9
September 2011..........................      75     70      60      18      6
September 2012..........................      72     65      48      13      4
September 2013..........................      68     58      38       9      2
September 2014..........................      66     51      29       6      1
September 2015..........................      63     45      23       4      1
September 2016..........................      60     38      18       3      1
September 2017..........................      57     33      13       2      *
September 2018..........................      53     28      10       2      *
September 2019..........................      49     23       8       1      *
September 2020..........................      45     19       6       1      *
September 2021..........................      41     16       4       1      *
September 2022..........................      36     13       3       *      *
September 2023..........................      31     10       2       *      *
September 2024..........................      26      7       1       *      *
September 2025..........................      20      5       1       *      *
September 2026..........................      14      3       *       *      *
September 2027..........................       9      2       *       *      *
September 2028..........................       3      1       *       *      *
September 2029..........................       *      *       *       *      *
September 2030..........................       0      0       0       0      0
Weighted Average
   Life (in years)......................   17.27  14.19   11.90    8.55   6.48

* Indicates that an amount above zero and less than 0.5% of the original class principal balance is outstanding.

The Subordinate Certificates

     The weighted average lives of, and the yields to maturity on the subordinate certificates, in increasing order of their numerical class designations, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of losses experienced on the mortgage loans in the related loan group or groups (except with respect to the Class D-B-3 Certificates, which will be sensitive to the rate and timing of mortgage defaults and the severity of losses experienced on the mortgage loans in all loan groups). If the actual rate and severity of losses on the mortgage loans in a loan group are higher than those assumed by a holder of a related subordinate certificate, the actual yield to maturity of that subordinate certificate may be lower than the yield expected by that holder based on that assumption. The timing of losses on the mortgage loans in the related loan group or groups will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. Usually, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the mortgage loans in the related loan group or groups will reduce the Class Principal Balance (or Component Principal Balance) of a class (or component) of related lowest ranking subordinate certificates as described under "Description of the Certificates -- Allocation of Losses," without the receipt of cash attributable to that reduction. As a result of those reductions, less interest will accrue on that class or classes (or component or components) of subordinate certificates than otherwise would be the case. The yield to maturity of the subordinate certificates will also be affected by the disproportionate allocation of the Principal Prepayment Amounts to the senior certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds. See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement.

     If on any distribution date the Subordination Level for any class of subordinate certificates in a certificate group (or component thereof) is less than that percentage as of the closing date, all full and partial principal prepayments available for distribution on the subordinate certificates of that certificate group will be allocated solely to that class and all other classes of subordinate certificates (or component thereof) of that certificate group with lower numerical class designations (i.e., more senior subordinate certificates), accelerating the amortization of those classes relative to the other classes of subordinate certificates in that certificate group and reducing the weighted average lives of those classes of subordinate certificates receiving those distributions. Accelerating the amortization of the classes of subordinate certificates of a certificate group with lower numerical class designations relative to the other classes of subordinate certificates in that group is intended to preserve the availability of the subordination provided by those other classes.


                              CREDIT ENHANCEMENT

Subordination

     The subordination of the subordinate certificates (or components thereof) of a certificate group to the senior certificates of that certificate group and the further subordination within the subordinate certificates (or components thereof) of that certificate group is intended to provide holders of certificates with a higher relative payment priority protection against Realized Losses other than Excess Losses. In addition, the subordinate certificates of a certificate group will provide limited protection to the related senior certificates against Special Hazard Losses, Bankruptcy Losses and Fraud Losses on the mortgage loans in the related loan group up to the applicable Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, for the related loan group as described below.

     The Special Hazard Loss Coverage Amount for a loan group will be reduced, from time to time, to an amount equal on any distribution date to the lesser of:

     .    the greater of:

          . 1% of the aggregate of the then current Stated Principal Balances of the mortgage loans in the related loan group, and

          . twice the principal balance of the largest mortgage loan in the related loan group, and the Special Hazard Loss Coverage Amount for such loan group as of the closing date less the amount, if any, of Special Hazard Losses allocated to the related certificates since the closing date.

     All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding that distribution date after giving effect to scheduled installments of principal and interest on the mortgage loans then due, whether or not paid.

     The Fraud Loss Coverage Amount for loan groups 1, 4 and 5 will be reduced, from time to time, by the amount of Fraud Losses on the related mortgage loans allocated to the related certificates. In addition, on each anniversary of the cut-off date, the Fraud Loss Coverage Amount for loan groups 1, 4 and 5 will be reduced as follows:

     . on the first, second, third and fourth anniversaries of the cut-off date, to an amount equal to the lesser of:

          . 1% of the then current Stated Principal Balances of the mortgage loans in the related loan group, and

          . the excess of that Fraud Loss Coverage Amount as of the preceding anniversary of the cut-off date (or, in the case of the first anniversary, as of the cut-off date) over the cumulative amount of Fraud Losses allocated to the related certificates since that preceding anniversary or the cut-off date, as the case may be, and

     .    on the fifth anniversary of the cut-off date, to zero.

     The Fraud Loss Coverage Amount for loan groups 2 and 3 will be reduced, from time to time, by the amount of Fraud Losses on the related mortgage loans allocated to the related certificates. In addition, on each anniversary of the cut-off date, the Fraud Loss Coverage Amount for loan groups 2 and 3 will be reduced as follows:

     . on the first anniversary of the cut-off date, to an amount equal to the lesser of:

          . 2% of the then current Stated Principal Balances of the mortgage loans in the related loan group, and

          . the excess of that Fraud Loss Coverage Amount as of the preceding anniversary of the cut-off date (or, in the case of the first anniversary, as of the cut-off date) over the cumulative amount of Fraud Losses allocated to the related certificates since that preceding anniversary or the cut-off date, as the case may be, and

     . on the second, third and fourth anniversaries of the cut-off date, to an amount equal to the lesser of:

          . 1% of the then current Stated Principal Balances of the mortgage loans in the related loan group, and

          . the excess of that Fraud Loss Coverage Amount as of the preceding anniversary of the cut-off date (or, in the case of the first anniversary, as of the cut-off date) over the cumulative amount of Fraud Losses allocated to the related certificates since that preceding anniversary or the cut-off date, as the case may be, and

     .    on the fifth anniversary of the cut-off date, to zero.

     The Bankruptcy Loss Coverage Amount for a loan group will be reduced, from time to time, by the amount of Bankruptcy Losses on mortgage loans in the related loan group allocated to the related certificates.

     The amount of coverage provided by the subordinate certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses as described above may be canceled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agency are not adversely affected by the cancellation or reduction of those amounts. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinate certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.


                                USE OF PROCEEDS

     The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, an election will be made to treat the trust fund as a REMIC. The Class I-A-R Certificates will represent the sole class of residual interests in the REMIC.

     The Regular Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

     The classes of Regular Certificates, depending on their respective issue prices (as described in the prospectus under "Material Federal Income Tax Consequences"), may be treated as having been issued with OID in an amount equal to the excess of their initial respective Class Principal Balance (plus accrued interest from the last day preceding the issue date corresponding to a distribution date through the issue date), over their issue prices (including all accrued interest). The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be 175% of the prepayment assumption for the mortgage loans in loan group 1 with respect to the Regular

Certificates in certificate group 1, and 20% of the prepayment assumption for the mortgage loans in loan groups 2, 3, 4 and 5 with respect to the Regular Certificates in certificate groups 2, 3, 4 and 5. No representation is made as to whether the mortgage loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus. Computing accruals of OID in the manner described in the prospectus and this prospectus supplement may, depending on the actual rate of prepayments during the accrual period, result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates.

     If the holders of any Regular Certificates are treated as holding their certificates at a premium, they are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences -- REMIC Certificates -- Regular Certificates" in the prospectus.

     As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the offered certificates will represent qualifying assets under Sections 856(c)(4)(A) and 7701(a)(19)(C) of the Code, and net interest income attributable to the offered certificates will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent the assets of the trust fund are assets described in those sections.

     The Regular Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

     The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, is subject to U.S. federal income tax.

     In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

     Purchasers of Residual Certificates are encouraged to consider carefully the tax consequences of an investment in residual certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC Certificates -- Residual Certificates" in the prospectus. Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential" residual interest. See "Material Federal Income Tax Consequences -- Tax-Related Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Certificates," "Material Federal Income Tax Consequences -- Residual Certificates -- Mark to Market Rules," "-- Excess Inclusions" and "Material Federal Income Tax Consequences -- Tax Related Restrictions on Transfers of Residual Certificates -- Foreign Investors" in the prospectus. Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences -- Prohibited Transactions and Other Taxes" and "-- REMIC Certificates -- Regular Certificates -- Treatment of Realized Losses" in the prospectus.

     The Internal Revenue Service has issued proposed Treasury regulations that would add to the conditions necessary to ensure that a transfer of a noneconomic residual interest would be respected for federal income tax purposes. The proposed additional condition provides that a transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest (the inducement payment), (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing. The preamble to the proposed Treasury regulations indicate that such regulations, if adopted in final form, would have an effective date retroactive to February 4, 2000.


                             ERISA CONSIDERATIONS

     Any fiduciary of a Plan that proposes to cause the Plan to acquire any of the offered certificates is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

     The U.S. Department of Labor has granted to First Tennessee Capital Markets an individual administrative exemption, PTE 2000-14 (65 Fed. Reg. 51,039, August 22, 2000) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the exemption. PTE 2000-14 applies to mortgage loans such as the mortgage loans in the trust fund.

     For a general description of PTE 2000-14 and the conditions that must be satisfied for it to apply, see "ERISA Considerations" in the prospectus.

     It is expected that PTE 2000-14 will apply to the acquisition and holding by Plans of the Class A Certificates, excluding the Class I-A-R Certificates, and that all conditions of PTE 2000-14 other than those within the control of the investors will be met. In addition, as of the date hereof, no single mortgagor is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

     The DOL has proposed amendments (the "Proposed Amendments") to PTE 2000-14 that, if finalized in current form, generally will be effective as of August 23, 2000. Among other changes, it is anticipated that the amended exemption would permit a Plan to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of PTE 2000-14 are met). It is not certain if and when the Proposed Amendments will be issued in final form, and it is not certain that the Proposed Amendments, if finalized, will contain the same relief as is currently proposed. Fiduciaries of Plans should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Proposed Amendments.

     Because the characteristics of the Class B-1, Class B-2, Class D-B-3 and Class I-A-R Certificates may not meet the requirements of PTE 2000-14 or any other issued exemption under ERISA, a Plan or an individual retirement account or other plan subject to Section 4975 of the Code may engage in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the Class B-1, Class B-2, Class D-B-3 and Class I-A-R Certificates. Consequently, transfers of the Class B-1, Class B-2, Class D-B-3 and Class I-A-R Certificates will not be registered by the trustee unless the trustee receives:

     . a representation from the transferee of the certificate, in the form attached as an exhibit to the pooling and servicing agreement, that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any plan or arrangement or using the assets of any plan or arrangement to effect the transfer,

     . if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of PTE 95-60) and that the purchase and holding of the certificates are covered under Sections I and III of PTE 95-60, or

     . an opinion of counsel satisfactory to the trustee that the purchase or holding of the certificate by a plan, or any person acting on behalf of a plan or using the plan's assets, will not result in the assets of the trust fund being considered to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the trustee to any obligation in addition to those undertaken in the agreement.

     The representations described in the first and second bullet points above shall be considered to have been made to the trustee by the transferee's acceptance of a Class B-1, Class B-2 or Class D-B-3 Certificate. In the event that a representation is violated, or any attempt to transfer a Class B-1, Class B-2 or Class D-B-3 Certificate to a plan or person acting on behalf of a plan or using the plan's assets is initiated without the required opinion of counsel, the attempted transfer or acquisition shall be void.

     Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption and PTE 83-1 described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions described in the underwriting agreement between the depositor and First Tennessee Capital Markets, an affiliate of the depositor, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, the offered certificates.

     The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of various legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the SEC.

     The distribution of the offered certificates by the underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The proceeds to the depositor from the sale of the offered certificates will be approximately 100% of the initial aggregate Class Principal Balance of the offered certificates, plus accrued interest, before deducting expenses payable by the depositor. The underwriter may effect those transactions by selling its certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of an underwriting discount. The underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement provides that the depositor will indemnify the underwriter, and under limited circumstances, the underwriter will indemnify the depositor, against various civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made for the indemnification.

     There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity. The primary source of information available to investors concerning the offered certificates will be monthly statements discussed in the prospectus under "The Agreements -- Reports to Securityholders," which will include information as to the outstanding principal balance of the offered certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the offered certificates will be available through any other source.

                                 LEGAL MATTERS

     The validity of the certificates, including material federal income tax consequences relating to the certificates, will be passed on for the depositor by Andrews & Kurth, L.L.P., Dallas, Texas. Brown & Wood LLP, Washington, D.C., will pass on specific legal matters on behalf of the underwriter.


                                    RATINGS

     It is a condition of the issuance of the offered certificates that they receive ratings from S&P as indicated in the table on page S-11.

     The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements that those certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with those certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by those certificates. S&P's ratings on those certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

     S&P's ratings do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

     The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency.

     The depositor has not requested a rating of the offered certificates by any rating agency other than the S&P. There can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by that other rating agency. The rating assigned by that other rating agency to the offered certificates could be lower than the ratings assigned by S&P.

                               GLOSSARY OF TERMS


     Available Funds -- With respect to any distribution date and any loan group, an amount equal to the sum of:

     (a) all scheduled installments of interest, net of the related expense fees, and principal due on the due date in the month in which the distribution date occurs and received before the related determination date on the related mortgage loans, together with any advances for the related mortgage loans;

     (b) all Insurance Proceeds and all Liquidation Proceeds received during the calendar month before the distribution date on the related mortgage loans, in each case net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any;

     (c) all partial or full prepayments received during the related Prepayment Period on the related mortgage loans, net of any Prepayment Interest Excess;

     (d) any Substitution Adjustment Amount or the purchase price for any deleted mortgage loan or a mortgage loan repurchased by the seller or the servicer as of such distribution date; and

     (e) any Compensating Interest in respect of full prepayments received during the period from the sixteenth day of the month prior to the month of such distribution date through the last day of such month on the related mortgage loans;

     reduced by, in the case of clauses (a) through (d) above, the amounts to which the servicer is entitled under the pooling and servicing agreement, including accrued and unpaid servicing fees, unreimbursed advances and certain expenses.

     Bankruptcy Loss Coverage Amount -- The aggregate amount of Bankruptcy Losses in a loan group that may be allocated to reduce the Class Principal Balance (or Component Principal Balance, as applicable) of the related subordinate certificates, initially $100,000 for each loan group.

     Bankruptcy Losses -- With respect to a mortgage loan, a loss attributable to a Deficient Valuation or a Debt Service Reduction.

     Class Principal Balance -- For any class of certificates (other than the Class D-B Certificates) as of any date of determination, an amount equal to the initial principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

     . all amounts previously distributed to holders of certificates of that class as payments of principal;

     . the amount of Realized Losses, including Excess Losses, allocated to that class; and

     . in the case of the Class B-1 and Class B-2 Certificates, any Writedown Amounts.

     For any Class D-B Certificates, the Class Principal Balance thereof will be equal to the sum of the Component Principal Balances of the components thereof.

     Code -- The Internal Revenue Code of 1986, as amended.

     Collection Account -- An account established and maintained by the servicer, in the name of the servicer for the benefit of the trustee on behalf of the certificateholders, into which the servicer is required to deposit collections in respect of the mortgage loans.

     Compensating Interest -- As to any distribution date and any mortgage loan that prepaid in full during the period from the sixteenth day of the month prior to the month of such distribution date through the last day of such month, an additional payment made by the servicer, to the extent funds are available from the servicing fee, equal to the amount of interest at the Net Mortgage Rate, for that mortgage loan from the date of the prepayment to the related due date; provided that the aggregate of such payments shall not exceed 10% of the monthly servicing fee.

     Component Principal Balance -- With respect to any distribution date and any component, its initial Component Principal Balance as of the Closing Date, reduced by all amounts previously distributed on that component in respect of principal, the principal portion of any Realized Losses previously allocated to that component and any Writedown Amount previously allocated to that component.

     Debt Service Reduction -- With respect to any mortgage loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the scheduled payment for such mortgage loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

     Deficient Valuation -- With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then-outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

     Determination Date -- As to any distribution date, the earlier of (i) the third business day after the 15th day of each month, and (ii) the second business day prior to the related distribution date.

     Distribution Account -- An account established and maintained with the trustee on behalf of the certificateholders, into which the servicer is required to deposit the Available Funds withdrawn from the Collection Account on the business day prior to each distribution date.

     DTC -- The Depository Trust Company.

     Excess Losses -- Any Deficient Valuation, Fraud Loss or Special Hazard Losses (each a type of Realized Loss), or any part thereof, occurring after the Bankruptcy Loss Coverage Amount, Fraud Loss Coverage Amount or Special Hazard Loss Coverage Amount, respectively, has been reduced to zero.

     Fraud Loss Coverage Amount -- The aggregate amount of Fraud Losses in a loan group that may be allocated to reduce the Class Principal Balance (or Component Principal Balance, as applicable) of the related subordinate certificates, initially approximately $1,783,968,

$1,201,269, $1,693,342, $1,990,710 and $1,259,816 for loan groups 1, 2, 3, 4 and
5, respectively.

     Fraud Losses -- Realized Losses incurred on defaulted mortgage loans as to which there was fraud, dishonesty or misrepresentation in the origination of the mortgage loans.

     Insurance Proceeds -- All proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the servicer's normal servicing procedures.

     Interest Accrual Period -- For each distribution date for each class of certificates, the one-month period beginning immediately following the end of the preceding Interest Accrual Period (or from the cut-off date, in the case of the first Interest Accrual Period) and ending on the last day of the month preceding the month in which such distribution date occurs.

     Liquidated mortgage loan -- A defaulted mortgage loan as to which the servicer has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

     Liquidation Principal -- For any distribution date and loan group, the principal portion of Liquidation Proceeds received for each mortgage loan in such loan group which became a Liquidated mortgage loan, but not in excess of the principal balance of that Liquidated mortgage loan, during the calendar month preceding the month of the distribution date.

     Liquidation Proceeds -- All cash amounts, other than Insurance Proceeds, received in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, during the calendar month before the distribution date, net of any unreimbursed servicing fees and advances.

     Net Interest Shortfall -- For any distribution date and loan group, the sum of:

     . the amount of interest which would otherwise have been received for any mortgage loan in that loan group that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, after the exhaustion of the respective amounts of coverage provided by the subordinate certificates for those types of losses; and

     .    any Net Prepayment Interest Shortfalls.

     Net Mortgage Rate -- Except as provided in the following sentence and with respect to a mortgage loan, the mortgage rate thereof, less the master servicing fee rate of 0.025%, the custodial fee rate of 0.0025% and the applicable servicing fee rate with respect to the mortgage loan, expressed as a per annum percentage of its Stated Principal Balance. The Net Mortgage Rate with respect to any mortgage loan in loan group 1 with a mortgage rate of 7.00% per annum will be 7.00% per annum.

     Net Prepayment Interest Shortfall -- For any distribution date, the amount by which the aggregate of Prepayment Interest Shortfalls during the applicable prepayment period applicable to that distribution date exceeds the available Compensating Interest, if any, for that period.

     OID -- Original issue discount.

     Original Group Subordinate Amount -- As to any loan group, the sum of the aggregate initial Class Principal Balances of the related offered subordinate certificates (other than the Class D-B-3 Certificates) and the aggregate initial Component Principal Balances of the related components.

     Plan -- An employee benefit plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to ERISA or Section 4975 of the Code.

     Prepayment Interest Excess -- As to any principal prepayment in full received by the servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment. All Prepayment Interest Excess shall be paid to the servicer as additional servicing compensation.

     Prepayment Interest Shortfall -- As to any distribution date, mortgage loan and principal prepayment received (a) during the period from the sixteenth day of the month preceding the month of such distribution date through the last day of such month, in the case of a principal prepayment in full, or (b) during the month preceding the month of such distribution date, in the case of a partial principal prepayment, the amount, if any, by which one month's interest at the related Net Mortgage Rate on such principal prepayment exceeds the amount of interest actually paid by the mortgagor in connection with such principal prepayment.

     Prepayment Period -- (a) With respect to any mortgage loan that was the subject of a voluntary prepayment in full and any distribution date, the period from the sixteenth day of the month preceding the month of that distribution date (or, in the case of the first distribution date, from the cut-off date) through the fifteenth day of the month of that distribution date, and (b) with respect to any other unscheduled prepayment of principal of any mortgage loan and any distribution date, the calendar month preceding the month of that distribution date.

     Principal Payment Amount -- For any distribution date and loan group, the sum of:

     . scheduled principal payments on the mortgage loans due on the related due date;

     . the principal portion of repurchase proceeds received for any mortgage loan which was repurchased as permitted or required by the pooling and servicing agreement during the calendar month preceding the month of the distribution date; and

     . any other unscheduled payments of principal which were received on the mortgage loans during the preceding calendar month, other than principal payments in full, partial principal prepayments or Liquidation Principal.

     Principal Prepayment Amount -- For any distribution date and loan group, the sum of all partial prepayments or prepayments in full which were received during the related Prepayment Period.

     PTE -- A prohibited transaction exemption issued by the U.S. Department of Labor.

     Realized Loss -- Either (a) a Bankruptcy Loss, (b) a Special Hazard Loss,
(c) a Fraud Loss, or (d) for a Liquidated mortgage loan, the amount by which the remaining unpaid principal balance of the mortgage loan, plus interest at the Net Mortgage Rate from the due date as to which interest was last paid or advanced (and not reimbursed) to certificateholders up to the due date in the month in which Liquidation Proceeds are required to be distributed on the Stated

Principal Balance of such Liquidated mortgage loan, exceeds the amount of Liquidation Proceeds and Insurance Proceeds applied to the principal balance of the related mortgage loan. With respect to each mortgage loan which has become the subject of a Deficient Valuation, if the principal amount due under the related mortgage note has been reduced, the difference between the principal balance of the mortgage loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

     Regular Certificates -- All classes of certificates, other than the Residual Certificates.

     Relief Act Reduction -- A reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940.

     REO Properties -- A mortgaged property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan.

     Residual Certificates -- The Class I-A-R Certificates.

     S&P -- Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors and/or assigns.

     Senior Liquidation Amount -- For any distribution date and for each mortgage loan in the related loan group or groups which became a Liquidated mortgage loan during the calendar month preceding the month of the distribution date, the lesser of the related Senior Percentage of the Stated Principal Balance of that mortgage loan and the related Senior Prepayment Percentage of the Liquidation Principal for that mortgage loan.

     Senior Percentage -- For any distribution date and certificate group, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of the classes of senior certificates of such certificate group immediately prior to that date and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans in the related loan group immediately prior to the distribution date.

     In no event will the Senior Percentage for any group exceed 100%.

     Senior Prepayment Percentage -- (A) For certificate group 1 and each distribution date occurring during the five year period following the closing date, beginning on the first distribution date, 100%. Thereafter, the Senior Prepayment Percentage for certificate group 1 will, except as described below, be subject to gradual reduction as described in the following paragraph.

     The Senior Prepayment Percentage for certificate group 1 and any distribution date occurring on or after the fifth anniversary of the first distribution date will be as follows:

     . for any distribution date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that distribution date;

     . for any distribution date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that distribution date;

     . for any distribution date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that distribution date;

     . for any distribution date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that distribution date; and

     . for any distribution date thereafter, the related Senior Percentage for that distribution date.

     If for any of the foregoing distribution dates a Senior Percentage exceeds its initial Senior Percentage, the Senior Prepayment Percentage for the related certificate group for that distribution date will once again equal 100%.

     In spite of the foregoing, no decrease in the reduction to a Senior Prepayment Percentage as described above will occur if, as of the first distribution date as to which that decrease applies the outstanding principal balance of the mortgage loans in the related loan group delinquent 60 days or more averaged over the preceding six month period, as a percentage of the related Original Group Subordinate Amount as of that distribution date, is equal to or greater than 50%, or the cumulative Realized Losses for the mortgage loans in the related loan group exceed:

     . for the distribution date on the fifth anniversary of the first distribution date, 30% of the related Original Group Subordinate Amount;

     . for the distribution date on the sixth anniversary of the first distribution date, 35% of the related Original Group Subordinate Amount;

     . for the distribution date on the seventh anniversary of the first distribution date, 40% of the related Original Group Subordinate Amount;

     . for the distribution date on the eighth anniversary of the first distribution date, 45% of the related Original Group Subordinate Amount; and

     . for the distribution date on the ninth anniversary of the first distribution date, 50% of the related Original Group Subordinate Amount.

     (B) For certificate groups 2, 3, 4 and 5 and each distribution date occurring during the ten year period following the closing date, beginning on the first distribution date, 100%. Thereafter, the Senior Prepayment Percentage for certificate groups 2, 3, 4 and 5 will, except as described below, be subject to gradual reduction as described in the following paragraph.

     The Senior Prepayment Percentage for each of certificate groups 2, 3, 4 and 5 and any distribution date occurring on or after the tenth anniversary of the first distribution date will be as follows:

     . for any distribution date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that distribution date;

     . for any distribution date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that distribution date;

     . for any distribution date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that distribution date;

     . for any distribution date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that distribution date; and

     . for any distribution date thereafter, the related Senior Percentage for that distribution date.

     If for any of the foregoing distribution dates a Senior Percentage exceeds its initial Senior Percentage, the Senior Prepayment Percentage for the related certificate group for that distribution date will once again equal 100%.

     In spite of the foregoing, no decrease in the reduction to a Senior Prepayment Percentage as described above will occur if, as of the first distribution date as to which that decrease applies the outstanding principal balance of the mortgage loans in the related loan group, delinquent 60 days or more averaged over the preceding six month period, as a percentage of the related Original Group Subordinate Amount as of that distribution date is equal to or greater than 50% or cumulative Realized Losses for the mortgage loans in the related loan group exceed:

     . for the distribution date on the tenth anniversary of the first distribution date, 30% of the related Original Group Subordinate Amount;

     . for the distribution date on the eleventh anniversary of the first distribution date, 35% of the related Original Group Subordinate Amount;

     . for the distribution date on the twelfth anniversary of the first distribution date, 40% of the related Original Group Subordinate Amount;

     . for the distribution date on the thirteenth anniversary of the first distribution date, 45% of the related Original Group Subordinate Amount; and

     . for the distribution date on the fourteenth anniversary of the first distribution date, 50% of the related Original Group Subordinate Amount.

     If on any distribution date the allocation to the class of senior certificates then entitled to distributions of principal payments in full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Principal Balance of that class below zero, the distribution to that class of certificates of the Senior Prepayment Percentage of those amounts for that distribution date will be limited to the percentage necessary to reduce the related Class Principal Balance to zero.

     Senior Principal Distribution Amount -- For any distribution date and certificate group, the sum of:

     . the related Senior Percentage of the related Principal Payment Amount, after adjustment for the principal portion of the Debt Service Reductions after the related Bankruptcy Coverage Termination Date;

     . the related Senior Prepayment Percentage of the related Principal Prepayment Amount; and

     .    the related Senior Liquidation Amount.

     Special Hazard Loss Coverage Amount -- The aggregate amount of Special Hazard Losses in a loan group that may be allocated to reduce the Class Principal Balance (or Component Principal Balance, as applicable) of the related subordinate certificates, initially, approximately $6,349,827, $3,436,433, $3,894,689, $5,992,655 and $3,873,269 for loan groups 1, 2, 3, 4 and 5, respectively.

     Special Hazard Losses -- A Realized Loss incurred, to the extent that the loss was attributable to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property. Special Hazard Losses do not include losses occasioned by war, civil insurrection, various governmental actions, errors in design, faulty workmanship or materials, except under some circumstances, nuclear reaction, chemical contamination or waste by the mortgagor.

     Stated Principal Balance -- For any mortgage loan and due date, the unpaid principal balance of the mortgage loan as of the due date, as specified in its amortization schedule at the time, after giving effect to any previous partial prepayments and Liquidation Proceeds received and to the payment of principal due on the due date, whether or not actually received from the related mortgagor.

     Subordinate Liquidation Amount -- For any distribution date and certificate group, the excess, if any, of the aggregate Liquidation Principal of all mortgage loans in the related loan group or groups which became Liquidated mortgage loans during the calendar month preceding the month of that distribution date over the sum of the related Senior Liquidation Amount for that distribution date.

     Subordinate Percentage -- For any distribution date and certificate group, the difference between 100% and the related Senior Percentage for that distribution date.

     Subordinate Prepayment Percentage -- For any distribution date and certificate group, the difference between 100% and the related Senior Prepayment Percentage for that distribution date.

     Subordinate Principal Distribution Amount -- For any distribution date and certificate group or groups, the sum of the following amounts:

     . the related Subordinate Percentage of the related Principal Payment Amount, after adjustment for the principal portion of the Debt Service Reductions after the related Bankruptcy Coverage Termination Date;

     . the related Subordinate Prepayment Percentage of the related Principal Prepayment Amount; and

     .    the related Subordinate Liquidation Amount.

     Any reduction to the Subordinate Principal Distribution Amount shall first offset the Principal Payment Amounts, second the Subordinate Liquidation Amounts and then the Principal Prepayment Amounts.

     Subordination Level -- On any distribution date for any class or component of subordinate certificates of a certificate group, the percentage obtained by dividing the sum of the Class Principal Balances (or Component Principal Balances, as applicable) of all classes of certificates (or components thereof) in that certificate group which are subordinate in right of payment to that class (or component) by the sum of the Class Principal Balances (or Component Principal Balances, as applicable) of all classes of certificates in that certificate group, in each case immediately prior to that distribution date.

     Substitution Adjustment Amount -- The amount by which the principal balance of a substituted mortgage loan exceeds the principal balance of a replacement mortgage loan.

     Writedown Amount -- As of any distribution date and with respect to a certificate group, the amount by which (a) the sum of the Class Principal Balances of all of the certificates in such certificate group and the sum of the Component Principal Balances of each Component of the related loan group, after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Class Principal Balances of all of the Certificates in such Certificate Group and the Component Principal Balances of each of the Components of the related Loan Group on such distribution date, exceeds (b) the aggregate Stated Principal Balance of the mortgage loans in the related loan group on the first day of the month of such distribution date less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero.

                                   ANNEX A-I


                   MORTGAGE RATES FOR THE MORTGAGE LOANS IN
                               LOAN GROUP 1 (1)

                       NUMBER OF        AGGREGATE
RANGE OF MORTGAGE      MORTGAGE         PRINCIPAL            PERCENT
    RATES (%)           LOANS           BALANCE ($)          OF POOL(%)
-----------------      ---------        -----------          -----------

   7.000-   7.499            100           31,024,724.46            34.8
   7.500-   7.999            124           23,450,120.06            26.3
   8.000-   8.499             98            9,641,729.18            10.8
   8.500-   8.999            212           13,773,721.51            15.4
   9.000-   9.499             93            4,601,219.86             5.2
   9.500-   9.999             69            3,443,109.31             3.9
  10.000-  10.499             39            2,239,501.25             2.5
  10.500-  11.999             22              696,423.72             0.8
  12.000-  15.000             11              327,866.77             0.4
                             ---           -------------           -----
        TOTAL                768           89,198,416.12           100.0
                             ===           =============           =====

(1) As of the Cut-off Date the weighted average Mortgage Rate of the Mortgage Loans in Loan Group 1 was approximately 7.968% per annum.

                LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS IN
                               LOAN GROUP 1 (1)

  RANGE OF                 NUMBER OF       AGGREGATE
LOAN-TO-VALUE              MORTGAGE        PRINCIPAL          PERCENT
  RATIOS(%)                 LOANS          BALANCE($)         OF POOL (%)
  ---------                 -----          ----------         -----------

    1.001-    50.000             115          8,413,658.68              9.4
   50.001-    60.000              86          9,341,698.28             10.5
   60.001-    70.000             123         17,495,866.31             19.6
   70.001-    80.000             160         30,723,586.64             34.4
   80.001-    90.000             117         12,179,276.23             13.7
   90.001-    95.000             104          6,048,413.06              6.8
   95.001-   100.000              18          1,470,333.94              1.6
         Unknown                  45          3,525,582.98              4.0
                                 ---         -------------            -----
         TOTAL                   768         89,198,416.12            100.0
                                 ===         =============            =====

(1) As of the Cut-off Date the weighted average Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 was approximately 70.381%.

                                    A-I-2

            MORTGAGE LOAN PRINCIPAL BALANCE  FOR THE MORTGAGE LOANS
                              IN LOAN GROUP 1 (1)

RANGE OF MORTGAGE        NUMBER OF        AGGREGATE
 LOAN PRINCIPAL          MORTGAGE         PRINCIPAL              PERCENT
  BALANCES ($)             LOANS         BALANCE ($)            OF POOL (%)
  ------------             -----         -----------            -----------

          1-     50,000        378          12,138,467.79                13.6
     50,001-    100,000        176          11,769,858.52                13.2
    100,001-    150,000         44           5,462,629.70                 6.1
    150,001-    200,000         24           4,105,843.64                 4.6
    200,001-    250,000         25           5,660,069.05                 6.3
    250,001-    300,000         46          12,535,033.12                14.1
    300,001-    350,000         24           7,670,509.88                 8.6
    350,001     400,000         12           4,439,612.14                 5.0
    400,001-    450,000         12           4,985,877.21                 5.6
    450,001-    500,000          6           2,820,781.81                 3.2
    500,001-    550,000          4           2,057,729.93                 2.3
    550,001-    750,000          8           4,955,293.73                 5.6
    750,001-  1,000,000          6           5,251,192.31                 5.9
  1,000,001-  3,200,000          3           5,345,517.29                 6.0
                               ---          -------------               -----
           TOTAL               768          89,198,416.12               100.0
                               ===          =============               =====

(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans in Loan Group 1 was $116,143.77.

                                     A-I-3

             REMAINING MONTHS TO STATED MATURITY FOR THE MORTGAGE
                           LOANS IN LOAN GROUP 1 (1)

                        NUMBER OF
REMAINING TERM          MORTGAGE             AGGREGATE          PERCENT
   (Months)              LOANS          PRINCIPAL BALANCE ($)  OF POOL (%)
   --------              -----          ---------------------  -----------
    0.01-    12.00             1                   15,324.57             0.0
   12.01-    24.00             0                        0.00             0.0
   24.01-    36.00             4                  209,248.47             0.2
   36.01-    48.00             9                  321,468.88             0.4
   48.01-    60.00             7                  184,612.24             0.2
   60.01-    72.00            18                  805,957.08             0.9
   72.01-    84.00            26                  923,973.66             1.0
   84.01-    96.00            26                1,356,693.88             1.5
   96.01-   108.00            21                2,028,610.33             2.3
  108.01-   120.00             9                  661,327.34             0.7
  120.01-   132.00            33                1,796,240.66             2.0
  132.01-   144.00            49                3,268,012.56             3.7
  144.01-   156.00            42               12,388,859.56            13.9
  156.01-   168.00            47               15,327,322.54            17.2
  168.01-   180.00            14                2,515,070.56             2.8
  180.01-   192.00            26                1,328,507.09             1.5
  192.01-   204.00            33                1,880,432.83             2.1
  204.01-   216.00             7                  705,309.21             0.8
  216.01-   228.00            10                  601,634.70             0.7
  228.01-   240.00            12                  444,112.92             0.5
  240.01-   252.00            15                1,281,035.68             1.4
  252.01-   264.00            14                1,232,860.23             1.4
  264.01-   276.00            31                4,947,497.41             5.5
  276.01-   288.00            42                4,382,622.60             4.9
  288.01-   300.00            35                2,086,535.12             2.3
  300.01-   312.00            75                7,233,303.66             8.1
  312.01-   324.00            79                7,977,379.73             8.9
  324.01-   336.00            61                9,319,278.30            10.4
  336.01-   348.00            19                3,224,137.89             3.6
  348.01-   360.00             3                  751,046.42             0.8
                             ---               -------------           -----
           TOTALS            768               89,198,416.12           100.0
                             ===               =============           =====

(1) As of the Cut-off Date, the weighted average remaining months to stated maturity for the Mortgage Loan Group 1 was approximately 226 months.

                                     A-I-4

             STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE
                        MORTGAGE LOANS IN LOAN GROUP 1

                    NUMBER OF
                    MORTGAGE         AGGREGATE            PERCENT
  STATE               LOANS     PRINCIPAL BALANCE ($)    OF POOL (%)
  -----               -----     ---------------------    -----------

Washington, D.C.            1              279,811.61              0.3
Delaware                    1               82,265.81              0.1
Florida                   109           16,767,539.25             18.8
Georgia                     1              241,107.56              0.3
Illinois                    1               45,013.08              0.1
Indiana                    73            8,691,107.55              9.7
Kentucky                    5              211,523.69              0.2
Louisiana                   1               32,426.76              0.0
Massachusetts               2              309,003.77              0.3
Maryland                    1              319,398.09              0.4
Michigan                  312           29,191,233.81             32.7
New Jersey                  2              712,516.69              0.8
New York                    2            1,239,245.50              1.4
Ohio                      166           19,694,911.47             22.1
Pennsylvania                1              257,792.68              0.3
South Carolina              2              102,647.98              0.1
Tennessee                   1               70,377.20              0.1
Virginia                    1              168,416.72              0.2
West Virginia              85           10,126,001.26             11.4
Wyoming                     1              656,075.64              0.7
                          ---           -------------            -----
  TOTALS                  768           89,198,416.12            100.0
                          ===           =============            =====

                                     A-I-5

             TYPE OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                                IN LOAN GROUP 1

                NUMBER OF
  PROPERTY      MORTGAGE         AGGREGATE              PERCENT
   TYPE          LOANS      PRINCIPAL BALANCE ($)      OF POOL (%)
   ----          -----      ---------------------      -----------

2-4 Family
   Dwellings            3             115,233.61               0.1
Condominiums           52           5,206,274.10               5.8
Single Family *       709          83,427,162.34              93.5
Townhomes               1              82,265.81               0.1
Unknown                 3             367,480.26               0.4
                      ---          -------------             -----
  TOTALS              768          89,198,416.12             100.0
                      ===          =============             =====

* Includes Single Family Detached, Single Family Attached and Planned Unit Developments



                   OCCUPANCY TYPES FOR THE MORTGAGE LOANS IN
                                 LOAN GROUP 1

                NUMBER OF
  OCCUPANCY     MORTGAGE         AGGREGATE              PERCENT
    TYPE         LOANS      PRINCIPAL BALANCE ($)      OF POOL (%)
    ----         -----      ---------------------      -----------

Owner Occupied        633           75,774,010.77              84.9
Second Home            52            8,584,578.18               9.6
Investment
  Property             26            1,501,968.69               1.7
Unknown                57            3,337,858.48               3.7
                      ---           -------------             -----
  TOTALS              768           89,198,416.12             100.0
                      ===           =============             =====

                                    A-I-6

                                  ANNEX A-II


           MORTGAGE RATES FOR THE MORTGAGE LOANS IN LOAN GROUP 2 (1)

                         NUMBER OF         AGGREGATE
RANGE OF MORTGAGE        MORTGAGE          PRINCIPAL            PERCENT
     RATES (%)             LOANS          BALANCE ($)         OF POOL (%)
     ---------             -----          -----------         -----------
  5.500 -  5.999              6            2,038,050.96            5.1
  6.000 -  6.499              6            1,768,077.81            4.4
  6.500 -  6.999             14            4,389,356.67           11.0
  7.000 -  7.499             20            3,290,565.37            8.2
  7.500 -  7.999             27            5,293,121.05           13.2
  8.000 -  8.499             73            7,605,983.44           19.0
  8.500 -  8.999             83            6,590,014.94           16.5
  9.000 -  9.499             47            7,925,151.47           19.8
  9.500 - 10.000              7            1,141,976.11            2.9
                            ---           -------------          -----
        TOTAL               283           40,042,297.82          100.0
                            ===           =============          =====

(1) As of the Cut-off Date the weighted average Mortgage Rate of the Mortgage Loans in Loan Group 2 was approximately 7.979% per annum.


                                     A-II-1

           GROSS MARGINS FOR THE MORTGAGE LOANS IN LOAN GROUP 2 (1)

                       NUMBER OF         AGGREGATE
RANGE OF GROSS         MORTGAGE          PRINCIPAL             PERCENT
  MARGINS (%)           LOANS           BALANCE ($)          OF POOL (%)
  -----------           -----           -----------          -----------
 2.250 - 2.499              1               23,427.16             0.1
 2.500 - 2.749              8              685,954.89             1.7
 2.750 - 2.999            217           30,553,475.75            76.3
 3.000 - 3.249             47            6,145,395.47            15.3
 3.250 - 3.499              3              840,362.03             2.1
 3.500 - 3.749              4              880,980.59             2.2
 3.750 - 3.999              1               82,403.08             0.2
 4.000 - 4.249              2              830,298.85             2.1
                          ---           -------------           -----
     TOTAL                283           40,042,297.82           100.0
                          ===           =============           =====

(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans in Loan Group 2 was approximately 2.886%.


                                     A-II-2

           MAXIMUM RATES FOR THE MORTGAGE LOANS IN LOAN GROUP 2 (1)

                         NUMBER OF          AGGREGATE
RANGE OF MAXIMUM         MORTGAGE           PRINCIPAL           PERCENT
    RATES (%)             LOANS            BALANCE ($)        OF POOL (%)
    ---------             -----            -----------        -----------
 10.000 - 10.499             2                 94,931.44             0.2
 10.500 - 10.999             2                523,744.13             1.3
 11.000 - 11.499             1                336,827.09             0.8
 11.500 - 11.999            32              3,962,634.47             9.9
 12.000 - 12.499            21              4,351,206.55            10.9
 12.500 - 12.999            74              7,940,285.67            19.8
 13.000 - 13.499            50              9,470,955.56            23.7
 13.500 - 13.999            48              9,059,697.34            22.6
 14.000 - 14.499            14              1,082,041.00             2.7
 14.500 - 14.999            20              1,749,983.94             4.4
 15.000 - 15.499            11                663,281.59             1.7
 15.500 - 15.999             5                746,815.50             1.9
 16.000 - 16.499             3                 59,893.54             0.1
                           ---             -------------           -----
       TOTAL               283             40,042,297.82           100.0
                           ===             =============           =====

(1) As of the Cut-off Date, the weighted average Maximum Rate of the Mortgage Loans in Loan Group 2 was approximately 13.064%.


                                     A-II-3

            MORTGAGE LOAN PRINCIPAL BALANCE  FOR THE MORTGAGE LOANS
                              IN LOAN GROUP 2 (1)

RANGE OF MORTGAGE        NUMBER OF             AGGREGATE
  LOAN PRINCIPAL         MORTGAGE              PRINCIPAL             PERCENT
   BALANCES ($)            LOANS              BALANCE ($)          OF POOL (%)
   ------------            -----              -----------          -----------
        1 -    50,000        132               4,161,618.05            10.4
   50,001 -   100,000         59               4,166,451.39            10.4
  100,001 -   150,000         15               1,849,277.16             4.6
  150,001 -   200,000          6               1,103,428.44             2.8
  200,001 -   250,000         11               2,529,465.38             6.3
  250,001 -   300,000         17               4,754,706.54            11.9
  300,001 -   350,000         14               4,601,913.37            11.5
  350,001 -   400,000          8               2,938,722.64             7.3
  400,001 -   450,000          6               2,575,730.47             6.4
  450,001 -   500,000          2                 934,053.96             2.3
  500,001 -   550,000          4               2,109,488.82             5.3
  550,001 -   750,000          4               2,544,677.05             6.4
  750,001 - 1,000,000          2               1,700,724.35             4.2
1,000,001 - 1,750,000          3               4,072,040.20            10.2
                             ---              -------------           -----
         TOTAL               283              40,042,297.82           100.0
                             ===              =============           =====

(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans in Loan Group 2 was $141,492.22.

                                     A-II-4

                  LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS
                              IN LOAN GROUP 2 (1)

   RANGE OF              NUMBER OF          AGGREGATE
LOAN-TO-VALUE            MORTGAGE           PRINCIPAL          PERCENT
  RATIOS (%)              LOANS            BALANCE ($)       OF POOL (%)
  ----------              -----            -----------       -----------
   1.001 -  50.000           38             2,950,516.92           7.4
  50.001 -  60.000           44             4,084,955.60          10.2
  60.001 -  70.000           56             5,922,898.03          14.8
  70.001 -  80.000           89            18,619,841.55          46.5
  80.001 -  90.000           29             5,426,622.80          13.6
  90.001 -  95.000           12             1,839,494.35           4.6
  95.001 - 100.000            7               950,745.46           2.4
         Unknown              8               247,223.11           0.6
                            ---            -------------         -----

         TOTAL              283            40,042,297.82         100.0
                            ===            =============         =====

(1) As of the Cut-off Date the weighted average Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 was approximately 72.386%.


                                     A-II-5

                  REMAINING MONTHS TO STATED MATURITY FOR THE
                      MORTGAGE LOANS IN LOAN GROUP 2 (1)


                                              AGGREGATE
                            NUMBER OF         PRINCIPAL
REMAINING TERM              MORTGAGE           BALANCE             PERCENT
   (Months)                  LOANS         OUTSTANDING ($)       OF POOL (%)
   -------                   -----         ---------------       -----------


   60.01  -       72.00             1             23,427.16                0.1
   72.01  -       84.00             4            134,068.86                0.3
   84.01  -       96.00             6            157,922.14                0.4
   96.01  -      108.00             7            285,397.35                0.7
  108.01  -      120.00            10            236,725.80                0.6
  120.01  -      132.00            12            564,824.63                1.4
  132.01  -      144.00             8            269,262.68                0.7
  144.01  -      156.00             4            153,009.98                0.4
  156.01  -      168.00             3            111,369.25                0.3
  168.01  -      180.00             8            233,688.63                0.6
  180.01  -      192.00             6            200,327.43                0.5
  192.01  -      204.00             9            343,065.76                0.9
  204.01  -      216.00             7            316,594.17                0.8
  216.01  -      228.00            10            762,107.29                1.9
  228.01  -      240.00             4            496,906.51                1.2
  240.01  -      252.00             7            304,711.96                0.8
  252.01  -      264.00             9            685,712.47                1.7
  264.01  -      276.00             7            812,423.77                2.0
  276.01  -      288.00            13            813,842.93                2.0
  288.01  -      300.00            19          1,857,390.72                4.6
  300.01  -      312.00            44          7,314,722.13               18.3
  312.01  -      324.00            24          6,018,351.62               15.0
  324.01  -      336.00            33          7,117,441.19               17.8
  336.01  -      348.00            22          9,404,202.68               23.5
  348.01  -      360.00             6          1,424,800.71                3.6
                                  ---         -------------              -----
          TOTALS                  283         40,042,297.82              100.0
                                  ===         =============              =====


(1) As of the Cut-off Date, the weighted average remaining months to stated maturity for the Mortgage Loans in Loan Group 2 was approximately 306 months.


                                    A-II-6

                STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR
                      THE MORTGAGE LOANS IN LOAN GROUP 2

                 NUMBER
                   OF                   AGGREGATE
                MORTGAGE                PRINCIPAL              PERCENT
     STATE       LOANS                 BALANCE ($)           OF POOL (%)
     -----       -----                 -----------           -----------

Delaware                 1                  195,085.71                 0.5
Florida                158               16,846,481.78                42.1
Indiana                 27                1,983,265.25                 5.0
Kentucky                 1                  300,351.45                 0.8
Michigan                50               10,226,833.27                25.5
Ohio                    27                7,904,535.77                19.7
Pennsylvania             1                   16,849.47                 0.0
Texas                    1                  356,247.68                 0.9
Washington               1                  426,479.11                 1.1
West Virginia           16                1,786,168.33                 4.5
                       ---               -------------               -----
  TOTALS               283               40,042,297.82               100.0
                       ===               =============               =====


                                    A-II-7

              TYPE OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                                IN LOAN GROUP 2

                           NUMBER
                             OF                AGGREGATE
      PROPERTY            MORTGAGE             PRINCIPAL           PERCENT
        TYPE               LOANS               BALANCE ($)       OF POOL (%)
        ----               -----           ---------------       -----------


Townhomes                         1               40,302.04               0.1
Condominiums                     12            2,564,112.15               6.4
Single Family *                 269           37,416,716.01              93.4
Manufactured Housing
  (treated as real
    property)                     1               21,167.62               0.1
                                ---           -------------             -----
  TOTALS                        283           40,042,297.82             100.0
                                ===           =============             =====

* Includes Single Family Detached, Single Family Attached and Planned Unit Developments



            OCCUPANCY TYPES FOR THE MORTGAGE LOANS IN LOAN GROUP 2


                          NUMBER
                            OF                 AGGREGATE
   OCCUPANCY             MORTGAGE              PRINCIPAL        PERCENT
     TYPE                  LOANS              BALANCE ($)     OF POOL (%)
     ----                  -----          ---------------     -----------


Owner Occupied                  238          30,282,282.88            75.6
Second Home                      23           7,197,014.66            18.0
Investment Property              14           2,044,025.47             5.1
Unknown                           8             518,974.81             1.3
                                ---          -------------           -----
  TOTALS                        283          40,042,297.82           100.0
                                ===          =============           =====

                                    A-II-8

        ANNUAL INTEREST RATE ADJUSTMENT CAP FOR THE MORTGAGE LOANS IN
                               LOAN GROUP 2 (1)

 ANNUAL INTEREST      NUMBER
      RATE              OF                 AGGREGATE
   ADJUSTMENT        MORTGAGE              PRINCIPAL           PERCENT
     CAP (%)           LOANS              BALANCE ($)        OF POOL (%)
     -------           -----              -----------        -----------


          1.000               7              917,520.26                2.3
          2.000             270           36,140,163.46               90.3
          2.625               1              282,154.42                0.7
          3.000               5            2,702,459.68                6.7
                            ---           -------------              -----
  TOTALS                    283           40,042,297.82              100.0
                            ===           =============              =====

(1) The weighted average annual interest rate adjustment cap for Loan Group 2 is approximately 2.049%.

                                    A-II-9

             NEXT INTEREST ADJUSTMENT MONTH FOR THE MORTGAGE LOANS
                              IN LOAN GROUP 2 (1)

                        NUMBER
 NEXT INTEREST            OF             AGGREGATE
   ADJUSTMENT          MORTGAGE          PRINCIPAL              PERCENT
     MONTH              LOANS            BALANCE ($)          OF POOL (%)
     -----              -----          ---------------        -----------


        Oct-00                 20          2,778,656.44                 6.9
        Nov-00                 17          2,424,607.98                 6.1
        Dec-00                 23          2,310,764.49                 5.8
        Jan-01                 22          2,423,166.77                 6.1
        Feb-01                 16          1,732,967.13                 4.3
        Mar-01                 17          1,420,131.40                 3.5
        Apr-01                 15          3,067,567.13                 7.7
        May-01                 22          2,387,227.83                 6.0
        Jun-01                 20          2,581,522.43                 6.4
        Jul-01                 22          2,210,707.10                 5.5
        Aug-01                 32          5,889,816.87                14.7
        Sep-01                 28          3,392,138.20                 8.5
        Oct-01                  6          1,702,064.30                 4.3
        Nov-01                  6          1,700,582.87                 4.2
        Dec-01                  5          1,531,626.14                 3.8
        Jan-02                  3            358,792.63                 0.9
        Feb-02                  4            961,643.56                 2.4
        Mar-02                  5          1,168,314.55                 2.9
                              ---         -------------               -----
  TOTALS                      283         40,042,297.82               100.0
                              ===         =============               =====

(1) The weighted average months to next interest rate adjustment for Loan Group 2 is approximately 8.61 months.

                                    A-II-10

                                  ANNEX A-III


           MORTGAGE RATES FOR THE MORTGAGE LOANS IN LOAN GROUP 3 (1)

                            NUMBER
                              OF             AGGREGATE
   RANGE OF MORTGAGE       MORTGAGE          PRINCIPAL          PERCENT
        RATES (%)            LOANS          BALANCE ($)       OF POOL (%)
        ---------            -----          -----------       -----------


    5.000 -       5.499             1            333,951.61             0.6
    5.500 -       5.999             5          2,127,203.66             3.8
    6.000 -       6.499            13          5,169,886.92             9.2
    6.500 -       6.999            51         17,776,585.69            31.5
    7.000 -       7.499            53         16,130,366.67            28.6
    7.500 -       7.999            53         11,756,797.12            20.8
    8.000 -       8.499            23          1,952,379.17             3.5
    8.500 -       8.999            11            840,000.06             1.5
    9.000 -       9.499             5            236,663.19             0.4
    9.500 -       9.999             1            120,883.54             0.2
                                  ---         -------------           -----
                TOTAL             216         56,444,717.63           100.0
                                  ===         =============           =====

(1) As of the Cut-off Date the weighted average Mortgage Rate of the Mortgage Loans in Loan Group 3 was approximately 7.053% per annum.


           GROSS MARGINS FOR THE MORTGAGE LOANS IN LOAN GROUP 3 (1)

                            NUMBER
                              OF            AGGREGATE
  RANGE OF GROSS           MORTGAGE         PRINCIPAL            PERCENT
    MARGINS (%)              LOANS         BALANCE ($)         OF POOL (%)
    -----------              -----         -----------         -----------


     2.750 -      2.999           180        47,925,499.04             84.9
     3.000 -      3.249            28         6,912,878.62             12.2
     3.250 -      3.499             3           142,896.25              0.3
     3.500 -      3.749             4         1,287,307.45              2.3
     6.000 -      6.249             1           176,136.27              0.3
                                  ---        -------------            -----
           TOTAL                  216        56,444,717.63            100.0
                                  ===        =============            =====

(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans in Loan Group 3 was approximately 2.901%.

                                    A-III-1

           MAXIMUM RATES FOR THE MORTGAGE LOANS IN LOAN GROUP 3 (1)

                            NUMBER
                              OF           AGGREGATE
    RANGE OF MAXIMUM       MORTGAGE        PRINCIPAL            PERCENT
       RATES (%)            LOANS         BALANCE ($)         OF POOL (%)
       ---------            -----         -----------         -----------


  10.500 -      10.999            2           1,023,244.62              1.8
  11.000 -      11.499            1             333,951.61              0.6
  11.500 -      11.999            6           2,264,247.96              4.0
  12.000 -      12.499           14           5,269,459.73              9.3
  12.500 -      12.999           52          17,929,074.22             31.8
  13.000 -      13.499           49          13,612,825.04             24.1
  13.500 -      13.999           59          13,604,911.03             24.1
  14.000 -      14.499           21           1,560,499.13              2.8
  14.500 -      14.999            7             569,185.08              1.0
  15.000 -      15.499            4             196,643.90              0.3
  18.000 -      18.499            1              80,675.31              0.1
                                ---          -------------            -----
         TOTAL                  216          56,444,717.63            100.0
                                ===          =============            =====

(1) As of the Cut-off Date, the weighted average Maximum Rate of the Mortgage Loans in Loan Group 3 was approximately 13.001%.

                                    A-III-2

            MORTGAGE LOAN PRINCIPAL BALANCE  FOR THE MORTGAGE LOANS
                              IN LOAN GROUP 3 (1)

 RANGE OF MORTGAGE             NUMBER OF        AGGREGATE
   LOAN PRINCIPAL              MORTGAGE         PRINCIPAL          PERCENT
    BALANCES ($)                LOANS          BALANCE ($)       OF POOL (%)
    ------------                -----          -----------       -----------


         1  -         50,000           35          1,146,328.56           2.0
    50,001  -        100,000           37          2,811,761.50           5.0
   100,001  -        150,000           25          3,061,838.21           5.4
   150,001  -        200,000           15          2,570,886.04           4.6
   200,001  -        250,000            7          1,661,886.66           2.9
   250,001  -        300,000           26          7,072,021.00          12.5
   300,001  -        350,000           16          5,228,513.09           9.3
   350,001  -        400,000           14          5,250,945.26           9.3
   400,001  -        450,000            7          2,956,987.68           5.2
   450,001  -        500,000           11          5,328,629.49           9.4
   500,001  -        550,000            4          2,060,618.03           3.7
   550,001  -        750,000            7          4,463,124.62           7.9
   750,001  -      1,000,000           10          8,966,815.94          15.9
 1,000,001  -      1,950,000            2          3,864,361.55           6.8
                                      ---         -------------         -----
            TOTAL                     216         56,444,717.63         100.0
                                      ===         =============         =====

(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans in Loan Group 3 was $261,318.14.

                                    A-III-3

        LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS IN LOAN GROUP 3 (1)

   RANGE OF              NUMBER OF        AGGREGATE
LOAN-TO-VALUE            MORTGAGE         PRINCIPAL           PERCENT
  RATIOS (%)               LOANS         BALANCE ($)        OF POOL (%)
  ----------               -----         -----------        -----------


    1.001 -      50.000          25        4,340,730.80               7.7
   50.001 -      60.000          21        6,871,474.15              12.2
   60.001 -      70.000          29        8,785,135.19              15.6
   70.001 -      80.000          68       20,830,435.94              36.9
   80.001 -      90.000          39        9,267,909.81              16.4
   90.001 -      95.000          18        3,794,561.37               6.7
   95.001 -     100.000          16        2,554,470.37               4.5
                                ---       -------------             -----
          TOTAL                 216       56,444,717.63             100.0
                                ===       =============             =====

(1) As of the Cut-off Date the weighted average Loan-to-Value Ratio of the Mortgage Loans in Loan Group 3 was approximately 72.726%.

                                    A-III-4

        REMAINING MONTHS TO STATED MATURITY FOR THE MORTGAGE LOANS IN
                               LOAN GROUP 3 (1)


                             NUMBER
                               OF           AGGREGATE
REMAINING TERM              MORTGAGE        PRINCIPAL             PERCENT
   (Months)                  LOANS          BALANCE ($)         OF POOL (%)
   --------                  -----        ---------------       -----------


   60.01  -        72.00            1             20,425.02              0.0
   72.01  -        84.00            1             16,421.51              0.0
   84.01  -        96.00            2             31,646.38              0.1
   96.01  -       108.00            1            245,621.26              0.4
  108.01  -       120.00            0                  0.00              0.0
  120.01  -       132.00            1             60,178.19              0.1
  132.01  -       144.00            4            347,091.87              0.6
  144.01  -       156.00            6            347,923.23              0.6
  156.01  -       168.00            8            726,375.67              1.3
  168.01  -       180.00            1             23,772.72              0.0
  180.01  -       192.00            2             81,970.28              0.1
  192.01  -       204.00            4            150,268.45              0.3
  204.01  -       216.00            3            370,624.08              0.7
  216.01  -       228.00            0                  0.00              0.0
  228.01  -       240.00            1            117,518.73              0.2
  240.01  -       252.00            0                  0.00              0.0
  252.01  -       264.00            1             99,535.04              0.2
  264.01  -       276.00            1             26,896.56              0.0
  276.01  -       288.00            2            153,136.09              0.3
  288.01  -       300.00            2            405,155.14              0.7
  300.01  -       312.00            4          2,509,361.97              4.4
  312.01  -       324.00           24          4,172,974.43              7.4
  324.01  -       336.00           55         16,271,020.25             28.8
  336.01  -       348.00           81         26,796,050.23             47.5
  348.01  -       360.00           11          3,470,750.53              6.1
                                  ---         -------------            -----
          TOTALS                  216         56,444,717.63            100.0
                                  ===         =============            =====

(1) As of the Cut-off Date, the weighted average remaining months to stated maturity for the Mortgage Loans in Loan Group 3 was approximately 328 months.

                                    A-III-5

         STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE MORTGAGE
                             LOANS IN LOAN GROUP 3



                  NUMBER
                    OF           AGGREGATE
                 MORTGAGE        PRINCIPAL             PERCENT
   STATE           LOANS         BALANCE ($)         OF POOL (%)
   ------          -----       ---------------       -----------


California             3             961,019.95                1.7
Colorado               4           3,518,881.29                6.2
Florida               61          16,584,769.44               29.4
Illinois               2             761,686.26                1.3
Indiana                3             822,988.25                1.5
Kentucky               1             405,945.94                0.7
Michigan              67           8,971,211.13               15.9
Missouri               1             991,786.02                1.8
North Carolina         1             316,406.45                0.6
Nebraska               1             254,569.77                0.5
New Mexico             1             247,675.08                0.4
Ohio                  42          15,450,551.52               27.4
Pennsylvania           2             694,592.63                1.2
Texas                  1             706,838.17                1.3
West Virginia         26           5,755,795.73               10.2
                     ---          -------------              -----
  TOTALS             216          56,444,717.63              100.0
                     ===          =============              =====

                                    A-III-6

              TYPE OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                                IN LOAN GROUP 3

                     NUMBER
                       OF             AGGREGATE
   PROPERTY         MORTGAGE          PRINCIPAL             PERCENT
     TYPE             LOANS           BALANCE ($)         OF POOL (%)
     ----             -----         ---------------       -----------


Townhomes                   6             861,151.49                1.5
Condominiums               16           6,463,735.02               11.5
Single Family *           192          49,010,209.86               86.8
Manufactured
 Housing
  (treated as real
    property)               1              44,521.15                0.1
Unknown                     1              65,100.11                0.1
                          ---          -------------              -----
  TOTALS                  216          56,444,717.63              100.0
                          ===          =============              =====

* Includes Single Family Detached, Single Family Attached and Planned Unit Developments

                                    A-III-7

            OCCUPANCY TYPES FOR THE MORTGAGE LOANS IN LOAN GROUP 3

                    NUMBER
                      OF              AGGREGATE
  OCCUPANCY        MORTGAGE           PRINCIPAL            PERCENT
    TYPE            LOANS             BALANCE ($)        OF POOL (%)
    ----            -----           ---------------      -----------


Owner Occupied           168          43,735,793.68               77.5
Second Home               30          10,093,258.84               17.9
Investment
  Property                18           2,615,665.11                4.6
                         ---          -------------              -----
  TOTALS                 216          56,444,717.63              100.0
                         ===          =============              =====

                                    A-III-8

             ANNUAL INTEREST RATE ADJUSTMENT CAP FOR THE MORTGAGE
                           LOANS IN LOAN GROUP 3 (1)

      ANNUAL          NUMBER
  INTEREST RATE         OF           AGGREGATE
    ADJUSTMENT       MORTGAGE        PRINCIPAL                PERCENT
      CAP (%)          LOANS         BALANCE ($)            OF POOL (%)
      -------          -----       ---------------          -----------


          1.000               1             265,528.91                0.5
          2.000             210          52,649,187.86               93.3
          3.000               4           3,222,886.20                5.7
          5.000               1             307,114.66                0.5
                            ---          -------------              -----
  TOTALS                    216          56,444,717.63              100.0
                            ===          =============              =====

(1) The weighted average annual interest rate adjustment cap for Loan Group 3 is approximately 2.069%.

                                    A-III-9

             NEXT INTEREST ADJUSTMENT MONTH FOR THE MORTGAGE LOANS
                              IN LOAN GROUP 3 (1)


                       NUMBER
   NEXT INTEREST         OF               AGGREGATE
    ADJUSTMENT        MORTGAGE            PRINCIPAL           PERCENT
      MONTH             LOANS             BALANCE ($)       OF POOL (%)
      -----             -----          ---------------      -----------


            Apr-02            8           3,012,021.57                5.3
            May-02            6           1,027,093.81                1.8
            Jun-02           13           2,321,148.72                4.1
            Jul-02           14           3,073,231.03                5.4
            Aug-02           11           1,686,894.21                3.0
            Sep-02           15           3,021,118.07                5.4
            Oct-02           13           2,154,356.89                3.8
            Nov-02           12           3,147,286.26                5.6
            Dec-02            7           1,313,728.66                2.3
            Jan-03            4           2,242,254.56                4.0
            Feb-03            6           1,811,139.58                3.2
            Mar-03            6           1,017,807.49                1.8
            Apr-03            8           2,564,624.08                4.5
            May-03            4             907,314.15                1.6
            Jun-03            4             198,112.98                0.4
            Jul-03           16           3,245,183.77                5.7
            Aug-03            4           2,901,488.68                5.1
            Sep-03            7             957,652.81                1.7
            Oct-03            8           3,115,707.18                5.5
            Nov-03            6           2,065,917.39                3.7
            Dec-03            7           2,916,613.13                5.2
            Jan-04            9           3,101,240.80                5.5
            Feb-04           16           4,097,867.02                7.3
            Mar-04           12           4,544,914.79                8.1
                            ---          -------------              -----
    TOTALS                  216          56,444,717.63              100.0
                            ===          =============              =====

(1) The weighted average months to next interest rate adjustment for Loan Group 3 is approximately 31.44 months.

                                   A-III-10

                                  ANNEX A-IV

                     MORTGAGE RATES FOR THE MORTGAGE LOANS
                              IN LOAN GROUP 4 (1)

                        NUMBER OF        AGGREGATE
RANGE OF MORTGAGE       MORTGAGE         PRINCIPAL           PERCENT
    RATES (%)            LOANS          BALANCE ($)        OF POOL (%)
    ---------            -----          -----------        -----------
5.500 - 5.999               11           3,879,673.39           3.9
6.000 - 6.499               17           7,251,399.31           7.3
6.500 - 6.999               86          36,316,908.13          36.5
7.000 - 7.499              111          43,418,219.72          43.6
7.500 - 7.999               25           6,619,299.72           6.7
8.000 - 8.499               15           1,618,201.02           1.6
8.500 - 8.999                9             374,152.99           0.4
9.000 - 9.499                1              57,664.63           0.1
                           ---          -------------         -----
      TOTAL                275          99,535,518.91         100.0
                           ===          =============         =====

(1) As of the Cut-off Date the weighted average Mortgage Rate of the Mortgage Loans in Loan Group 4 was approximately 6.932% per annum.


           GROSS MARGINS FOR THE MORTGAGE LOANS IN LOAN GROUP 4 (1)

                      NUMBER OF          AGGREGATE
RANGE OF GROSS        MORTGAGE           PRINCIPAL           PERCENT
 MARGINS (%)           LOANS            BALANCE ($)        OF POOL (%)
 -----------           -----            -----------        -----------
  2.750 - 2.999         230             85,407,576.23          85.8
  3.000 - 3.249          32             12,079,603.24          12.1
  3.250 - 3.499          13              2,048,339.44           2.1
                        ---             =============         -----
      TOTAL             275             99,535,518.91         100.0
                        ===             =============         =====

(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans in Loan Group 4 was approximately 2.904%.


                                     A-IV-1

           MAXIMUM RATES FOR THE MORTGAGE LOANS IN LOAN GROUP 4 (1)

                      NUMBER OF          AGGREGATE
RANGE OF MAXIMUM      MORTGAGE           PRINCIPAL           PERCENT
    RATES (%)          LOANS            BALANCE ($)        OF POOL (%)
    ---------          -----            -----------        -----------
 11.000 - 11.499           3             1,322,744.93            1.3
 11.500 - 11.999          15             6,717,533.18            6.7
 12.000 - 12.499          22             8,875,070.43            8.9
 12.500 - 12.999          80            32,398,962.26           32.6
 13.000 - 13.499          99            38,645,848.09           38.8
 13.500 - 13.999          28             7,942,010.47            8.0
 14.000 - 14.499          17             2,875,606.35            2.9
 14.500 - 14.999           9               374,152.99            0.4
 15.000 - 15.499           1                57,664.63            0.1
 15.500 - 21.000           1               325,925.58            0.3
                         ---            -------------          -----
      TOTAL              275            99,535,518.91          100.0
                         ===            =============          =====

(1) As of the Cut-off Date, the weighted average Maximum Rate of the Mortgage Loans in Loan Group 4 was approximately 12.915%.


                                     A-IV-2

            MORTGAGE LOAN PRINCIPAL BALANCE FOR THE MORTGAGE LOANS
                              IN LOAN GROUP 4 (1)

RANGE OF MORTGAGE         NUMBER OF         AGGREGATE
  LOAN PRINCIPAL          MORTGAGE          PRINCIPAL          PERCENT
   BALANCES ($)            LOANS           BALANCE ($)       OF POOL (%)
   ------------            -----           -----------       -----------
        1 -     50,000        19              702,240.13          0.7
   50,001 -    100,000        31            2,243,255.71          2.3
  100,001 -    150,000        22            2,623,278.79          2.6
  150,001 -    200,000        12            2,153,194.36          2.2
  200,001 -    250,000         8            1,744,106.13          1.8
  250,001 -    300,000        47           12,902,757.98         13.0
  300,001 -    350,000        22            7,094,614.32          7.1
  350,001 -    400,000        32           12,022,373.12         12.1
  400,001 -    450,000        13            5,512,743.80          5.5
  450,001 -    500,000         9            4,349,158.55          4.4
  500,001 -    550,000        10            5,199,832.48          5.2
  550,001 -    600,000        10            5,842,639.18          5.9
  600,001 -    650,000         8            4,983,503.52          5.0
  650,001 -    700,000         4            2,736,108.27          2.7
  700,001 -    750,000         5            3,642,346.62          3.7
  750,001 -  1,000,000        15           13,603,992.62         13.7
1,000,001 -  1,250,000         5            5,657,215.85          5.7
1,550,001 -  2,000,000         2            3,528,630.78          3.5
2,950,001 -  3,000,000         1            2,993,526.70          3.0
                             ---           -------------        -----
       TOTAL                 275           99,535,518.91        100.0
                             ===           =============        =====

(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans in Loan Group 4 was $361,947.34.


                                     A-IV-3

        LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS IN LOAN GROUP 4 (1)


  RANGE OF             NUMBER OF          AGGREGATE
LOAN-TO-VALUE          MORTGAGE           PRINCIPAL          PERCENT
  RATIOS (%)            LOANS            BALANCE ($)       OF POOL (%)
  ----------            -----            -----------       -----------
   1.001 -  50.000         18            10,196,095.14          10.2
  50.001 -  60.000         14             9,284,245.69           9.3
  60.001 -  70.000         37            16,957,841.04          17.0
  70.001 -  80.000        114            44,733,242.54          44.9
  80.001 -  90.000         48            10,999,958.35          11.1
  90.001 -  95.000         23             4,597,973.04           4.6
  95.001 - 100.000         21             2,766,163.11           2.8
                          ---            -------------         -----
TOTAL                     275            99,535,518.91         100.0
                          ===            =============         =====

(1) As of the Cut-off Date the weighted average Loan-to-Value Ratio of the Mortgage Loans in Loan Group 4 was approximately 71.477%.


                                     A-IV-4

          REMAINING MONTHS TO STATED MATURITY FOR THE MORTGAGE LOANS
                              IN LOAN GROUP 4 (1)


                       NUMBER OF          AGGREGATE
REMAINING TERM         MORTGAGE           PRINCIPAL             PERCENT
   (Months)              LOANS            BALANCE  ($)        OF POOL (%)
   --------              -----          ---------------       -----------
   96.01 - 108.00          2                57,092.93               0.01
  108.01 - 120.00          0                     0.00                0.0
  120.01 - 132.00          0                     0.00                0.0
  132.01 - 144.00          1                88,141.90                0.1
  144.01 - 156.00          3               547,712.88                0.6
  156.01 - 168.00          3             1,297,291.10                1.3
  168.01 - 180.00          2                55,212.04                0.1
  180.01 - 192.00          0                     0.00                0.0
  192.01 - 204.00          0                     0.00                0.0
  204.01 - 216.00          1                40,327.82                0.0
  216.01 - 228.00          0                     0.00                0.0
  228.01 - 240.00          0                     0.00                0.0
  240.01 - 252.00          0                     0.00                0.0
  252.01 - 264.00          0                     0.00                0.0
  264.01 - 276.00          0                     0.00                0.0
  276.01 - 288.00          2               301,755.10                0.3
  288.01 - 300.00          1                57,664.63                0.1
  300.01 - 312.00          0                     0.00                0.0
  312.01 - 324.00          9             2,875,838.89                2.9
  324.01 - 336.00         67            27,087,076.88               27.2
  336.01 - 348.00        162            61,852,362.04               62.1
  348.01 - 360.00         22             5,275,042.70                5.3
                         ---            -------------              -----
        TOTALS           275            99,535,518.91              100.0
                         ===            =============              =====

(1) As of the Cut-off Date, the weighted average remaining months to stated maturity for the Mortgage Loans in Loan Group 4 was approximately 335.3 months.


                                     A-IV-5

         STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE MORTGAGE
                             LOANS IN LOAN GROUP 4

                    NUMBER
                      OF           AGGREGATE
                   MORTGAGE        PRINCIPAL       PERCENT
      STATE         LOANS         BALANCE ($)    OF POOL (%)
      -----         -----         -----------    -----------
Arizona                3        1,268,702.75            1.3
California             2          656,736.60            0.7
Colorado               2        1,229,498.98            1.2
Connecticut            1          679,109.88            0.7
Florida               63       28,113,181.03           28.2
Georgia                1          239,772.91            0.2
Illinois               3        1,599,686.07            1.6
Indiana               16        4,463,450.24            4.5
Kentucky               1          262,466.89            0.3
Massachusetts          5        2,741,586.43            2.8
Maryland               5        2,001,761.05            2.0
Michigan              59       14,976,202.86           15.0
Missouri               1          416,828.58            0.4
North Carolina         1          306,165.14            0.3
New Jersey             5        2,274,198.28            2.3
New York               1          595,306.03            0.6
Ohio                  67       29,264,222.51           29.4
Pennsylvania           1          390,568.36            0.4
South Carolina         1          494,180.85            0.5
Texas                  1          255,771.95            0.3
Virginia               2          425,841.49            0.4
Washington             2          681,486.79            0.7
West Virginia         32        6,198,793.24            6.2
                     ---       -------------          -----
  TOTALS             275       99,535,518.91          100.0
                     ===       =============          =====

                                     A-IV-6

              TYPE OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                                IN LOAN GROUP 4

                      NUMBER
                        OF          AGGREGATE
    PROPERTY         MORTGAGE       PRINCIPAL       PERCENT
      TYPE            LOANS        BALANCE ($)    OF POOL (%)
      ----            -----      -------------    -----------
Townhomes                1           83,198.13           0.1
Condominiums            26        6,220,342.90           6.2
Single Family *        245       93,103,467.81          93.5
Manufactured
 Housing
  (treated as real
   property)             3          128,510.07           0.1
Unknown                  0                0.00           0.0
                       ---       -------------         -----
  TOTALS               275       99,535,518.91         100.0
                       ===       =============         =====

* Includes Single Family Detached, Single Family Attached and Planned Unit Developments


                                     A-IV-7

             OCCUPANCY TYPES FOR THE MORTGAGE LOANS IN LOAN GROUP 4

                      NUMBER
                        OF           AGGREGATE
    OCCUPANCY        MORTGAGE        PRINCIPAL      PERCENT
      TYPE            LOANS          BALANCE ($)  OF POOL (%)
      ----            -----      ---------------  -----------
Owner Occupied          222        78,576,318.63         78.9
Second Home              42        18,705,929.56         18.8
Investment
 Property                11         2,253,270.72          2.3
Unknown                   0                 0.00          0.0
                        ---        -------------        -----
  TOTALS                275        99,535,518.91        100.0
                        ===        =============        =====


        ANNUAL INTEREST RATE ADJUSTMENT CAP FOR THE MORTGAGE LOANS IN
                               LOAN GROUP 4 (1)

      ANNUAL
     INTEREST         NUMBER
       RATE             OF            AGGREGATE
    ADJUSTMENT       MORTGAGE         PRINCIPAL     PERCENT
     CAP (%)          LOANS          BALANCE ($)  OF POOL (%)
     -------          -----      ---------------  -----------
       2.000            273        98,808,719.85         99.3
       3.000              1           395,489.65          0.4
       5.000              1           331,309.41          0.3
                        ---        -------------        -----
  TOTALS                275        99,535,518.91        100.0
                        ===        =============        =====

(1) The weighted average annual interest rate adjustment cap for Loan Group 4 is approximately 2.014%.

                                     A-IV-8

             NEXT INTEREST ADJUSTMENT MONTH FOR THE MORTGAGE LOANS
                              IN LOAN GROUP 4 (1)


       NEXT           NUMBER
     INTEREST           OF          AGGREGATE
    ADJUSTMENT       MORTGAGE       PRINCIPAL       PERCENT
      MONTH           LOANS         BALANCE ($)  OF POOL (%)
      -----           -----      ---------------  -----------
       Apr-04            11         4,026,627.10          4.0
       May-04            15         4,744,452.39          4.8
       Jun-04            12         3,756,796.22          3.8
       Jul-04            19         6,192,945.38          6.2
       Aug-04            12         3,595,862.22          3.6
       Sep-04             5           583,181.68          0.6
       Oct-04             3           141,119.68          0.1
       Nov-04             9         2,773,616.57          2.8
       Dec-04             8         1,589,819.37          1.6
       Jan-05             2           698,918.90          0.7
       Feb-05             4           510,933.84          0.5
       Mar-05             8         2,922,270.61          2.9
       Apr-05             4         1,478,936.80          1.5
       May-05            13         4,690,701.53          4.7
       Jun-05             3         1,020,095.08          1.0
       Jul-05            15         5,268,666.04          5.3
       Aug-05            12         5,318,717.86          5.3
       Sep-05            14         6,587,646.31          6.6
       Oct-05            11         5,059,343.98          5.1
       Nov-05             9         4,191,506.01          4.2
       Dec-05            12         7,733,770.35          7.8
       Jan-06            18         6,848,333.35          6.9
       Feb-06            27         8,916,694.06          9.0
       Mar-06            29        10,884,563.58         10.9
                        ---        -------------        -----
  TOTALS                275        99,535,518.91        100.0
                        ===        =============        =====

(1) The weighted average months to next interest rate adjustment for Loan Group 4 is approximately 57.16 months.

                                     A-IV-9

                                   ANNEX A-V


           MORTGAGE RATES FOR THE MORTGAGE LOANS IN LOAN GROUP 5 (1)

                           NUMBER OF           AGGREGATE
RANGE OF MORTGAGE          MORTGAGE            PRINCIPAL          PERCENT
    RATES (%)                LOANS            BALANCE ($)       OF POOL (%)
    ---------                -----            -----------       -----------

    6.000 -     6.499               2              669,622.23                1.1
    6.500 -     6.999              35           14,339,506.42               22.8
    7.000 -     7.499              53           22,945,074.80               36.4
    7.500 -     7.999              55           18,725,958.85               29.7
    8.000 -     8.499              30            6,223,969.93                9.9
    8.500 -     8.999               1               29,591.56                0.0
   12.500 -    12.999               1               57,098.33                0.1
                                  ---           -------------              -----
          TOTAL                   177           62,990,822.12              100.0
                                  ===           =============              =====

(1) As of the Cut-off Date the weighted average Mortgage Rate of the Mortgage Loans in Loan Group 5 was approximately 7.330% per annum.



           GROSS MARGINS FOR THE MORTGAGE LOANS IN LOAN GROUP 5 (1)

                           NUMBER OF           AGGREGATE
RANGE OF GROSS             MORTGAGE            PRINCIPAL          PERCENT
  MARGINS (%)                LOANS            BALANCE ($)       OF POOL (%)
  -----------                -----            -----------       -----------

    2.750 -     2.999             143           53,358,096.12               84.7
    3.000 -     3.249              26            6,286,964.62               10.0
    3.250 -     3.499               5            1,281,963.94                2.0
    3.500 -     3.749               2              574,670.02                0.9
    3.750 -     3.999               1            1,489,127.42                2.4
                                  ---           -------------              -----
          TOTAL                   177           62,990,822.12              100.0
                                  ===           =============              =====

(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans in Loan Group 5 was approximately 2.928%.

                                     A-V-1

           MAXIMUM RATES FOR THE MORTGAGE LOANS IN LOAN GROUP 5 (1)

                           NUMBER OF           AGGREGATE
RANGE OF MAXIMUM           MORTGAGE            PRINCIPAL          PERCENT
    RATES (%)                LOANS            BALANCE ($)       OF POOL (%)
    ---------                -----            -----------       -----------

    11.500 -    11.999              2              638,194.18                1.0
    12.000 -    12.499              3            2,604,513.90                4.1
    12.500 -    12.999             34           14,149,850.36               22.5
    13.000 -    13.499             52           21,010,183.13               33.4
    13.500 -    13.999             54           18,277,420.73               29.0
    14.000 -    14.499             30            6,223,969.93                9.9
    14.500 -    14.999              1               29,591.56                0.0
    18.500 -    18.999              1               57,098.33                0.1
                                  ---           -------------              -----
           TOTAL                  177           62,990,822.12              100.0
                                  ===           =============              =====

(1) As of the Cut-off Date, the weighted average Maximum Rate of the Mortgage Loans in Loan Group 5 was approximately 13.280%.

                                     A-V-2

            MORTGAGE LOAN PRINCIPAL BALANCE  FOR THE MORTGAGE LOANS
                              IN LOAN GROUP 5 (1)

RANGE OF MORTGAGE          NUMBER OF           AGGREGATE
  LOAN PRINCIPAL           MORTGAGE            PRINCIPAL          PERCENT
   BALANCES ($)              LOANS            BALANCE ($)       OF POOL (%)
   ------------              -----            -----------       -----------

         1 -      50,000             3            113,662.84                 0.2
    50,001 -     100,000            19          1,460,184.07                 2.3
   100,001 -     150,000            17          2,070,652.45                 3.3
   150,001 -     200,000            11          1,858,788.54                 3.0
   200,001 -     250,000             5          1,139,688.11                 1.8
   250,001 -     300,000            32          8,692,933.69                13.8
   300,001 -     350,000            22          7,150,832.75                11.4
   350,001 -     400,000            22          8,247,958.13                13.1
   400,001 -     450,000             8          3,398,369.52                 5.4
   450,001 -     500,000             7          3,390,430.32                 5.4
   500,001 -     550,000             5          2,659,024.50                 4.2
   550,001 -     750,000            11          6,855,861.28                10.9
   750,001 -   1,000,000            11         10,210,981.11                16.2
 1,000,001 -   1,950,000             4          5,741,454.81                 9.1
                                   ---         -------------               -----
           TOTAL                   177         62,990,822.12               100.0
                                   ===         =============               =====

(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans in Loan Group 5 was $355,880.35.


                                     A-V-3

        LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS IN LOAN GROUP 5 (1)

   RANGE OF                NUMBER OF           AGGREGATE
LOAN-TO-VALUE              MORTGAGE            PRINCIPAL          PERCENT
  RATIOS (%)                 LOANS            BALANCE ($)       OF POOL (%)
  ----------                 -----            -----------       -----------

   1.001 -    50.000                 6          3,898,882.95                 6.2
  50.001 -    60.000                 8          4,132,400.04                 6.6
  60.001 -    70.000                21         10,328,965.91                16.4
  70.001 -    80.000                70         29,269,640.90                46.5
  80.001 -    90.000                45         10,398,020.63                16.5
  90.001 -    95.000                13          2,260,555.05                 3.6
  95.001 -   100.000%               14          2,702,356.64                 4.3
         Unknown                     0                  0.00                 0.0
         TOTAL                     ---         -------------               -----
                                   177         62,990,822.12               100.0
                                   ===         =============               =====

(1) As of the Cut-off Date the weighted average Loan-to-Value Ratio of the Mortgage Loans in Loan Group 5 was approximately 74.749%.


                                     A-V-4

        REMAINING MONTHS TO STATED MATURITY FOR THE MORTGAGE LOANS IN
                               LOAN GROUP 5 (1)



                           NUMBER OF           AGGREGATE
REMAINING TERM             MORTGAGE            PRINCIPAL           PERCENT
   (Months)                  LOANS             BALANCE  ($)      OF POOL (%)
   --------                  -----           ---------------     -----------
 108.01 -    120.00                  1               29,591.56               0.0
 120.01 -    132.00                  0                    0.00               0.0
 132.01 -    144.00                  0                    0.00               0.0
 144.01 -    156.00                  0                    0.00               0.0
 156.01 -    168.00                  2              665,130.16               1.1
 168.01 -    180.00                  0                    0.00               0.0
 180.01 -    192.00                  0                    0.00               0.0
 192.01 -    204.00                  0                    0.00               0.0
 204.01 -    216.00                  0                    0.00               0.0
 216.01 -    228.00                  0                    0.00               0.0
 228.01 -    240.00                  0                    0.00               0.0
 240.01 -    252.00                  0                    0.00               0.0
 252.01 -    264.00                  0                    0.00               0.0
 264.01 -    276.00                  0                    0.00               0.0
 276.01 -    288.00                  0                    0.00               0.0
 288.01 -    300.00                  0                    0.00               0.0
 300.01 -    312.00                  0                    0.00               0.0
 312.01 -    324.00                  0                    0.00               0.0
 324.01 -    336.00                  1            1,489,127.42               2.4
 336.01 -    348.00                 96           36,481,685.46              57.9
 348.01 -    360.00                 77           24,325,287.52              38.6
                                   ---           -------------             -----
             TOTALS                177           62,990,822.12             100.0
                                   ===           =============             =====

(1) As of the Cut-off Date, the weighted average remaining months to stated maturity for the Mortgage Loans in Loan Group 5 was approximately 345 months.

                                     A-V-5

         STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE MORTGAGE
                             LOANS IN LOAN GROUP 5


                   NUMBER
                     OF           AGGREGATE
                  MORTGAGE        PRINCIPAL           PERCENT
     STATE         LOANS          BALANCE  ($)      OF POOL (%)
     -----         -----        ---------------     -----------

Arizona                1             346,247.04             0.5
California             3           2,269,791.21             3.6
Florida               65          26,288,506.36            41.7
Indiana                9           3,273,756.15             5.2
Kentucky               5           1,968,511.58             3.1
Louisiana              1             312,155.31             0.5
Massachusetts          1             365,128.76             0.6
Michigan              26           9,062,382.91            14.4
Missouri               1             256,825.34             0.4
New Jersey             5           1,484,916.48             2.4
Ohio                  41          13,156,104.24            20.9
South Carolina         4           1,214,209.24             1.9
Tennessee              1             258,958.07             0.4
Virginia               1             254,441.84             0.4
Washington             2             607,564.40             1.0
West Virginia         11           1,871,323.19             3.0
                     ---          -------------           -----
 TOTALS              177          62,990,822.12           100.0
                     ===          =============           =====


                                     A-V-6

              TYPE OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                                IN LOAN GROUP 5

                 NUMBER
                   OF            AGGREGATE
  PROPERTY      MORTGAGE         PRINCIPAL          PERCENT
    TYPE          LOANS          BALANCE ($)      OF POOL (%)
    ----          -----      ---------------      -----------

Condominiums         22         6,014,009.07              9.5
Single Family *     155        56,976,813.05             90.5
                    ---        -------------            -----
  TOTALS            177        62,990,822.12            100.0
                    ===        =============            =====

* Includes Single Family Detached, Single Family Attached and Planned Unit Developments

            OCCUPANCY TYPES FOR THE MORTGAGE LOANS IN LOAN GROUP 5

                  NUMBER
                    OF          AGGREGATE
     OCCUPANCY   MORTGAGE       PRINCIPAL         PERCENT
       TYPE       LOANS         BALANCE ($)     OF POOL (%)
       ----       -----       --------------    -----------

Owner Occupied      136        51,042,597.24           81.0
Second Home          32        11,225,135.29           17.8
Investment
 Property             9           723,089.59            1.1
                    ---        -------------          -----
 TOTALS             177        62,990,822.12          100.0
                    ===        =============          =====

                                     A-V-7

        ANNUAL INTEREST RATE ADJUSTMENT CAP FOR THE MORTGAGE LOANS IN
                               LOAN GROUP 5 (1)

     ANNUAL         NUMBER
 INTEREST RATE        OF         AGGREGATE
   ADJUSTMENT      MORTGAGE      PRINCIPAL          PERCENT
    CAP (%)         LOANS        BALANCE ($)      OF POOL (%)
    -------         -----      --------------     -----------

      2.000           177       62,990,822.12           100.0
                      ---       -------------           -----
  TOTALS              177       62,990,822.12           100.0
                      ===       =============           =====

(1) The weighted average annual interest rate adjustment cap for Loan Group 5 is approximately 2.000%.

                                     A-V-8

             NEXT INTEREST ADJUSTMENT MONTH FOR THE MORTGAGE LOANS
                              IN LOAN GROUP 5 (1)

                   NUMBER
  NEXT INTEREST      OF          AGGREGATE
    ADJUSTMENT    MORTGAGE       PRINCIPAL        PERCENT
      MONTH         LOANS       BALANCE ($)     OF POOL (%)
      -----         -----     --------------    -----------

     Apr-06            18       7,019,411.10           11.1
     May-06            22       8,074,848.71           12.8
     Jun-06            24      12,113,735.70           19.2
     Jul-06             8       2,594,662.35            4.1
     Aug-06            12       3,526,635.08            5.6
     Sep-06            10       2,555,417.19            4.1
     Oct-06            20       4,713,214.96            7.5
     Nov-06            14       5,137,406.53            8.2
     Dec-06            21       6,970,993.76           11.1
     Jan-07            16       5,103,638.99            8.1
     Feb-07             8       2,925,832.08            4.6
     Nov-08             1         348,780.03            0.6
     Feb-09             2         832,668.74            1.3
     May-09             1       1,073,576.90            1.7
                      ---      -------------          -----
  TOTALS              177      62,990,822.12          100.0
                      ===      =============          =====

(1) The weighted average months to next interest rate adjustment for Loan Group 5 is approximately 72.41 months.

                                     A-V-9

PROSPECTUS


                      First Horizon Asset Securities Inc.
                                   Depositor


                      Mortgage Pass-Through Certificates
                             (Issuable in Series)


     ---------------------------        The Trusts
      You should carefully
      consider the risk factors              The depositor will periodically
      beginning on page 6 of            establish trusts to issue certificates
      this prospectus.                  representing interests in the related
     ---------------------------        trust fund. The assets in each trust
                                        fund will be specified in the
                                        prospectus supplement for the
                                        particular trust and will generally
                                        consist of

                                        .    first lien mortgage loans secured
                                             by one to four-family residential
                                             properties or participations in
                                             that type of loan,

                                        .    mortgage pass-through securities
                                             issued or guaranteed by Ginnie Mae,
                                             Fannie Mae, or Freddie Mac, or

                                        .    private mortgage-backed securities
                                             backed by first lien mortgage loans
                                             secured by one- to four-family
                                             residential properties or
                                             participations in that type of
                                             loan.

The Certificates

     The depositor will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.

Underwriting

     The certificates may be offered to the public through several different methods, including offerings through underwriters.

     The SEC and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 July 20, 2000

                               TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
Important notice about information in this prospectus and each accompanying
  prospectus supplement.........................................................     5

RISK FACTORS....................................................................     6

THE TRUST FUND..................................................................    15
        The Mortgage Loans -- General...........................................    17
        Agency Securities.......................................................    21
        Private Mortgage-Backed Securities......................................    23
        Substitution of Mortgage Assets.........................................    25
        Pre-Funding Arrangements................................................    25
        Available Information...................................................    26
        Incorporation of Certain Documents by Reference.........................    27

USE OF PROCEEDS.................................................................    27

THE DEPOSITOR...................................................................    27

THE MASTER SERVICER.............................................................    28

MORTGAGE LOAN PROGRAM...........................................................    28
        Underwriting Standards..................................................    28
        Qualifications of Sellers...............................................    32
        Representations by Sellers; Repurchases.................................    32

DESCRIPTION OF THE CERTIFICATES.................................................    34
        General.................................................................    36
        Distributions on Certificates...........................................    38
        Advances................................................................    40
        Reports to Certificateholders...........................................    41
        Categories of Classes of Certificates...................................    42
        Indices Applicable to Floating Rate and Inverse Floating Rate Classes...    45
        Book-Entry Certificates.................................................    49

CREDIT ENHANCEMENT..............................................................    51
        General.................................................................    51

        Subordination...........................................................    52
        Mortgage Pool Insurance Policies........................................    53
        Special Hazard Insurance Policies.......................................    54
        Bankruptcy Bonds........................................................    56
        Reserve Fund............................................................    56
        Cross Support...........................................................    57
        Insurance Policies, Surety Bonds and Guaranties.........................    57
        Over-Collateralization..................................................    58

YIELD AND PREPAYMENT CONSIDERATIONS.............................................    58

THE POOLING AND SERVICING AGREEMENT.............................................    59
        Assignment of Mortgage Assets...........................................    60
        Payments on Mortgage Assets; Deposits to Certificate Account............    63
        Collection Procedures...................................................    65
        Hazard Insurance........................................................    67
        Realization Upon Defaulted Mortgage Loans...............................    68
        Servicing and Other Compensation and Payment of Expenses................    73
        Evidence as to Compliance...............................................    74
        List of Certificateholders..............................................    74
        Matters Regarding the Master Servicer and the Depositor.................    74
        Events of Default.......................................................    75
        Rights Upon Event of Default............................................    76
        Amendment...............................................................    77
        Termination; Optional Termination.......................................    78
        The Trustee.............................................................    79

LEGAL ASPECTS OF THE MORTGAGE LOANS.............................................    79
        General.................................................................    79
        Foreclosure/Repossession................................................    80
        Rights of Redemption....................................................    83
        Anti-Deficiency Legislation and Other Limitations on Lenders............    83
        Environmental Risks.....................................................    85
        Due-on-Sale Clauses.....................................................    86
        Prepayment Charges......................................................    86
        Applicability of Usury Laws.............................................    87
        Soldiers' and Sailors' Civil Relief Act.................................    87

MATERIAL FEDERAL INCOME TAX CONSEQUENCES........................................    87
        General.................................................................    88
        Non-REMIC Certificates..................................................    88
        REMIC Certificates......................................................    97
        Prohibited Transactions and Other Taxes.................................   112

        Liquidation and Termination.............................................   112
        Administrative Matters..................................................   113
        Tax-Exempt Investors....................................................   113
        Non-U.S. Persons........................................................   113
        Tax-Related Restrictions on Transfers of Residual Certificates..........   114

STATE TAX CONSIDERATIONS........................................................   116

ERISA CONSIDERATIONS............................................................   116
        PTE 83-1................................................................   117
        Underwriter Exemptions..................................................   119
        Insurance Company General Accounts......................................   121
        Other Exemptions........................................................   122
        Consultation with Counsel...............................................   122

LEGAL INVESTMENT................................................................   122

METHOD OF DISTRIBUTION..........................................................   124

LEGAL MATTERS...................................................................   125

FINANCIAL INFORMATION...........................................................   125

RATING..........................................................................   125

GLOSSARY OF TERMS...............................................................   127

Important notice about information in this prospectus and each accompanying prospectus supplement

   Information about each series of certificates is contained in two separate documents:

     . this prospectus, which provides general information, some of which may not apply to a particular series; and

     . the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series.

     The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus.

                           _________________________

     If you require additional information, the mailing address of our principal executive offices is First Horizon Asset Securities Inc., 4000 Horizon Way, Irving, Texas 75063 and the telephone number is (214) 441-4000. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund -- Incorporation of Certain Documents by Reference" beginning on page 28.

                          __________________________

                                 RISK FACTORS

     You should carefully consider the following information since it identifies significant risks associated with an investment in the offered certificates.


Credit enhancement may not
 be sufficient to protect you
 from losses .....................  With respect to each series of certificates, credit enhancement may be provided in
                                    limited amounts to cover losses on the
                                    underlying mortgage loans. The types of losses to be covered by credit enhancement may include special hazard, bankruptcy and fraud losses and will be described in the related prospectus supplement.

                                    Regardless of the form of credit enhancement provided:

                                    . the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula established or approved by the rating agencies;

                                    .  all or a portion of the credit
                                       enhancement for any series of
                                       certificates will generally be permitted to be reduced, terminated or substituted for if each applicable rating agency indicates that the then-current ratings will not be adversely affected.

                                    If losses exceed the amount of coverage
                                    provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, losses will be borne by the holders of one or more classes of certificates, as described in the related prospectus supplement.

                                    Neither the depositor, the seller, the
                                    master servicer, the trustee nor any of
                                    their affiliates will have any obligation to replace or supplement any credit enhancement.

                                    See "Credit Enhancement."

A reduction of the ratings on
 your certificates may adversely
 affect their value and
 marketability ....................  A rating agency may lower or withdraw the rating of any class of certificates
                                     following its initial issuance as a result of the downgrading of the obligations of any applicable credit support provider or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis.

                                     Neither the depositor, any seller, the
                                     master servicer, the trustee nor any of
                                     their affiliates will have any obligation to maintain any rating of any class of certificates. If a rating on any class of certificates, including your certificates, is lowered or withdrawn, the value and marketability of your certificates may decline.

                                     See "Rating."

Limited assets are available
 for payment of the certificates...  The applicable prospectus supplement may provide that certificates will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a certificateholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, some assets of the trust fund may be released and paid out to other persons, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                                     You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the certificates. You will only have recourse against the assets of the trust fund for another series of certificates if the applicable prospectus supplement so provides. The certificates will not represent an interest in the depositor, any servicer, any seller to the depositor, or any one else except the trust fund.

The obligations of the depositor,
 the master servicer and a seller
  to a trust fund are limited .....  The only obligation of the depositor to a trust fund comes from representations and warranties made by it about assets transferred to the trust fund. If one or more of these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. The depositor does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be: funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

                                     The only obligation of the master servicer to a trust fund, other than its master servicing obligations, comes from representations and warranties made by it in connection with its loan servicing activities. If one or more of these representations and warranties turn out to be untrue, the master servicer may be required to repurchase some of the loans. However, the master servicer may not have the financial ability to make the required repurchase.

                                     The only obligations that a seller will
                                     have to a trust fund come from
                                     representations and warranties made by it in connection with its sale of the loans to the depositor and its obligation to deliver the related loan documents to the depositor. If one or more of these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase some of the loans. However, the seller may not have the financial ability to make the required repurchase.

You may have difficulty reselling
 your certificates due to a lack of
 a secondary market, fluctuating
 market values or periods of
 illiquidity .......................  No market for any of the certificates will exist before they are issued. We cannot
                                      assure you that a secondary market will
                                      develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired return or yield to maturity. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you. The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future.

                                      Illiquidity can have a severely adverse
                                      effect on the prices of securities that
                                      are especially sensitive to prepayment,
                                      credit, or interest rate risk. Illiquidity can also have an adverse effect on the price of securities that have been structured to support other classes of certificates or that have been structured to meet the investment requirements of limited categories of investors. For example, a particular investor may require a security with a specified maturity date, a call protection feature, or a specific type of amortization feature. The unique nature of the security may inhibit its marketability to other investors.

Book-entry certificates may
 experience decreased liquidity
 and payment delays ................  Because you can generally effect transactions in book-entry certificates
                                      only through DTC and its direct and
                                      indirect participants:

                                      .  your ability to pledge book-entry
                                         certificates to someone who does not
                                         participate in the DTC
                                         system, or to otherwise act with
                                         respect to the book-entry certificates,
                                         may be limited due to the lack of a
                                         physical certificate;

                                      .  you may experience delays in your
                                         receipt of payments on book-entry
                                         certificates because distributions will
                                         be made by the master servicer, or a
                                         paying agent on behalf of the master
                                         servicer, to the DTC; and

                                      .  the liquidity of book-entry
                                         certificates in any secondary trading
                                         market that may develop may be limited
                                         because investors may be unwilling to
                                         purchase securities for which they
                                         cannot obtain delivery of physical
                                         certificates.

                                      See "Description of the Certificates--
                                      Book-Entry Certificates."

The yield to maturity on your
 certificates may be affected by
 various factors ...................  The yield to maturity on your certificates will depend on a variety of factors,
                                      including:

                                       .  the rate and timing of principal
                                          payments on the mortgage loans,
                                          including prepayments, defaults and
                                          liquidations, and repurchases due to
                                          breaches of representations or
                                          warranties;

                                       .  the pass-through rate for that class;

                                       .  interest shortfalls due to mortgagor
                                          prepayments; and

                                       .  the purchase price of that class.

                                      In general, if you purchase a class of
                                      certificates at a price higher than its
                                      outstanding principal balance and
                                      principal is distributed on the class
                                      faster than you assumed at the time of
                                      your purchase, the yield on your
                                      certificates will be lower than
                                      anticipated. Conversely, if you purchase a class of certificates at a price lower than its outstanding
                                       principal balance and principal is
                                       distributed on the class more slowly than you assumed at the time of your purchase, the yield on your certificates will be lower than anticipated.

                                       See "Yield and Prepayment
                                       Considerations."

Geographic concentration of
 mortgaged properties may affect
 the yield on your certificates......  The yield to maturity on your certificates may be affected by the
                                       geographic concentration of the mortgaged properties securing the mortgage loans.

                                       Various geographic regions of the United
                                       States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

                                       In addition, California, Florida, Texas
                                       and several other regions have
                                       experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values.

                                       Any deterioration in housing prices in
                                       the states in which there is a
                                       significant concentration of mortgaged
                                       properties, as well as the other states
                                       in which the mortgaged properties are
                                       located, and any deterioration of
                                       economic conditions in those states which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of losses on the mortgage loans. Losses, if they occur, may have an adverse effect on the yield to maturity of your certificates, especially if they are subordinated certificates. The states and geographic areas where there are significant concentrations of mortgaged properties will be identified in the prospectus supplement under "The Mortgage Pool."

Declines in property values may
 adversely affect your certificates...   The value of the properties underlying
                                         the loans held in the trust fund may
                                         decline over time. Among the factors
                                         that could adversely affect the value
                                         of the properties are:

                                         .  an overall decline in the
                                            residential real estate market in
                                            the areas in which they are located,

                                         .  a decline in their general condition
                                            from the failure of borrowers to
                                            maintain their property adequately,
                                            and

                                         .  natural disasters that are not
                                            covered by insurance, such as
                                            earthquakes and floods.

                                         If property values decline, the actual
                                         rates of delinquencies, foreclosures,
                                         and losses on all underlying loans
                                         could be higher than those currently
                                         experienced in the mortgage lending
                                         industry in general. The holders of one
                                         or more classes of certificates will
                                         bear all or a portion of these losses
                                         if they are not otherwise covered by a
                                         credit enhancement.

Delays in liquidation of mortgaged
 property and the effect of
 anti-deficiency legislation may
 adversely affect the distributions
 on your certificates.................   Even if the properties underlying the
                                         loans held in the trust fund provide
                                         adequate security for the loans,
                                         substantial delays could occur before
                                         defaulted loans are liquidated and
                                         their proceeds are forwarded to
                                         investors. Property foreclosure actions
                                         are regulated by state statutes and
                                         rules and are subject to many of the
                                         delays and expenses of other lawsuits
                                         if defenses or counterclaims are made,
                                         sometimes requiring several years to
                                         complete. Furthermore, in some states
                                         if the proceeds of the foreclosure are
                                         insufficient to repay the loan, the
                                         borrower is not liable for the deficit.
                                         Thus, if a borrower defaults, these
                                         restrictions may impede our ability to
                                         dispose of the property and obtain
                                         sufficient proceeds to repay the loan
                                         in full. In
                                       addition, the master servicer will be
                                       entitled to deduct from liquidation
                                       proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

                                       See "Legal Aspects of the Mortgage
                                       Loans -- Foreclosure/Repossession" and
                                       "-- Anti-Deficiency Legislation and
                                       Other Limitations on Lenders."

Losses on balloon payment
 mortgages are borne by your
 certificates.......................  Some of the mortgage loans may not be fully amortizing over their terms to
                                      maturity and, thus, will require balloon payments at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the condition of the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. The holders of one or more classes of certificates will bear any losses on these loans that are not otherwise covered by a form of credit enhancement.

Violations of consumer protection
 laws may adversely affect your
 certificates......................    Violations of state or federal consumer
                                       protection laws may limit the ability of the master servicer to collect the principal or interest on the loans held in the trust, and in addition could subject the trust to damages and administrative enforcement. Losses on loans from the application of those laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

                                       See "Legal Aspects of the Mortgage
                                       Loans".

Violations of environmental laws
 may adversely affect your
 certificates......................... The trust, as owner of mortgaged property, may be jected to fines and
                                       penalties as a result of a failure to
                                       comply with federal, state, and local
                                       environmental laws and regulations.

                                       In some states, a lien on the property
                                       due to contamination has priority over
                                       the lien of an existing mortgage. Also, a mortgage lender may be held liable as an owner or operator for costs associated with the release of petroleum from an underground storage tank under some circumstances. If the trust were to be considered the owner or operator of a property by virtue of its ownership of the related mortgage loan, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

                                       The holders of one or more classes of
                                       certificates will bear all or a portion
                                       of any losses in respect of mortgage
                                       loans that result from the application of environmental laws, to the extent those losses are not otherwise covered by a credit enhancement.

                                       See "Legal Aspects of the Mortgage
                                       Loans -- Environmental Risks".

Bankruptcy of the depositor or a
 seller may affect the timing and
 amount of distributions on your
 certificates......................... Neither the United States Bankruptcy Code
                                       nor similar applicable state insolvency
                                       laws prohibit the depositor from filing a voluntary application for relief. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the United States Bankruptcy Code or state insolvency laws by the depositor is unlikely and any bankruptcy filing by a seller which is an affiliate of the depositor from whom the depositor acquires the mortgage loans should not result in consolidation of the assets and liabilities of the depositor with those of the seller. These steps include the creation of the depositor as a separate, limited purpose finance corporation, the certificate of incorporation of which contains limitations on the nature of the depositor's business and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under the United States Bankruptcy Code or state insolvency laws without the prior unanimous affirmative vote of all its directors. However, there can be no assurance that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of its parent, First Horizon Home Loan Corporation.

                                       Each seller will transfer its related
                                       mortgage loans to the depositor and the
                                       depositor will transfer the mortgage
                                       loans to the related bankruptcy remote
                                       trust. If a seller were to become a
                                       debtor in a bankruptcy case, a creditor, a trustee or the debtor itself may take the position that the contribution or transfer of the mortgage loans by the seller to the depositor should be characterized as a pledge of the mortgage loans to secure the debtor's borrowing, with the result that the depositor is deemed to be a creditor of the seller, secured by a pledge of the applicable mortgage loans. If such an attempt were successful, delays in payments of collections on the mortgage loans could occur or reductions in the amount of payments could result, or the trustee in bankruptcy could elect to accelerate payment of the obligation to the depositor and liquidate the mortgage loans.

                                       If required by the rating agencies,
                                       Andrews & Kurth L.L.P. will render a
                                       reasoned opinion to the effect that, in a bankruptcy or insolvency proceeding involving the depositor, as debtor, a bankruptcy court would treat the sale of the mortgage assets from the depositor to the trust as a true sale and not a financing transaction and thus the mortgage assets would not be included in the depositor's bankruptcy estate.

                                THE TRUST FUND

     Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single trust fund. Similarly, the term pass-through rate will refer to the pass- through rate borne by a class of certificates of one specific series and the term trust fund will refer to one specific trust fund. In addition, certain capitalized terms are used in this prospectus to assist you in understanding the terms of the certificates. The capitalized terms used in this prospectus are defined under "Glossary of Terms" beginning on page 133.

     This prospectus relates to mortgage pass-through certificates which may be sold from time to time in one or more series by the depositor, First Horizon Asset Securities Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate pooling and servicing agreement. The certificates of a series will evidence beneficial ownership of a trust fund. The trust fund for a series of certificates will consist of any one or more of the following types of assets:

     .    the Mortgage Assets;

     . amounts held from time to time in the Certificate Account or any other account established for that series;

     .    mortgaged property related to the Mortgage Assets;

     . any reserve fund for that series, if specified in the related prospectus supplement;

     . the depositor's rights under the pooling and servicing agreement and any subservicing agreements relating to mortgage loans in the trust;

     . any primary mortgage insurance policies relating to mortgage loans in the trust;

     . any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the series;

     . permitted investments held in the Certificate Account or any other account established for that series, or any guaranteed investment contract for the investment of those funds; and

     . any other instrument or agreement relating to the trust and described in the related prospectus supplement, which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association.

     Some of the items listed above may be held outside of the trust. The value of any guaranteed investment contract held by a trust will not exceed 10% of the total assets of the trust.

     Any Retained Interests which are received on a private mortgage-backed security or mortgage loan comprising the Mortgage Assets for a series will not be included in the trust for that series. Instead, that Retained Interest will be retained by or payable to the originator, servicer or seller of that private mortgage-backed security or loan, free and clear of the interest of securityholders under the related agreement.

     The Mortgage Assets will be acquired by the depositor, either directly or indirectly, from one or more institutions, which may be affiliates of the depositor, and conveyed by the depositor to the related trust fund. The trustee for each series of certificates will be specified in the related prospectus supplement. See "The Pooling and Servicing Agreement" for a description of the trustee's rights and obligations.

     The mortgage loans will be secured by first mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans that are not insured or guaranteed by any governmental agency. The mortgage loans may also be insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

     The certificates will be entitled to payment from the assets of the related trust fund or from other assets pledged for the benefit of the certificateholders but held outside of the related trust as specified in the related prospectus supplement. The certificates will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

     Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program -- Underwriting Standards" or as otherwise described in a related prospectus supplement.

     The following is a brief description of the Mortgage Assets expected to be included in the trust funds. If specific information about the Mortgage Assets is not known at the time the related series of certificates initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the certificates. A maximum of 5% of the Mortgage Assets as they will be constituted at the time that the applicable detailed description of Mortgage Assets is filed will deviate in any material respect from the Mortgage Asset pool characteristics described in the related prospectus supplement, other than the aggregate number or amount of mortgage loans. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement that is delivered to the trustee upon delivery of the certificates.

The Mortgage Loans -- General

     The real property that secures repayment of the mortgage loans is referred to collectively as mortgaged properties. The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage loans with loan-to-value ratios greater than 80% may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement. The loan-to-value ratio of a mortgage loan will generally not exceed 95%.

     The applicable prospectus supplement may specify the day on which monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

     . Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index which will be specified in the related prospectus supplement, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

     . Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate specified in its mortgage note or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

     . Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     . The mortgage loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for a specified period, which is called a lockout period. Some mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or a transfer of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

     . the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

     . the type of property securing the mortgage loans, including separate residential properties, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes,

     .    the original terms to maturity of the mortgage loans,

     . the largest principal balance and the smallest principal balance of any of the mortgage loans,

     . the earliest origination date and latest maturity date of any of the mortgage loans,

     . the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%,

     .    the maximum and minimum per annum mortgage rates, and

     . the geographical distribution of the mortgage loans. If specific information respecting the mortgage loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the detailed description of Mortgage Assets.

     The loan-to-value ratio of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The applicable prospectus supplement may specify how the collateral value of a mortgaged property will be calculated, but if it does not, the collateral value of a mortgaged property is the lesser of the sales price for the property and the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The maximum loan-to-value ratio for the mortgage loans included in a trust fund for a series of certificates will be specified in the related prospectus supplement.

     The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the certificateholders of the related series. The master servicer will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement, and will receive a fee for its services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

     The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of certificates will be to obtain representations and warranties from the sellers and to assign the depositor's rights with respect to the representations and warranties to the trustee for the series of certificates. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets." The obligations of the master servicer with respect to the mortgage loans will consist primarily of its contractual servicing obligations under the related pooling and servicing agreement. Those obligations include the master servicer's obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described under "Mortgage Loan Program -- Representations by Sellers; Repurchases" and its obligation to make cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Certificates -- Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The master servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

     The mortgage loans may consist of deeds of trust or participations or other beneficial interests in mortgage loans, deeds of trust or participations, secured by first liens on one- to four-family residential properties. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other types of dwelling units that may be specified in the related prospectus supplement. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

     The Mortgage Assets of a trust fund may also include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings.

     The Mortgage Assets of a trust fund may include mortgage participation certificates evidencing interests in mortgage loans. If those mortgage participation certificates were issued by an issuer that is not affiliated with the depositor, the depositor must have acquired them in a bona fide secondary market transaction or they must either have been previously registered under the Securities Act or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act.

Agency Securities

     Agency securities are mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. All of the agency securities will be registered in the name of the trustee or its nominee or, in the case of agency securities issued only in book-entry form, a financial intermediary that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. The financial intermediary may be the same entity as the trustee for a series of certificates. Each agency security will evidence an interest in a pool of mortgage loans or cooperative loans and in principal distributions and interest distributions on those loans.

     The descriptions of Ginnie Mae, Freddie Mac and Fannie Mae Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. Ginnie Mae, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans.

     In addition, any of such issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any such certificates to be included in a trust fund and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any such certificates that are actually included in a trust fund.

     Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae Certificate relating to a series, which may be a "Ginnie Mae I Certificate" or a "Ginnie Mae II Certificate" as referred to by Ginnie Mae, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage-backed securities guaranteed by Ginnie Mae or any REMIC securities issued by

Ginnie Mae. The characteristics of any Ginnie Mae Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

     Freddie Mac. Freddie Mac is a corporate instrumentality of the United States created pursuant to the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac Certificates. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac Certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type as to meet generally the purchase standards imposed by private institutional mortgage investors. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

     Freddie Mac Certificates. Each Freddie Mac Certificate relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, FHA Loans or VA Loans purchased by Freddie Mac, except with respect to any stripped mortgage-backed securities issued by Freddie Mac. Each such pool will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the related prospectus supplement, are secured by five or more family residential properties. The characteristics of any Freddie Mac Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

     Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. (S)1716 et. seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

     Fannie Mae Certificates. Each Fannie Mae Certificate relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except with respect to any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae Certificates will consist of fixed, variable or adjustable rate conventional mortgage loans or fixed-rate FHA Loans or VA Loans. Such mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

Private Mortgage-Backed Securities

     Private mortgage-backed securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on some mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

     The issuer of the private mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of private mortgage-backed securities may be an affiliate of the depositor. The obligations of the issuer of private mortgage-backed securities will generally be limited to its representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of private mortgage-backed securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the private mortgage-backed securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the private trustee or the private servicer. The issuer of private mortgage-backed securities or the private servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

     The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or multifamily property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

     The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund and certain characteristics of the mortgage loans that comprise the underlying assets for the private mortgage-backed securities, including:

     .  the payment features of the mortgage loans,

     . the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

     . the servicing fee or range of servicing fees with respect to the mortgage loans and

     . the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     . the maximum original term-to-stated maturity of the private mortgage-backed securities;

     . the weighted average term-to stated maturity of the private mortgage-backed securities;

     . the pass-through or certificate rate of the private mortgage-backed securities;

     . the weighted average pass-through or certificate rate of the private mortgage-backed securities;

     . the issuer, the servicer and the trustee of the private mortgage-backed securities;

     . certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

     . the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities; and

     . the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

     Private mortgage-backed securities included in the trust fund for a series of certificates that were issued by an issuer of private mortgage-backed securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act.

Substitution of Mortgage Assets

     Substitution of Mortgage Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the documentation with respect to any Mortgage Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the trust fund.

Pre-Funding Arrangements

     If specified in the prospectus supplement for a series, the related pooling and servicing agreement will provide for a Pre-Funding Arrangement. With respect to a series, the Pre-Funding Arrangement will require that any Subsequent mortgage loans to be included in the related trust fund generally conform to the underwriting requirements of the mortgage loans already included in the trust fund and satisfy any additional requirements and conditions that may be described in the applicable prospectus supplement. If a Pre-Funding Arrangement is utilized in connection with the issuance of a series of certificates, on the closing date the trustee will be required to deposit all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of certificates of the series into a Prefunding Account; and, subsequently, the depositor will acquire Subsequent mortgage loans from the seller in exchange for the release of money from the Pre-Funding Account for the series. In addition, the Pre-Funding Arrangement will be limited to a specified funding period, not to exceed 90 days from the closing date, during which time any transfers of Subsequent mortgage loans must occur and to a maximum deposit to the related Pre-Funding Account of no more than twenty-five percent (25%) of the aggregate proceeds received from the sale of all classes of certificates of the series.

     If all of the funds originally deposited in the Pre-Funding Account are not used by the end of the funding period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of certificates as specified in the related prospectus supplement. Although it is intended that the principal amount of Subsequent mortgage loans to be included in the related trust fund after the closing date for the issuance of any particular series will require application of substantially all of the funds in the Pre-Funding Account, and it is not anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Pre-

Funding Account in reduction of the principal balances of any certificates, no assurance can be given that a distribution with respect to the certificates will not occur on the first distribution date after the end of the funding period. In any event, it is unlikely that the depositor will be able to deliver Subsequent mortgage loans with aggregate principal balances that exactly equal the amount on deposit in the Pre-Funding Account, and the remaining amounts in the Pre-Funding Account at the end of the related funding period, if any, will be distributed in reduction of the principal balance of the certificates of the related series, as set forth in related prospectus supplement.

     As may be further specified in the related prospectus supplement, amounts on deposit in the Pre-Funding Account will be invested in short term investments that convert into cash or mature within a short period of time, have minimal or no exposure to fluctuations in value as a result of market changes in prevailing interest rates and are acceptable to each rating agency rating the applicable series of certificates. To the extent that permitted investments consist of debt obligations, they will be either registered or exempt from registration under the Securities Act.

     The utilization of a Pre-Funding Arrangement is intended to improve the efficiency of the issuance of a series of certificates and the sale and assignment of the mortgage loans to the trust by allowing the depositor to deliver to the trust some of the mortgage loans on the closing date and the Subsequent mortgage loans from time to time during the related funding period. These incremental deliveries allow for the issuance of a larger principal amount of certificates for a series than would otherwise be the case without a Pre-Funding Arrangement.

     A Pre-Funding Arrangement can affect the application of the requirements under ERISA. See "ERISA Considerations."

Available Information

     The depositor has filed with the SEC a Registration Statement with respect to the certificates under the Securities Act. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

    This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates offered by this prospectus and the prospectus supplement nor an offer of the certificates to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference

     All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus or in the accompanying prospectus supplement or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, upon the person's request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus. The trustee will not be required to provide exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Document requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                                USE OF PROCEEDS

     The depositor will use the net proceeds from the sale of the certificates to purchase the Mortgage Assets or for general corporate purposes. The depositor expects to sell certificates in series from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

     The depositor was incorporated on March 9, 1999 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in Mortgage Assets or bonds secured by Mortgage Assets. The depositor is a wholly owned subsidiary of First Horizon Home Loan Corporation ("First Horizon"). The depositor maintains its principal office at 4000 Horizon Way, Irving, Texas 75063. Its telephone number is (214) 441-4000.

     Neither the depositor nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series.

                              THE MASTER SERVICER

     First Horizon, an affiliate of the depositor, will be the master servicer of the mortgage loans under the applicable pooling and servicing agreement. First Horizon may have other business relationships with the depositor or the depositor's affiliates. First Horizon is an indirect wholly owned subsidiary of First Tennessee National Corporation, a Tennessee corporation incorporated in 1968 and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. First Horizon is not a party to any legal proceedings that could have a material impact on its ability to service the mortgage loans under the pooling and servicing agreement.

     First Horizon maintains its principal office at 4000 Horizon Way, Dallas, Texas 75063. Its telephone number is (214) 441-4000. For more specific information regarding First Horizon, see "Servicing of Mortgage Loans -- The Master Servicer" in the prospectus supplement.

                             MORTGAGE LOAN PROGRAM

     The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from one or more sellers. The applicable prospectus supplement may specify that the mortgage loans acquired by the depositor will have been originated under different criteria than First Horizon's underwriting criteria, but if it does not, the mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified under "Underwriting Standards".

Underwriting Standards

     General Standards. First Horizon's underwriting standards with respect to certain mortgage loans will generally conform to those published in the Guide. The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor's mortgage pass-through certificates. The mortgage loans may be underwritten by First Horizon or by a designated third party. See " -- Qualifications of Sellers." First Horizon may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards.

     First Horizon's underwriting standards, as well as any other underwriting standards that may be applicable to any mortgage loans, generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

     The level of review by First Horizon, if any, of any mortgage loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including

     .  factors relating to the experience and status of the Seller,

     . characteristics of the specific mortgage loan, including the principal balance, the loan-to-value ratio, the loan type or loan program, and

     . the applicable credit score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to First Horizon.

     Generally, credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the Mortgage Loans may be originated and reviewed may provide that qualification for the loan, or the availability of certain loan features, such as maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower's credit score.

     First Horizon's underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the adequacy of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the mortgage loans included in any mortgage pool, the related prospectus supplement generally will not distinguish among the various underwriting standards applicable to the mortgage loans nor describe any review for compliance with applicable underwriting standards performed by First Horizon. Moreover, there can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of mortgage loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

     Guide Standards. The following is a brief description of the underwriting standards set forth in the Guide for First Horizon's alternative documentation loan programs. Initially, a prospective borrower is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. Salaried prospective borrowers generally are required to submit pay stubs covering a consecutive 30-day period and their W-2 form for the most recent year. In addition, First Horizon generally obtains a verbal verification of employment from the prospective borrower's employer. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns or provide bank statements. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a mortgage loan secured by a property owned by a trust, the foregoing procedures may be waived where the mortgage note is executed on behalf of the trust.

     In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to verify that the property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements.

     Information with respect to the credit scores for the mortgage loans underlying a series of certificates may be supplied in the related prospectus supplement. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, credit scores may be obtained by First Horizon after the origination of a mortgage loan if the seller does not provide a credit score to First Horizon. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

     The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. For example, a borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's credit score would not be lower if obtained as of the date of the related prospectus supplement.

     Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet its monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and its other financial obligations and monthly living expenses. First Horizon will generally underwrite adjustable rate mortgage loans, buy-down mortgage loans, graduated payment mortgage loans and certain other mortgage loans on the basis of the borrower's ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase, even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an ARM Loan or certain other types of loans to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable index and note margin. Similarly, the amount of the monthly payment on buy-down mortgage loans and graduated payment mortgage loans will increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either adjustable rate mortgage loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest the principal balances of the mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to balloon loans, payment of the balloon amount will generally depend on the borrower's ability to obtain refinancing or to sell the mortgaged property before the maturity of the balloon loan, and there can be no assurance that the borrower will be able to refinance or sell the mortgaged property before the balloon loan matures.

     If so specified in the related prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program, as set forth in the Guide. These programs permit certain mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of the mortgaged property may not be required if the refinanced mortgage loan was originated up to approximately 24 months before the refinancing. In addition, the mortgagor's income may not be verified, although continued employment is required to be verified. In certain circumstances, the mortgagor may be permitted to borrow up to 105% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the related prospectus supplement.

     The underwriting standards set forth in the Guide will be varied in appropriate cases, including limited or reduced documentation programs. Certain limited documentation programs, for example, do not require income, employment or asset verifications. Generally, in order to be eligible for a limited documentation program, the loan-to-value ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower's eligibility for this type of program may be determined by use of a credit scoring model.

     To the extent the seller fails or is unable to repurchase any mortgage loan due to a breach of a representation and warranty, neither the depositor, First Horizon nor any other entity will be so obligated. Furthermore, to the extent that the appraised value of a mortgaged property has declined, the actual loan-to-value ratio with respect to the related mortgage loan will be higher than the loan-to-value ratio referenced in the related prospectus supplement.

     In its evaluation of mortgage loans which have more than twelve months of payment experience, First Horizon generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated mortgage loans. Mortgage loans seasoned for over twelve months may be underwritten for purchase by First Horizon based on the borrower's credit score and payment history, with no current income verification, and under an alternative property valuation method.

     The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders." First Horizon's underwriting standards applicable to all states, including anti-deficiency states, require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value of the property will continue to support the loan balance in the future.

Qualifications of Sellers

     Each seller must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate and service those mortgage loans.

Representations by Sellers; Repurchases

     Each seller will have made representations and warranties in respect of the mortgage loans sold by it and evidenced by a series of certificates. The applicable prospectus supplement may specify additional representations and warranties, but if it does not, the material representations and warranties made by a seller will, at a minimum, consist of the following:

     . that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's certificate of title, and any required hazard insurance policy and primary mortgage insurance policy were effective at the origination of each mortgage loan other than cooperative loans, and that each policy or certificate of title, as applicable, remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

     . that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive certain indebtedness of a mortgagor;

     . that each mortgage loan constituted a valid first lien on, or a first perfected security interest with respect to, the mortgaged property, subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement;

     . that there were no delinquent tax or assessment liens against the mortgaged property; and

     . that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

     As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     As indicated in the related pooling and servicing agreement, the representations and warranties of a seller in respect of a mortgage loan will be made as of the date of initial issuance of the series of certificates, the related cut-off date, the date on which the seller sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of certificates evidencing an interest in the mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by the seller or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related mortgaged property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of certificates. If the master servicer is also a seller of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as the master servicer.

     The trustee, if the master servicer is the seller, or the master servicer will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase obligation, but if it does not, then if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated to repurchase the mortgage loan from the trust fund. The applicable prospectus supplement may specify a different repurchase price, but if it does not, the repurchase price will be equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller is the master servicer with respect to the mortgage loan. If an election is to be made to treat a trust fund or designated portions of it as a "real estate mortgage investment conduit" as defined in the Code, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with the repurchase. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the master servicer will be entitled to reimbursement for payment of any prohibited transaction taxes from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Certificates -- General" and in the related prospectus supplement. Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller.

     Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase obligation as described under "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets."


                        DESCRIPTION OF THE CERTIFICATES

     The prospectus supplement relating to the certificates of each series to be offered under this prospectus will, among other things, set forth for the certificates, as appropriate:

     . a description of the class or classes of certificates and the rate at which interest will be passed through to holders of each class of certificates entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

     . the initial aggregate certificate balance of each class of certificates included in the series, the dates on which distributions on the certificates will be made and, if applicable, the initial and final scheduled distribution dates for each class;

     . information as to the assets comprising the trust fund, including the general characteristics of the Mortgage Assets included in the trust fund and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the trust fund, and the amount and source of any reserve fund;

     . the circumstances, if any, under which the trust fund may be subject to early termination;

     . the method used to calculate the amount of principal to be distributed with respect to each class of certificates;

     . the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

     .    the distribution dates with respect to the series;

     . additional information with respect to the plan of distribution of the certificates;

     . whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

     . the aggregate original percentage ownership interest in the trust fund to be evidenced by each class of certificates;

     . information as to the nature and extent of subordination with respect to any class of certificates that is subordinate in right of payment to any other class; and

     .    information as to the seller, the master servicer and the trustee.

     Each series of certificates will be issued pursuant to a pooling and servicing agreement, dated as of the related cut-off date, among the depositor, the master servicer and the trustee for the benefit of the holders of the certificates of the series. The provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates and the related trust fund. A form of pooling and servicing agreement is an exhibit to the Registration Statement of which this prospectus is a part.

     The prospectus supplement for a series of certificates will describe any provision of the pooling and servicing agreement relating to the series that materially differs from its description contained in this prospectus. The depositor will provide a copy of the pooling and servicing agreement, without exhibits, relating to any series without charge upon written request of a holder of record of a certificate of the series addressed to First Horizon Asset Securities Inc., 4000 Horizon Way, Irving, Texas 75063, Attention: Secretary. The following summaries describe material provisions that may appear in the pooling and servicing agreement.

General

     The certificates of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement, will evidence specified beneficial ownership interests in the related trust fund created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Mortgage Assets will not be insured or guaranteed by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related pooling and servicing agreement,

     . the Mortgage Assets that from time to time are subject to the related pooling and servicing agreement, excluding any amounts specified in the related prospectus supplement as a retained interest;

     . the assets required to be deposited in the related Certificate Account from time to time;

     . property that secured a mortgage loan and that is acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure; and

     . any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related pooling and servicing agreement.

     If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each series of certificates will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Mortgage Assets in the related trust fund. These specified percentages may be 0%. A series of certificates may include one or more classes that are senior in right to payment to one or more other classes of certificates of the series. Certain series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of certificates may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related trust fund, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of either or both of principal and interest on the related certificates will be made by the trustee on each distribution date in proportion to the percentages specified in the related prospectus supplement. Distributions will be made monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement to the persons in whose names the certificates are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to them at the address appearing in the certificates register maintained for holders of certificates or, if specified in the related prospectus supplement, in the case of certificates that are of a certain minimum denomination, upon written request by the certificateholder, by wire transfer or by another means described in the prospectus supplement; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee or other person specified in the notice to certificateholders of the final distribution.

     The certificates will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of ERISA or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERlSA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

     As to each series, an election may be made to treat the related trust fund or designated portions of it as a REMIC. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the pooling and servicing agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to certificateholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC an election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of certificates in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. See "Material Federal Income Tax Consequences." The applicable prospectus supplement may restrict the master servicer's reimbursement rights, but if it does not, the master servicer will be entitled to reimbursement for payment of any prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Certificates

     General. In general, the method of determining the amount of distributions on a particular series of certificates will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement" in this prospectus. Various methods that may be used to determine the amount of distributions on the certificates of a particular series. The prospectus supplement for each series of certificates will describe the method to be used in determining the amount of distributions on the certificates of its series.

     Distributions allocable to principal of and interest on the certificates will be made by the trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any reserve fund. Distributions of principal and interest made in respect of a class of certificates on any distribution date will be applied in the manner specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of certificates will be made pro rata to all certificateholders of that class.

     Available Funds. All distributions on the certificates of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the pooling and servicing agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Certificate Account on the distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in the Certificate Account for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on the class certificate balance or in the case of certificates entitled only to distributions allocable to interest, the aggregate notional amount, of each class of certificates entitled to interest at the pass-through rate from the date and for the periods specified in the prospectus supplement. The pass-through rate for a class of certificates may be a fixed rate or an adjustable rate, as specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of certificates entitled to interest, other than a class of accrual certificates that provide for interest that accrues but is not currently payable, will be distributable on the distribution dates specified in the related prospectus supplement until the class certificate balance of the class has been distributed in full. In the case of certificates entitled only to distributions allocable to interest, interest accrued during each specified period will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate notional amount of the certificates is reduced to zero or for the period of time designated in the related prospectus supplement. The original certificate balance of each certificate will equal the aggregate distributions allocable to principal to which the certificate is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each interest only certificate will be calculated based on the notional amount of the certificate. The notional amount of an interest only certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of accrual certificates, any interest that has accrued but is not paid on a given distribution date will be added to the class certificate balance of that class on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual certificates will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of that class in the trust fund, as reflected in its class certificate balance, will increase on each distribution date by the amount of interest that accrued on that class during the preceding interest accrual period but that was not required to be distributed to that class on the distribution date. The class of accrual certificates will thereafter accrue interest on its outstanding class certificate balance as so adjusted.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal. The class certificate balance of any class of certificates entitled to distributions of principal will be the original class certificate balance of that class as specified in the prospectus supplement, reduced by all distributions reported to the holders of the certificates as allocable to principal and in the case of accrual certificates, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual certificates and in the case of adjustable rate certificates, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal.

     A series of certificates may include one or more classes of senior certificates and one or more classes of subordinated certificates. If so provided in the related prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior certificates will have the effect of accelerating the amortization of the senior certificates while increasing the interests evidenced by the subordinated certificates in the trust fund. Increasing the interests of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. See "Credit Enhancement -- Subordination" in this prospectus and "Description of the Certificates -- Subordination" in the prospectus supplement.

     Unscheduled Distributions. If specified in the related prospectus supplement, the certificates will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the Mortgage Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the certificates on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

     To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date, an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the master servicer's determination that the advances will be recoverable out of late payments by obligors on the Mortgage Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. The master servicer will make advances from its own funds, or from funds advanced by sub-servicers or held in the Certificate Account for future distributions to certificateholders. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to certificateholders, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to certificateholders, the master servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Certificate Account on the distribution date would be less than the amount required to be available for distributions to certificateholders on the distribution date. Any advances will be reimbursable to the master servicer out of recoveries on the specific Mortgage Assets with respect to which the advances were made. These recoveries may include late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor, a sub-servicer or a seller pursuant to the related pooling and servicing agreement. In addition, advances by the master servicer or sub-servicer also will be reimbursable to the master servicer or a sub-servicer from cash otherwise distributable to certificateholders to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

Reports to Certificateholders

     The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each certificateholder of record of the related series a statement setting forth, to the extent applicable to the series of certificates, among other things:

          .    the amount of the distribution allocable to principal;

          .    the amount of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

          .    the amount of any advance;

          .    the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to the certificateholders;

          .    the class certificate balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

          .    the aggregate unpaid principal balance of the mortgage loans after giving effect to the distribution of principal on the distribution date;

          .    the number and aggregate principal balances of mortgage loans in the related mortgage pool that are delinquent (a) one month, (b) two months and (c) three months, and that are in foreclosure;

          .    the book value of any real estate acquired by the trust through foreclosure or grant of a deed in lieu of foreclosure;

          .    if applicable, the amount remaining in the reserve fund at the close of business on the distribution date;

          .    any amounts remaining under letters of credit, pool policies or other forms of credit enhancement; and

          .    the servicing fee payable to the master servicer and any
          subservicer, if applicable.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each certificateholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two bulleted items for the calendar year or, if the person was a certificateholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for certificateholders to prepare their tax returns.

Categories of Classes of Certificates

     In general, classes of pass-through certificates fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise the series by reference to the following categories.

     CATEGORIES OF CLASSES                    DEFINITION
     ---------------------                    ----------

Principal Types

Accretion Directed.................  A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Mortgage Assets or other assets of the trust fund for the related series.

Component Certificates.............  A class consisting of "components." The components of a class of component
                                     certificates may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Notional Amount Certificates.......  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs....  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the structuring range for the planned principal class. The planned principal classes in any series of certificates may be subdivided into primary planned principal classes, secondary planned principal classes and so forth, and may have different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class..........  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal

     CATEGORIES OF CLASS                             DEFINITION
     -------------------                             ----------

                                     class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the structuring range for the scheduled principal class.

Sequential Pay.....................  Classes that receive principal payments in a prescribed sequence, that do not have
                                     predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Strip..............................  A class that receives a constant proportion, or strip, of the principal
                                     payments on the underlying Mortgage Assets or other assets of the trust fund.

Support Class (also sometimes
  referred to as companion
  classes).........................  A class that receives principal payments on any distribution date only if scheduled planned principal classes, targeted payments have been made on specified principal classes or scheduled principal classes.

Targeted Principal Class or TACs...  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Assets.

Interest Types

Fixed Rate.........................  A class with an interest rate that is fixed throughout the life of the class.

Floating Rate......................  A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

     CATEGORIES OF CLASS                             DEFINITION
     -------------------                             ----------

Inverse Floating Rate..............  A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Variable Rate......................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments, including the mortgage rates borne by the underlying mortgage loans.

Interest Only......................  A class that receives some or all of the interest payments made on the underlying
                                     Mortgage Assets or other assets of the
                                     trust fund and little or no principal.
                                     Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only.....................  A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual....................  A class that accretes a portion of the amount of accrued interest on it, which
                                     amount will be added to the principal
                                     balance of the class on each applicable
                                     distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual............................  A class that accretes the amount of accrued interest otherwise distributable on the
                                     class, which amount will be added as
                                     principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

     LIBOR. The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with the LIBO Method or the BBA Method, each as described below, which method will be specified in the related prospectus supplement:

          LIBO Method. If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. London time on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

          Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

        . If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations, rounded upwards if necessary to the nearest whole multiple of 1/32%.

        . If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of LIBOR as determined on the previous LIBOR determination date or the reserve interest rate. The reserve interest rate shall be the rate per annum which the calculation agent determines to be either the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

        . If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in the previous paragraph, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified in the related prospectus supplement.

           Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If reference bank should be unwilling or unable to so act, or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

           BBA Method. If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result, expressed as a percentage, out to six decimal places, and rounding to five decimal places.

     If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

     COFI. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh District. The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the FHLBSF to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month will be announced on or near the last working day of the following month and also has stated that it cannot guarantee the announcement of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the

OTS for the third preceding month, or the fourth preceding month, if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

     Treasury Index. The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period or, if applicable, the date specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period and for any date, the yield for the date, expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

     Prime Rate. The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall, in the absence of manifest error, be final and binding.

Book-Entry Certificates

     If so specified in the related prospectus supplement, one or more classes of the certificates of any series may be initially issued through the book-entry facilities of The Depository Trust Company. Each class of book-entry certificates of a series will be issued in one or more certificates which equal the aggregate initial class certificate balance of each class and which will be held by a nominee of the depository. The applicable prospectus supplement may specify other procedures for book-entry certificates, but if it does not, the following generally describes the procedures that will be applicable to any class of book-entry certificates.

     Beneficial interests in the book-entry certificates of a series will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus. Accordingly, the depository or its nominee is expected to be the holder of record of the book-entry certificates. Except as described below, no person acquiring a beneficial interest in a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry certificate will be recorded on the records of the depository or of a participating firm that acts as agent for the financial intermediary whose interest will be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a depository participant. Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry certificate. Beneficial ownership of a book-entry certificate may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

     In accordance with its normal procedures, the depository is expected to record the positions held by each depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing the depository and depository participants as in effect from time to time.

     Distributions on the book-entry certificates will be made on each distribution date by the trustee to the depository. The depository will be responsible for crediting the amount of the payments to the accounts of the applicable depository participants in accordance with the depository's normal procedures. Each depository participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates. Because the depository can act only on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since some potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Until definitive certificates are issued, it is anticipated that the only "certificateholder" of the book-entry certificates will be the depository or its nominee. Beneficial owners of the book-entry certificates will not be certificateholders, as that term will be used in the pooling and servicing agreement relating to the series of certificates. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the related trust fund provided to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     Until definitive certificates are issued, the depository will take any action permitted to be taken by the holders of the book-entry certificates of a particular series under the related pooling and servicing agreement only at the direction of one or more financial intermediaries to whose depository accounts the book-entry certificates are credited to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates.

     The applicable prospectus supplement may when and for what reasons definitive certificates may be issued, but if it does not, definitive certificates will be issued to beneficial owners of book-entry certificates or their nominees, rather than to the depository, only if

     . the depository or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor;

     . the depositor, at its sole option, elects to terminate the book-entry system through the depository; or

     . after the occurrence of an event of default, beneficial owners of certificates representing not less than 51% of the aggregate percentage interests evidenced by each class of certificates of the related series issued as book-entry certificates advise the trustee and the depository through the financial intermediaries in writing that the continuation of a book-entry system through the depository, or a successor to it, is no longer in the best interests of the beneficial owners.

     Upon the occurrence of any of these events, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive certificates. Upon surrender by the depository of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue the definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement relating to the series of certificates.


                              CREDIT ENHANCEMENT

General

     Credit enhancement may be provided for one or more classes of a series of certificates or with respect to the Mortgage Assets in the related trust fund. Credit enhancement may be in the form of one or any combination of the following:

     . subordination of other classses of certificates of the same series; . a limited guarantee;
     .  a financial guaranty insurance policy;
     .  a surety bond;
     .  a letter of credit;
     .  a pool insurance policy;
     .  a special hazard insurance policy;

     .  a mortgagor bankruptcy bond;
     .  a reserve fund;
     .  cross support;
     .  overcollateralization; or
     . any other form of credit enhancement described in the related prospectus supplement.

     Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

Subordination

     If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated certificates will be subordinate to the rights of holders of one or more other classes of senior certificates of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated certificates under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses with respect to the Mortgage Assets will be borne first by the various classes of subordinated certificates and thereafter by the various classes of senior certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Mortgage Assets over the lives of the certificates or at any time, the aggregate losses on Mortgage Assets which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Mortgage Assets or aggregate losses on the Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on the certificates.

     If specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated certificates, respectively, through a cross support mechanism or otherwise.

     As between classes of senior certificates and as between classes of subordinated certificates, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated certificates, payments to senior certificateholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

Mortgage Pool Insurance Policies

     If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to policy limitations, cover loss from default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the master servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

     In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless

     . any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

     . hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     . if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition, with reasonable wear and tear excepted, at the time of issuance of the policy; and

     . the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

     Upon satisfaction of these conditions, the pool insurer will have the option to either

     . purchase the mortgaged property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and certificateholders, or

     . pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the master servicer's expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any mortgaged property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

     The applicable prospectus supplement may specify that mortgage pool insurance will cover various origination and servicing defaults, but if it does not, then no mortgage pool insurance policy will insure against loss sustained from a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or failure to construct a mortgaged property in accordance with plans and specifications. Many primary mortgage insurance policies also do not insure against these types of losses. A failure of coverage for one of these reasons might result in a breach of the related seller's representations and, in that case, might result in an obligation on the part of the seller to repurchase the defaulted mortgage loan if the breach cannot be cured by the seller. In addition, no mortgage pool insurance policy will cover, and many primary mortgage insurance policies do not cover a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of master servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the certificateholders.

Special Hazard Insurance Policies

     If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related certificates from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage and other losses that may be specified in the related prospectus supplement. See "The Pooling and Servicing Agreement -- Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

     The applicable prospectus supplement may provide for other payment coverage, but if it does not, each special hazard policy will insure against damage to mortgaged properties caused by special hazard losses in an amount equal to the lesser of:

     .    the cost of repair to or replacement of the damaged property, or

     . upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property.

If the unpaid principal balance of a mortgage loan, plus accrued interest and expenses, is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. In adddition, any amount paid to repair or replace the property will further reduce special hazard coverage by that amount.

     No special hazard policy will insure against damage that is covered by a hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer.

     So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Bankruptcy Bonds

     If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be canceled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related certificates. See "Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders."

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Reserve Fund

     If so specified in the related prospectus supplement, credit support with respect to a series of certificates may be provided by one or more reserve funds held by the trustee, in trust, for the related series. The related prospectus supplement will specify whether or not a reserve fund will be included in the trust fund for a series.

     The reserve fund for a series will be funded by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated certificateholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

     Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments which will generally consist of short term investments that convert into cash or mature within a short period of time, have minimal or no exposure to fluctuations in value as a result of market changes in prevailing interest rates and are acceptable to each rating agency rating the applicable series of certificates. To the extent that permitted investments consist of debt obligations, they will be either registered or exempt from registration under the Securities Act. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the certificateholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the certificates at the request of the depositor. Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the certificateholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of certificates. In that case, credit support may be provided by a cross support feature that requires that distributions be made on certificates evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the material terms of any cross support feature, the impact of the cross support feature on the interests of the certificateholders and all material applicable risks.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

Insurance Policies, Surety Bonds and Guaranties

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include other insurance policies or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. These arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.

Over-Collateralization

     If so provided in the prospectus supplement for a series of certificates, a portion of the interest payment on each Mortgage Asset may be applied as an additional distribution of principal to reduce the principal balance of a particular class or classes of certificates and, thus, accelerate the rate of payment of principal on the class or classes of certificates. Reducing the principal balance of the certificates without a corresponding reduction in the principal balance of the underlying Mortgage Assets will result in over-collateralization.


                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related trust fund. The original terms to maturity of the underlying mortgage loans of the Mortgage Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the mortgage loans. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment penalties, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Mortgage Assets will affect the life of the related series of certificates.

     A number of factors may affect the prepayment experience of mortgage loans, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds.

     The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying mortgaged property. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement -- Collection Procedures" and "Legal Aspects of the Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

     The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

     When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to certificateholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month.

     Interest payable on the certificates on any given distribution date will include all interest accrued during their related interest accrual period. The interest accrual period for the certificates of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date, and your effective yield at par would be less than the indicated coupon rate.

     Under specified circumstances, the master servicer or the holders of the residual interests in a REMIC may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of certificates. See "The Pooling and Servicing Agreement -- Termination; Optional Termination."

     Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the certificates.

     The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments and principal prepayments, delinquencies and losses on the yield, weighted average lives and maturities of the certificates.


                      THE POOLING AND SERVICING AGREEMENT

     The following is a summary of the material provisions of the pooling and servicing agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the related pooling and servicing agreement.

Assignment of Mortgage Assets

     Assignment of the Mortgage Loans. At the time of issuance of the certificates of a series, the depositor will cause the mortgage loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the loan-to-value ratio at origination and other specified information.

     In addition, the depositor will deliver or cause to be delivered to the trustee, or to the custodian, for each mortgage loan

     . the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

     . the mortgage, deed of trust or similar instrument with evidence of recording indicated on it, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for,

     .    an assignment of the mortgage to the trustee in recordable form and

     . any other security documents specified in the related prospectus supplement or the related pooling and servicing agreement.

     The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

     With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

     . the related original cooperative note endorsed without recourse in blank or to the order of the trustee, or to the extent the related pooling and servicing agreement so provides, a lost note affidavit,

     .    the original security agreement,

     .    the proprietary lease or occupancy agreement,

     .    the recognition agreement,

     .    an executed financing agreement and

     . the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

     The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     The trustee or the custodian will review the mortgage loan documents within the time period specified in the related prospectus supplement after receipt of them, and the trustee will hold the documents in trust for the benefit of the certificateholders. Generally, if the document is found to be missing or defective in any material respect, the trustee or the custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to purchase the related mortgage loan from the trustee at the purchase price or, if so specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements. There can be no assurance that a seller will fulfill this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described under "Mortgage Loan Program -- Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor. The applicable prospectus supplement may provide other remedies but if it does not, then this purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

     Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from a trust fund for which a REMIC election is to be made if the purchase would result in a prohibited transaction tax under the Code.

     Assignment of Agency Securities. The depositor will cause the agency securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each agency security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

     Assignment of Private Mortgage-Backed Securities. The depositor will cause the private mortgage-backed securities to be registered in the name of the trustee. The trustee or the custodian will have possession of any certificated private mortgage-backed securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust Fund -- Private Mortgage-Backed Securities." Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each private mortgage-backed security conveyed to the trustee.

     Conveyance of Subsequent Mortgage Loans. With respect to a series of certificates for which a Pre-Funding Arrangement is provided, in connection with any conveyance of Subsequent mortgage loans to the trust fund after the issuance of the related certificates, the related pooling and servicing agreement will require the seller and the depositor to satisfy the following conditions, among others:

     . each Subsequent mortgage loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related pooling and servicing agreement;

     . the seller will not select the Subsequent mortgage loans in a manner that it believes is adverse to the interests of the certificateholders;

     . as of the related cut-off date, all of the mortgage loans in the mortgage pool at that time, including the Subsequent mortgage loans purchased after the closing date, will satisfy the criteria set forth in the related pooling and servicing agreement;

     . the Subsequent mortgage loans will have been approved by any third party provider of credit enhancement, if applicable; and

     . before the purchase of each Subsequent mortgage loan the trustee will perform an initial review of certain related loan file documentation for the mortgage loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent mortgage loan.

     The Subsequent mortgage loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of mortgage loans as described in the related prospectus supplement. Each acquisition of any Subsequent mortgage loans will be subject to the review by any third party provider of credit enhancement, if applicable, the rating agencies and the seller's accountants of the aggregate statistical characteristics of the related mortgage pool for compliance with the applicable statistical criteria set forth in the related pooling and servicing agreement.

Payments on Mortgage Assets; Deposits to Certificate Account

     The master servicer will establish and maintain or cause to be established and maintained a Certificate Account for the related trust fund. The applicable prospectus supplement may provide for other requirements for the Certificate Account, but if it does not, then the Certificate Account must be either

     . maintained with a depository institution, the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organizations that rated one or more classes of the related series of certificates at the request of the depositor, or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of the holding company are so rated,

     . an account or accounts, the deposits in which are insured by the FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained,

          . a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

          . an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of certificates at the request of the depositor.

     The collateral eligible to secure amounts in the Certificate Account is limited to permitted investments which will generally consist of short term investments that convert into cash or mature within a short period of time, have minimal or no exposure to fluctuations in value as a result of market changes in prevailing interest rates and are acceptable to each rating agency rating the applicable series of certificates. To the extent that permitted investments consist of debt obligations, they will be either registered or exempt from registration under the Securities Act. A Certificate Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in permitted investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive the interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

     The master servicer will deposit or cause to be deposited in the Certificate Account for each trust fund on a daily basis, to the extent applicable and unless the related pooling and servicing agreement provides for a different deposit arrangement, the following payments and collections received or advances made by or on behalf of it after the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement:

          . all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the mortgage loans;

          . all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

          . all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and any unreimbursed advances, received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure;

         . all proceeds of any mortgage loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Mortgage Loan Program -- Representations by Sellers; Repurchases" or "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets" above and all proceeds of any mortgage loan repurchased as described under "The Pooling and Servicing Agreement -- Termination; Optional Termination";

          . all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under " -- Hazard Insurance";

          . any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Certificate Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

          . all other amounts required to be deposited in the Certificate Account pursuant to the pooling and servicing agreement.

     The master servicer or the depositor, as applicable, may from time to time direct the institution that maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

          . to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Certificate Account;

          . to reimburse the master servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan, or insurance proceeds or liquidation proceeds from the mortgage loan, with respect to which the advance was made;

          . to reimburse the master servicer for any advances previously made that the master servicer has determined to be nonrecoverable;

          . to reimburse the master servicer from insurance proceeds not used to restore the property for expenses incurred by the master servicer and covered by the related insurance policies;

          . to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

          . to pay to the master servicer, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in determining the principal balance of the repurchased mortgage loan;

          . to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the pooling and servicing agreement;

          . to withdraw any amount deposited in the Certificate Account that was not required to be deposited in it; and

          . to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     In addition, the pooling and servicing agreement will generally provide that on or before the business day before each distribution date, the master servicer shall withdraw from the Certificate Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of certificates.

Collection Procedures

     The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or prepayment charge or penalty fee in connection with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 180 days after the applicable due date for each payment to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the master servicer is obligated to make or to cause to be made advances, this obligation will continue during any period in which the arrangement is in effect.

     The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans -- Due-on-Sale Clauses." The terms of the related mortgage loan may not be changed in connection with an assumption.

     Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

Hazard Insurance

     The master servicer will require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which the mortgaged property is located. The coverage will be in an amount that is at least equal to the lesser of

     . the maximum insurable value of the improvements securing the mortgage loan or the greater of

     .  the outstanding principal balance of the mortgage loan, and

     . an amount that assures that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

     All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, will be deposited in the related Certificate Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Certificate Account the amounts that would have been deposited in the Collction Account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of generally 80% to 90% of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. The hazard insurance policies generally define the actual cash value of improvements as their replacement cost at the time and place of loss, less physical depreciation. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above.

     The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan.

Realization Upon Defaulted Mortgage Loans

     Primary Mortgage Insurance Policies. The master servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable pooling and servicing agreement unless the replacement primary mortgage insurance policy for the canceled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of the series that have been rated.

     Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less

     . all rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property,

     . hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

     . amounts expended but not approved by the issuer of the related primary mortgage insurance policy,

     .  claim payments previously made by the primary insurer, and

     .  unpaid premiums.

     Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including

     . fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan;

     . failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

     .  physical damage to the mortgaged property; and

     . the related sub-servicer not being approved as a servicer by the primary insurer.

     Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

     .  advance or discharge

     .  all hazard insurance policy premiums, and

     . as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, mortgaged property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys' fees;

     . upon any physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

     . tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

     The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

     If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the master servicer is not required to expend its own funds to restore the damaged mortgaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

     If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

     If the master servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of a mortgage loan plus accrued interest that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the master servicer has expended its own funds to restore the damaged mortgaged property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See "Credit Enhancement" in this prospectus and in the related prospectus supplement.

     Unless the related pooling and servicing agreement provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

     . first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related mortgaged property and any unreimbursed servicing compensation payable to the master servicer with respect to the mortgage loan;

     . second, to reimburse the master servicer for any unreimbursed advances with respect to the mortgage loan;

     . third, to accrued and unpaid interest on the outstanding principal balance of the mortgage loan, to the extent no advance has been made for that amount; and

     .  fourth, as a recovery of principal of the mortgage loan.

     FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States National Housing Act of 1934, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

     The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the mortgage loan, which payments are to be repaid by the mortgagor to HUD, or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

     The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 3703(a), as amended. As of February 1996, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,750. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed mortgage loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

     The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

Servicing and Other Compensation and Payment of Expenses

     The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the master servicer or a sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and investment income from funds in the applicable Certificate Account.

     The master servicer will, to the extent provided in the related pooling and servicing agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received, and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds, including insurance proceeds.

Evidence as to Compliance

     Each pooling and servicing agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans, private mortgage-backed securities or agency securities, under pooling and servicing agreements substantially similar to each other (including the related pooling and servicing agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of mortgage loans, private mortgage-backed securities or agency securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

     Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by certificateholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

List of Certificateholders

     Each pooling and servicing agreement will provide that three or more holders of certificates of any series may, by written request to the trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement and the certificates.

Matters Regarding the Master Servicer and the Depositor

     Each pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except upon a determination that the performance by it of its duties under the pooling and servicing agreement is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     Each pooling and servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. Each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific Mortgage Asset or Mortgage Assets (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders under the pooling and servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to certificateholders.

     Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each pooling and servicing agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of certificates of any series that have been rated.

Events of Default

     The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each pooling and servicing agreement will consist of

     . any failure by the master servicer to deposit in the Certificate Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates having not less than 25% of the voting rights evidenced by the certificates;

     . any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which failure materially affects the rights of certificateholders that continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates of any class evidencing not less than 25% of the voting rights evidenced by the certificate; and

     . certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related prospectus supplement, the pooling and servicing agreement will permit the trustee to sell the Mortgage Assets and the other assets of the trust fund if payments on them are insufficient to make payments required in the pooling and servicing agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

Rights Upon Event of Default

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates having not less than 66 2/3% of the voting rights evidenced by the certificates and under any other circumstances specified in the pooling and servicing agreement, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in the Mortgage Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement. Pending appointment, the trustee is obligated to act as master servicer. The trustee and any successor may agree upon the servicing compensation to be paid to the successor servicer, which may not be greater than the compensation payable to the master servicer under the pooling and servicing agreement.

     No certificateholder, solely by virtue of its status as a certificateholder, will have any right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of any class of certificates of the series evidencing not less than 25% of the voting rights evidenced by the certificates have requested the trustee in writing to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Amendment

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the certificateholders,

          (a) to cure any ambiguity or mistake;

          (b) to correct any defective provision in the pooling and servicing agreement or to supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in it;

          (c) to add to the duties of the depositor, the seller or the master servicer;

          (d) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement; or

          (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement.

However, no action pursuant to clauses (d) or (e) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of certificates of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the certificates.

     In addition, to the extent provided in the related pooling and servicing agreement, a pooling and servicing agreement may be amended without the consent of any of the certificateholders to change the manner in which the Certificate Account is maintained, if the change does not adversely affect the then current rating of the class or classes of certificates of the series that have been rated at the request of the depositor. Moreover, the related pooling and servicing agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the depositor, the master servicer and the trustee with the consent of holders of certificates of the series evidencing a majority in interest of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the related certificates. However, no amendment may

          (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Assets that are required to be distributed on any certificate without the consent of the holder of the certificate,

          (b) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
     (a), without the consent of the holders of certificates of the class evidencing, as to the class, percentage interests aggregating 66%, or

          (c) reduce the aforesaid percentage of certificates of any class of holders that is required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

     Generally, the obligations created by each pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the pooling and servicing agreement following the later of

          . the final payment or other liquidation of the last of the Mortgage Assets subject to it or the disposition of all property acquired upon foreclosure of the Mortgage Assets remaining in the trust fund and

          . the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC, from the related trust fund of all of the remaining Mortgage Assets and all property acquired in respect of the Mortgage Assets.

See "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

     Any purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a series of certificates will be made at the option of the master servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of the master servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the REMIC for federal tax purposes.

The Trustee

     The trustee under each pooling and servicing agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.


                      LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state laws, which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated.

General

     The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure/Repossession

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

     Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders."

     In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Rights of Redemption

     In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral was conducted in a commercially reasonable manner. In the case of a cooperative loan, the collateral would be the shares of the cooperative and the related proprietary lease or occupancy agreement.

Environmental Risks

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage on the property. In addition, under CERCLA, the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for the costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but does not "participate in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a property causing the lender to lose the protection of the secured creditor exclusion has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In United States v. Fleet Factors Corp. (1990), the United States Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation Act, which took effect on September 30, 1996. The Asset Conservation Act provides that to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of RCRA, which regulates underground petroleum storage tanks, but not heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset

Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgage Properties was conducted.

Due-on-Sale Clauses

     Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Act, subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

Applicability of Usury Laws

     Title V of DIDMCA provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V of DIDMCA. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V of DIDMCA is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of DIDMCA. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

Soldiers' and Sailors' Civil Relief Act

     Generally, under the terms of the Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, or a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the certificates. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is the opinion of Andrews & Kurth L.L.P., counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of certificates. The opinion of Andrews & Kurth L.L.P. is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to insurance companies, securities dealers and investors who hold certificates as part of a straddle within the meaning of Section 1092 of the Code. Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of certificates.

General

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code referred to in this section unless otherwise indicated). The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.

Non-REMIC Certificates

     If a REMIC election is not made, the trust fund will not be classified as an association taxable as a corporation and each trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described below. Andrews & Kurth L.L.P. will issue an opinion confirming the above-stated conclusions for each trust fund for which no REMIC election is made and will file the opinion, along with their consent to its use, with the SEC by means of a Current Report on Form 8-K on or prior to the closing date.


a.   Single Class of Certificates

     Characterization. The trust fund may be created with one class of certificates. In this case, each certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the Pool. Any amounts received by a certificateholder in lieu of amounts due with respect to any mortgage loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each certificateholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent expenses of the trust fund plus their other miscellaneous itemized deductions, as defined in the Code, exceed two percent of their adjusted gross income. A certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A certificateholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues, and must take into account its pro rata share of deductions as they accrue. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the master servicer, or any person to whom the master servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the mortgage loans. The mortgage loans would then be subject to the "coupon stripping" rules of the Code discussed below.

     Generally, as to each series of certificates:

     . a certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section;

     . a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code
        Section 856(c)(3)(B), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section; and

     . a certificate owned by a REMIC will represent an "obligation . . . which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Buydown Loans. Certain trust funds may hold buydown loans. These loans can be secured not only by a mortgage on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. So long as the loan value of the real property at least equals the amount of the loan, then for purposes of the above-described requirements, the mortgage loan will be treated as fully secured by real property. If the loan value of the real property is less than the amount of the loan, then, a certificateholder could be required to treat the loan as one secured by an interest in real property only to the extent of the loan value of the real property. The related prospectus supplement for any series of certificates will specify whether apportionment would be required.

     Premium. The price paid for a certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A certificateholder that acquires an interest in mortgage loans at a premium may elect, under Code
Section 171, to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on the certificate. The basis for the certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. However, recent changes to the Code require the use of a prepayment assumption to accrue original issue discount on pools of receivables the yield on which may be affected by prepayments for tax years beginning after August 5, 1997 and prior legislative history indicated that if a prepayment assumption applied to an instrument for purposes of the OID rules, that prepayment assumption should be applied in amortizing bond premium.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a certificate acquired at a premium should recognize a loss if a mortgage loan, or an underlying mortgage loan, prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan, or underlying mortgage loan, that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan, or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize premium, it appears that any loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. In addition, under recent legislation, amounts received on the redemption of an obligation issued by a natural person are considered received in exchange for the obligation if the debt obligation is purchased or issued after June 8, 1997 (i.e., treated the same as obligations issued by corporations). This change could affect the character of any loss. For example, this change could cause the loss to be treated as capital if the assets are held as capital assets by the taxpayer.

     On December 30, 1997 the IRS issued the Amortizable Bond Premium Regulations. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     OID. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) will be applicable to a certificateholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See " -
- Multiple Classes of Certificates -- Certificates Representing Interests in Loans Other Than Adustable Rate Mortgage Loans."

     Market Discount. A certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of the Code to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount." The amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan allocable to the holder's undivided interest in the mortgage loans over the holder's tax basis in the undivided interest. Market discount with respect to a certificate will be considered to be zero if the amount allocable to the certificate is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under the market discount provisions.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describe how market discount should be accrued on instruments bearing market discount. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Recent legislation expands the required use of a prepayment assumption for purposes of calculating OID for tax years beginning after August 5, 1997 to pools of receivables the yield on which may be affected due to prepayments and previous legislative history states Congress intends that if a prepayment assumption would be used to calculate OID it should also be used to accrue market discount. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a certificate at a market discount also may be required to defer, until the maturity date of the certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the certificate in excess of the aggregate amount of interest, including OID, includible in the holder's gross income for the taxable year with respect to the certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the certificate for the days during the taxable year on which the holder held the certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the certificateholder in that taxable year or thereafter.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If an election to treat all interest as OID were to be made with respect to a certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See " -- Single Class of Certificates -- Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

b.   Multiple Classes of Certificates

     1.   Stripped Bonds and Stripped Coupons

     The separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of OID and market discount, the Code treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If a trust fund is created with two classes of certificates, one class of certificates may consist of Stripped Bond Certificates, while the second class of certificates may consist of Stripped Coupon Certificates.

     Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points or the certificates are initially sold with a de minimis discount, which amount may be calculated without a prepayment assumption, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off.

     Although current authority is not entirely clear, a Stripped Bond Certificate should be treated as an interest in mortgage loans issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of the certificate will be required to accrue the discount under the OID rules of the Code. See " -- Non-REMIC Certificates" and " -- Single Class of Certificates -- Original Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans as market discount rather than OID if either the amount of OID with respect to the mortgage loan is treated as zero under the OID de minimis rule when the certificate was stripped or no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the trust fund's mortgage loans.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan. However, based on the recent IRS guidance, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

     Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield with respect to the certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a certificate is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any certificate so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the certificate that is allocable to the mortgage loan. In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefore (i.e., treated the same as obligations issued by corporations). This change could affect the character of any loss.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     2. Certificates Representing Interests in Loans Other Than Adjustable Rate Mortgage Loans

     The original issue discount rules will be applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors other than individuals originated after

July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates (i.e., the initial rates on the mortgage loans are lower than subsequent rates on the mortgage loans) on the mortgage loans.

     OID on each certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a certificate representing an interest in mortgage loans other than adjustable rate mortgage loans likely will be computed as described under " -- Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations issued on January 27, 1994, and amended on June 11, 1996, under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). However, the OID Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans underlying the certificates will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under " -- Accrual of Original Issue Discount," will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the certificates calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in debt instruments, and, in tax years beginning after August 5, 1997, to pools of receivables the yield on which may be affected by prepayments of receivables such as those the certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described in " -- Accrual of Original Issue Discount."

     Accrual of Original Issue Discount. Generally, the owner of a certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on any certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the distribution dates on the certificates, or the day before each date. This will be done, in the case of each full month accrual period, by adding the present value at the end of the accrual period determined by using the original yield to maturity of the respective component under the Prepayment Assumption as a discount factor, of all remaining payments to be received under the Prepayment Assumption on the respective component and any payments received during the same accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of the same accrual period. The adjusted issue price of a certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (e.g., due to points) will be includible by the holder. Other original issue discount on the mortgage loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

     3.   Certificates Representing Interests in Adustable Rate Mortgage Loans

     The OID Regulations do not address the treatment of instruments, such as the certificates, which represent interests in adjustable rate mortgage loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in adjustable rate mortgage loans. In the absence of any authority, the master servicer will report OID on certificates attributable to adjustable rate mortgage loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described under the heading " -- Certificates Representing Interests in Loans Other Than Adustable Rate Mortgage Loans" and with the OID Regulations. As such, for purposes of projecting the remaining payments and the projected yield, the assumed rate payable on the adjustable rate mortgage loans will be the fixed rate equivalent on the issue date. Application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to the income. Further, the addition of interest deferred due to negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of the interest deferred due to negative amortization in the income of the certificateholder when it accrues. Furthermore, the addition of Deferred Interest to the certificate's principal balance will result in additional income, including possibly OID income, to the certificateholder over the remaining life of the certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the certificates.

c.   Sale or Exchange of a Certificate

     Sale or exchange of a certificate before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the certificate. The adjusted basis of a certificate generally will equal the seller's purchase price for the certificate, increased by the OID included in the seller's gross income with respect to the certificate, and reduced by principal payments on the certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a certificate is a "capital asset" within the meaning of Code
Section 1221 and will be long-term or short-term depending on whether the certificate has been owned for the long-term capital gain holding period, which is currently more than one year.

     The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a certificate by a bank or a thrift institution to which that section applies will be ordinary income or loss.

d.   Non-U.S. Persons

     Generally, to the extent that a certificate evidences ownership in underlying mortgage loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to an owner that is not a U.S. Person or a certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or any lower rate provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of a certificate also will be subject to federal income tax at the same rate. Generally, accrued OID payments would not be subject to withholding to the extent that a certificate evidences ownership in mortgage loans issued after July 18, 1984, by natural persons if the certificateholder complies with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a U.S. Person and providing the name and address of the certificateholder. Additional restrictions apply to mortgage loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Any foreclosure property owned by the trust could be treated as a U.S. real property interest owned by certificateholders.

     Interest paid or accrued on the mortgage loans to a certificateholder who is a non-U.S. Person will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided, that the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, and the non-U.S. Person provides the trust or other person who is otherwise required to withhold U.S. tax with respect to the mortgage loans with an appropriate statement on Form W-8 or other similar form, signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If an interest in a mortgage loan is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Person that owns that interest in the mortgage loan. If interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty and the non-U.S. Person provides the trust, or an organization or financial institution described above, with an appropriate statement (e.g., a Form 1001), signed under penalties of perjury, to that effect.

     The New Withholding Regulations were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. In particular, the New Witholding Regulations replace the current IRS Form W-8, Form 1001 and Form 4224 with various revised Forms W-8 and provide that the current Form W-8, Form 1001 and Form 4224 will be invalid as of December 31, 2000. Prospective Non-U.S. Persons who own interests in mortgage loans are strongly encouraged to consult their own tax advisor with respect to the New Withholding Regulations.

e.   Information Reporting and Backup Withholding

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, the information deemed appropriate to assist certificateholders in preparing their federal income tax returns, or to enable holders to make any information available to beneficial owners or financial intermediaries that hold certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability.

REMIC Certificates

     The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however " -- Residual Certificates" and " -- Prohibited Transactions and Other Taxes"), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of a trust fund as a REMIC, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status are not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement, each trust fund that elects REMIC status will qualify as a REMIC, and the Regular Certificates will be considered to be regular interests in the REMIC and the Residual Certificates will be considered to be residual interests in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC. With respect to each trust fund for which a REMIC election is to be made, Andrews & Kurth L.L.P. will issue an opinion confirming the conclusions expressed above concerning the status of the trust fund as a REMIC and the status of the certificates as representing regular or residual interests in a REMIC and will file the opinion, along with their consent to its use, with the SEC by means of a Current Report on Form 8-K on or prior to the closing date.

     In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

     In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in " -- Non-REMIC Certificates -- Single Class of Certificates." REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

     A "qualified mortgage" for REMIC purposes is any obligation, including certificates of participation in an obligation, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes, not including recreational vehicles, campers or similar vehicles, that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

     Tiered REMIC Structures. For some series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the "Subsidiary REMIC or REMICs" and the "Master REMIC") for federal income tax purposes. Upon the issuance of such a series of certificates, assuming compliance with all provisions of the related pooling and servicing agreement, the Master REMIC as well as each Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and each Subsidiary REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each trust fund for which more than one REMIC election is to be made, Andrews & Kurth L.L.P. will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Subsidiary REMIC as a REMIC and the status of the certificates as regular or residual interests in a REMIC and will file the opinion, along with their consent to its use, with the SEC by means of a Current Report on Form 8-K on or prior to the closing date.

     Only REMIC Certificates, other than the residual interest in any Subsidiary REMIC, issued by the Master REMIC will be offered under this prospectus. All Subsidiary REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code.

a.   Regular Certificates

     General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The Regular Certificates may be issued with OID. Generally, OID, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

     The OID rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Regular Certificates. The prospectus supplement for each series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     The IRS issued the Contingent Regulations in June 1996. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

     In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its issue price. The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public, excluding bond houses, brokers, underwriters or wholesalers. The issue price of a Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period before the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest that constitute "qualified stated interest." Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the Regular Certificates includes all distributions of interest and principal on the Regular Certificates.

     Where the interval between the issue date and the first distribution date on a Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all or a portion of the interest on a long first period Regular Certificate that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular Certificateholders are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Regular Certificates is not unconditionally payable because late payments or nonpayments on the mortgage loans are not penalized nor are there reasonable remedies in place to compel payment on the mortgage loans. That position, if successful, would require all holders of Regular Certificates to accrue income on the certificates under the OID Regulations.

     Under the de minimis rule, OID on a Regular Certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for the issuance of Super-Premium Certificates. The income tax treatment of Super-Premium Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of Super-Premium Certificates is the sum of all payments to be made on these Regular Certificates determined under the Prepayment Assumption, with the result that these Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible, when prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. However, if the Super-Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium Certificates should be limited to their principal amount (subject to the discussion under " -- Accrued Interest Certificates"), so that the Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under " -- Regular Certificates -- Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to the Super-Premium Certificate. Absent further guidance, the trustee intends to treat the Super-Premium Certificates as described in this prospectus.

     Under the REMIC Regulations, if the issue price of a Regular Certificate, other than those based on a notional amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, the Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described under " -- Regular Certificates -- Premium" should apply. However, it is possible that certificates issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code section 171 is made to amortize the premium.

     Generally, a Regular Certificateholder must include in gross income the "daily portions," determined as described above under "Non-REMIC Certificates -- Certificates Representing Interests in Loans Other Than Adjustable Rate Mortgage Loans -- Accrual of Original Issue Discount".

     Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually at current values of certain objective rates measured by or based on lending rates for newly borrowed funds. For a debt instrument issued after August 13, 1996, an objective rate is a rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

     The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described under " -- Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as variable rate certificates. In such case, the weighted average rate used to compute the initial pass-through rate on the Regular Certificates will be deemed to be the index in effect through the life of the Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. This treatment may effect the timing of income accruals on the Regular Certificates. Additionally, if some or all of the mortgage loans are subject to "teaser rates" (i.e., the initial rates on the mortgage loans are less than subsequent rates on the mortgage loans) the interest paid on some or all of the Regular Certificates may be subject to accrual using a constant yield method notwithstanding the fact that these certificates may not have been issued with "true" non-de minimis original issue discount.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount, including de minimus market or original issue discount, and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this type of an election were to be made with respect to a Regular Certificate with market discount, a certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See " -- Regular Certificates -- Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

     Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of a Regular Certificate's stated principal amount or, in the case of a Regular Certificate with OID, the adjusted issue price, which is determined for this purpose as if the purchaser had purchased the Regular Certificate from an original holder, over the price for the Regular Certificate paid by the purchaser. A certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing certificateholder on or after the first day of the first taxable year to which the election applies. Market discount on Regular Certificates is accrued and subject to the rules described above under "Non-REMIC Certificates -- Single Class of Certificates -- Market Discount".

     Premium. A purchaser of a Regular Certificate that purchases the Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The Amortizable Bond Premium Regulations described above specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Regular Certificates. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described in this prospectus. However, the Legislative History states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether the certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on the Regular Certificates and will be applied as an offset against the interest payment. Prospective purchasers of the Regular Certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     On December 30, 1997 the IRS issued final Amortizable Bond Premium Regulations. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Deferred Interest. Certain classes of Regular Certificates will provide for the accrual of Deferred Interest with respect to one or more adjustable rate mortgage loans. Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of the certificates before the time distributions of cash with respect to the Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on the certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate the inclusion. Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of the certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the Regular Certificates.

     Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the certificates. Subordinated certificateholders nevertheless will be required to report income with respect to their certificates under an accrual method without giving effect to delays and reductions in distributions on the subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain, and, accordingly, subordinated certificateholders are encouraged to consult their own tax advisors on this point.

     Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. The adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Regular Certificate. A Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Regular Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Regular Certificate, over the amount actually includible in the holder's income.

     The Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Certain of the Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends before each distribution date. The period between the Closing Date for Payment Lag Certificates and their first distribution date may or may not exceed that interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first distribution date does not exceed that interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a Regular Certificate is allocable to Pre-issuance Accrued Interest and the Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the Pre-issuance Accrued Interest, then the Regular Certificates issue price may be computed by subtracting from the issue price the amount of Pre-issuance Accrued Interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent the payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See "Residual Certificates -- Pass-Through of Non-Interest Expenses of the REMIC."

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Potential investors and Holders of the certificates are encouraged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

     Non-U.S. Persons. Generally, payments of interest, including any payment with respect to accrued OID, on the Regular Certificates to a Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the Regular Certificateholder complies with certain identification requirements, including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that the Regular Certificateholder is a foreign person and providing the name and address of the Regular Certificateholder. If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

     It is recommended that Regular Certificateholders who are not U.S. Persons and persons related to them not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     As previously mentioned, the New Withholding Regulations were published in the Federal Register on October 14, 1997 and generally will be effective for payments made after December 31, 2000, subject to certain transition rules. The discussion set forth above does not take the new withholding regulations into account. Prospective Non-U.S. Persons who own Regular Certificates are strongly encouraged to consult their own tax advisor with respect to the New Withholding Regulations.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Regular Certificateholder at any time during the year, any information deemed appropriate to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability. In addition, prospective investors are encouraged to consult their tax advisors with respect to the New Withholding Regulations.

b.   Residual Certificates

     Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See " -- Prohibited Transactions and Other Taxes." Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate that sort of mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors are encouraged to consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

     A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the Residual Certificateholder owns the Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a Residual Certificate that purchased the Residual Certificate at a price greater than or less than the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder. See " -- Sale or Exchange of Residual Certificates." It is not clear, however, whether these adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for these adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the Regular Certificates and, except as described under " -- Regular Certificates -- Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individual. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments on reverse assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Certificates due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Certificates. The REMIC's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan is less than or greater than its principal balance, respectively. Any discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular

Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, the election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to that mortgage loan would be allocated among the principal payments on the mortgage loan and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders will not apply.

     A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See " -- Sale or Exchange of Residual Certificates." For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see " -- Allocation of the Income of the REMIC to the Residual Certificates."

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual Certificateholder to offset its share of the REMIC's taxable income in future periods, but not otherwise. The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked-to-market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the Regular Certificateholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Certificates, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

     In the case of individuals, or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a Regular Certificate or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders, other than corporations, that are subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

     Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter generally will be subject to federal income tax in all events. Thus, for example, an excess inclusion may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see " -- Tax-Exempt Investors"); and is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See " -- Non-U.S. Persons." An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

     Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

     Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate, except that the recognition of loss may be limited under the "wash sale" rules. A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires the Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase the Residual Certificateholder's adjusted basis in the newly acquired asset.

Prohibited Transactions and Other Taxes

     The Code imposes a Prohibited Transactions Tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions" and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interest could result in the imposition of a Contributions Tax on the trust fund equal to 100% of the value of the contributed property. No trust fund for any series of certificates will accept contributions that would subject it to a Contributions Tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates results from

     . a breach of the related master servicer's, trustee's or seller's obligations under the related pooling and servicing agreement for the series, the tax will be borne by the master servicer, trustee or seller, as the case may be, out of its own funds or

     . the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

If the master servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

Liquidation and Termination

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC will not be subject to any Prohibited Transactions Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to the Residual Certificateholder in final liquidation of its interest, then it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of the excess. It is unclear whether the loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. Certain information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

     Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Tax-Exempt Investors

     Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See " -- Residual Certificates -- Excess Inclusions."

Non-U.S. Persons

     Amounts paid to Residual Certificateholders who are not U.S. persons
(see " -- Regular Certificates -- Non-U.S. Persons") are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of Residual Certificates should qualify as "portfolio interest," subject to the conditions described in " -- Regular Certificates," but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See " -- Residual Certificates -- Excess Inclusions." If the portfolio interest exemption is unavailable, the amount will be subject to United States withholding tax when paid or otherwise distributed, or when the Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the Residual Certificates do not have significant value. See " -- Residual Certificates -- Excess Inclusions." If the amounts paid to Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding tax rate will not apply. Instead, the amounts paid to the non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see " -- Tax-Related Restrictions on Transfers of Residual Certificates."

Tax-Related Restrictions on Transfers of Residual Certificates

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to it an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, the person does not have actual knowledge that the affidavit is false. A "disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common trust fund; a partnership, trust, or estate; and certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. An "electing large partnership" is taxable on excess inclusion income as if all of its partners were disqualified organizations. For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than some service partnerships and commodity pools, which elects to apply simplified reporting provisions under the Code.

     To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

     Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person," as defined in the following sentence, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. In general, the definition of a U.S. Person is the same as provided under "Glossary of Terms," except that entities or individuals that would otherwise be treated as Non-U.S. Persons, may be considered U.S. Persons for this purpose if their income from the residual is subject to tax under Code
Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have that knowledge if the transferor conducted a reasonable investigation of the transferee and the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay the taxes associated with the residual interest as they become due. If a transfer of a Noneconomic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that the amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed I.R.S. Form 4224 and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are encouraged to consult their own tax advisors with respect to transfers of the Residual Certificates and pass-through entities are encouraged to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.


                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to certificates of a series that are not divided into subclasses. If certificates are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to them.

     ERISA imposes requirements on Plans and on Parties in Interest. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan, subject to certain exceptions not here relevant. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in certificates without regard to the described ERISA considerations, subject to the provisions of applicable state law. However, any of those plans that are qualified and exempt from taxation under Code Sections 401(a) and 501(a) are subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the DOL issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101.) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of the Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Exchange Act.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving Plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the mortgage loans may be deemed Plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

PTE 83-1

     In PTE 83-1, the DOL exempted from ERISA's prohibited transaction rules and from the excise tax imposed under Code Section 4975 certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of the certificates. PTE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in Single Family Certificates will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Certificates at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than twenty-five percent (25%) of all Single Family Certificates and at least fifty percent (50%) of all Single Family Certificates are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving subordinated certificates. Accordingly, no transfer of a subordinated certificate generally may be made to a Plan.

     The discussion in this and the next paragraph applies only to Single Family Certificates. The depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (1) certificates issued in a series consisting of only a single class of certificates; and (2) senior certificates issued in a series in which there is only one class of senior certificates; provided that the certificates in the case of clause (1), or the senior certificates in the case of clause (2), evidence the beneficial ownership of both a specified percentage of future interest payments greater than zero percent and a specified percentage greater than zero percent of future principal payments on the mortgage loans. It is not clear whether a class of certificates that evidences the beneficial ownership in a trust fund divided into mortgage loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of certificates entitled to receive payments of interest and principal on the mortgage loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption:

     . the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing the loans and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

     . the existence of a pool trustee who is not an affiliate of the pool sponsor; and

     . a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

     The depositor believes that the first general condition referred to above will be satisfied with respect to the certificates in a series issued without a subordination feature, or the senior certificates only in a series issued with a subordination feature, provided that the subordination and reserve fund, subordination by shifting of interests, the pool insurance or other form of credit enhancement described in this prospectus, that subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above, with respect to a series of certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the mortgage loans or the principal balance of the largest mortgage loan. See "Description of the Certificates." In the absence of a ruling that the system of insurance or other protection with respect to a series of certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Certificates must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other PTEs. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Underwriter Exemptions

     The DOL has granted Underwriter Exemptions to certain underwriters which exempt certain transactions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

     . the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     . the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

     . the certificates acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc.;

     . the trustee is not an affiliate of any other member of the Restricted Group;

     . the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of the loans; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses; and

     . the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

     In addition, for transactions that utilize prefunding, the following conditions must be satisfied:

     . The principal amount of Subsequent mortgage loans must not exceed 25% of the principal balance of all certificates being offered as of the closing date;

     . All such Subsequent mortgage loans must meet the same terms and conditions for eligibility as the initial mortgage loans, which terms and conditions have been approved by one of the rating agencies, except that such terms and conditions may be modified with the prior approval of a rating agency or of a majority of the holders of the certificates;

     . The addition of Subsequent mortgage loans during the funding period does not result in a ratings downgrade;

     . The weighted average annual percentage rate of all mortgage loans in the trust at the end of the funding period is not more than 100 basis points lower than such weighted average as of the closing date;

     . The characteristics of the Subsequent mortgage loans are monitored by an insurer that is independent of the seller, or an independent accountant delivers a letter, with copies to the relevant rating agencies, underwriters and trustee, stating that the characteristics of the Subsequent mortgage loans conform to the characteristics with respect thereto specified in the related prospectus supplement;

     .    The funding period ends no later than 90 days after the closing date;
          and

     . Amounts on deposit in the related prefunding account and capitalized interest account are invested only in investments permitted by the rating agencies that are (i) direct obligations of or fully guaranteed by the United States or any agency or instrumentality thereof or (ii) rated, or issued by an issuer rated, in one of the three highest generic rating categories by the rating agencies.

     The trust fund must also meet the following requirements:

     . the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     . certificates in other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or D&P for at least one year before the Plan's acquisition of certificates; and

     . certificates evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of certificates.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

     . in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group,

     . the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

     . the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

     . immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Underwriter Exemptions do not apply to Plans sponsored by Restricted Groups.

     The prospectus supplement for each series of certificates will indicate the classes of certificates, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     Any Plan fiduciary that proposes to cause a Plan to purchase certificates is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Insurance Company General Accounts

     Section III of PTE 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Underwriter Exemptions solely because they are subordinated to other classes of certificates in a trust or have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, Moody's DCR or Fitch. All other conditions of one of the Underwriter Exemptions would have to be satisfied in order for PTE 95-60 to be available. Before purchasing a class of certificates, an insurance company general account seeking to rely on
Section III of PTE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Other Exemptions

     One or more other PTEs issued by the DOL may be available to a Plan investing in the certificates, depending in part upon the type of Plan fiduciary making the decision to acquire certificates and the circumstances under which the decision is made, including but not limited to PTE 84-14, regarding investments effected by "qualified plan asset managers," PTE 90-1, regarding investments by insurance company pooled separate accounts, PTE 91-38, regarding investments by bank collective investment funds, and PTE 96-23, regarding investments effected by "in-house asset managers." However, even if the conditions specified in one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

Consultation with Counsel

     Any Plan fiduciary which proposes to cause a Plan to purchase certificates is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before investing in the certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                               LEGAL INVESTMENT

     The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates offered by it will constitute "mortgage related securities" for purposes of SMMEA. Classes of certificates that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, life insurance companies and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico. Under SMMEA, if a state enacts legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the certificates will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security".

     All depository institutions considering an investment in the certificates, whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security", should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase or retention of such a product would be consistent with the policy statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                            METHOD OF DISTRIBUTION

     Certificates are being offered by the prospectus and the accompanying prospectus supplement in series from time to time, with each series evidencing a separate trust fund, through any of the following methods:

     . by negotiated firm commitment underwriting and public reoffering by underwriters;

     . by agency placements through one or more placement agents primarily with institutional investors and dealers; and

     .    by placement directly by the depositor with institutional investors.

     A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of the series if any certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     This prospectus, together with the related prospectus supplement, may be used by First Tennessee Capital Markets, an affiliate of the depositor, in connection with offers and sales related to market making transactions in the certificates in which First Tennessee Capital Markets acts as principal. First Tennessee Capital Markets may also act as agent in those transactions. Sales in those transactions will be made at prices related to prevailing prices at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

     If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of the series.


                                 LEGAL MATTERS

     The validity of the certificates, including certain federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Andrews & Kurth L.L.P., Dallas, Texas. Certain of the legal aspects of the certificates will be passed upon for the Underwriters by Brown & Wood LLP, Washington, D.C.

                             FINANCIAL INFORMATION

     A new trust fund will be formed for each series of certificates and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATING

     It is a condition to the issuance of the certificates of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of certificates will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the certificates will be redeemed early. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A rating is not a recommendation to purchase, hold, or sell certificates because it does not address the market price of the certificates or the suitability of the certificates for any particular investor. A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future.

     For example, the rating agency could lower or withdraw its rating due to:

          . a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

          . an adverse change in the financial or other condition of a credit enhancement provider, or

          . a change in the rating of the credit enhancement provider's long-term debt.

     The amount, type, and nature of credit enhancement established for a class of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans.

     Each security rating should be evaluated independently of any other security rating.

                               GLOSSARY OF TERMS


     1986 Act -- The Tax Reform Act of 1986.

     Amortizable Bond Premium Regulations -- Final regulations issued by the IRS on December 30, 1997 which deal with amortizable bond premium.

     Asset Conservation Act -- The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which took effect on September 30, 1996.

     Available Funds -- The amount on deposit in the related Certificate Account on the distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in the Certificate Account for distribution on future distribution dates.

     CERCLA-- The Comprehensive Environmental Response, Compensation and Liability Act of 1980, under which the Environmental Protection Agency may impose a lien on property where the Environmental Protection Agency has incurred clean-up costs.

     Certificate Account -- An account established and maintained by the master servicer in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

     Code -- The Internal Revenue Code of 1986, as amended.

     Contingent Regulations -- Final regulations issued by the IRS in June 1996 governing the calculation of OID on instruments having contingent interest payments.

     Contributions Tax -- A tax on a trust fund equal to 100% of the value of the contributed property.

     Deferred Interest -- Interest deferred due to negative amortization.

     DIDMCA -- The Depository Institutions Deregulation and Monetary Control Act of 1980.

     DOL -- The U.S. Department of Labor.

     Eleventh District -- The Eleventh Federal Home Loan Bank District.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

     Exchange Act -- The Securities Exchange Act of 1934, as amended.

     FHLBSF -- The Federal Home Loan Bank of San Francisco.

     Freddie Mac Act -- Title III of the Emergency Home Finance Act of 1970, as amended.

     Garn-St Germain Act -- The Garn-St Germain Depository Institutions Act of 1982.

     Guide -- First Horizon's Seller Guide and Servicer Guide, collectively.

     Housing Act -- The National Housing Act of 1934, as amended.

     Legislative History -- The legislative history of the 1986 Act.

     Mortgage Assets -- The mortgage-related assets of a trust fund for a series of certificates, including:

          . a pool of first lien mortgage loans or participation interests in first lien mortgage loans, in each case secured by one- to four-family residential properties,

          .  agency securities, or

          .  private mortgage-backed securities.

     National Cost of Funds Index -- The National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions published by the OTS for the third preceding month, or the fourth preceding month, if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period.

     New Withholding Regulations -- Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters which were published in the Federal Register on October 14, 1997.

     Non-U.S. Person -- A person other than a U.S. Person.

     OID Regulations -- The Treasury regulations issued under Code Sections 1271 through 1273 and 1275.

     OID -- Original issue discount.

     OTS -- The Office of Thrift Supervision.

     Parties in Interest -- Persons who bear specified relationships to Plans or who are fiduciaries with respect to Plans.

     Payment Lag Certificates -- Regular Certificates which provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends before each distribution date.

     Plans -- Employee benefit plans subject to ERISA and certain retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested.

     Pre-Funding Account -- When a Pre-Funding Arrangement is utilized in connection with the issuance of a series of certificates, a segregated account into which a trustee will be required to deposit all or a portion of the proceeds received by such trustee in connection with the sale of one or more classes of certificates of the series.

     Pre-Funding Arrangement -- An arrangement in which the depositor commits to purchase Subsequent mortgage loans for deposit into the trust fund after the date on which the related certificates are issued.

     Pre-issuance Accrued Interest -- Interest that has accrued on a certificate before the issue date.

     PTE -- A prohibited tranaction exemption issued by the DOL.

     Prohibited Transactions Tax -- A tax on REMICs equal to 100% of the net income derived from prohibited transactions.

     RCRA -- The Resource Conservation and Recovery Act.

     Regular Certificateholders -- Holders of Regular Certificates.

     Regular Certificates -- The regular interests of a trust fund that elects REMIC status.

     Relief Act -- The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     REMIC -- A real estate mortgage investment conduit, as defined in the Code.

     REMIC Certificates -- The certificates of a trust fund that elects REMIC status.

     REMIC Regulations -- The regulations governing REMICs under the Code.

     Residual Certificateholder -- A holder of a Residual Certificate.

     Residual Certificates --The residual interests in a trust fund that elects REMIC status.

     Restricted Group -- Any one or more of the seller, the underwriter, the trustee, the master servicer, any servicer, any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of those parties.

     Retained Interest -- For a Mortgage Asset, the amount or percentage specified in the related prospectus supplement which is not sold by the depositor or seller of the Mortgage Asset and, therefore, is not included in the trust for the related series.

     Securities Act -- The Securities Act of 1933, as amended.

     Single Family Certificates -- Certificates that represent interests in a mortgage pool consisting of mortgage loans representing loans for single family homes.

     SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984.

     Stripped Arm Obligations -- OID on certificates attributable to adjustable rate mortgage loans.

     Stripped Bond Certificates -- A class of certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans.

     Stripped Coupon Certificates -- A class of certificates that represents the right to some or all of the interest on all or a portion of the mortgage loans, including mortgage loans underlying a Stripped Bond Certificate.

     Subsequent mortgage loans -- Additional mortgage loans purchased by the depositor after the date on which the related certificates are issued.

     Super-Premium Certificates -- Regular Certificates issued at prices significantly exceeding their principal amounts or notional principal balances.

     U.S. Person -- a person who is;

        . a citizen or resident of the United States,

        . a corporation or a partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, which is organized in or created under the laws of the United States or any State thereof or the District of Columbia, unless in the case of a partnership, Treasury Regulations provide otherwise,

        . an estate the income of which, from sources outside the United States, is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States,

        . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, or

        . a trust that can elect to be treated as a U.S. Person.

     Underwriter Exemptions -- Administrative exemptions, granted by the DOL to certain underwriters, from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of such exemptions.

                        The Huntington Mortgage Company
                                   Servicer

                      First Horizon Asset Securities Inc.
                                   Depositor

               First Horizon Mortgage Pass-Through Trust 2000-H
                                    Issuer



                                 $337,312,100
                                 (Approximate)


               Mortgage Pass-Through Certificates, Series 2000-H

                         _____________________________


                             PROSPECTUS SUPPLEMENT

                         _____________________________



                        First Tennessee Capital Markets


     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus until December 25, 2000.


                              September 26, 2000